                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         COMMUNITY NATIONAL CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In its Charter)


          ------------------------------------------------------------
     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

------------

         (2) Aggregate number of securities to which transaction applies:

--------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                -------------------

         (4)  Proposed maximum aggregate value of transaction:
                                                               ----------

         (5)  Total fee paid:
                              ---------

[X]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid: ______________

         (2)  Form, Schedule or Registration Statement No.: _____________

         (3)  Filing Party: ______________

         (4)  Date Filed: _____________

                         COMMUNITY NATIONAL CORPORATION
                      19 Natchez Trace Drive, P.O. Box 710
                           Lexington, Tennessee 38351




                                 March 8, 2000

Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of Community National Corporation (the "Company"). The special meeting will be held at the main office of Community National Bank of Tennessee (the "Bank"), 19 Natchez Trace Drive, Lexington, Tennessee on March 8, 2000, at 2:00 p.m., local time.

         At this meeting, you will be asked to consider and vote upon a proposed merger involving the Company and Community National Bancorp, Inc. ("Bancorp"). Bancorp was recently formed for the purpose of acquiring the Company by a group of individuals, some of whom are shareholders of the Company. Bancorp will be merged into the Company, and the Company will be the surviving corporation. Upon completion of the merger, each share of your Company common stock will be converted into the right to receive $14.75 in cash unless you are a member of the group organized to acquire the Company (the "Investor Group"). If you are a member of the Investor Group, each share of your Company common stock will be retained as a share of common stock of the surviving corporation. The merger is more fully described in the accompanying proxy statement. A copy of the Agreement and Plan of Merger among Bancorp, the Company and the Bank dated as of December 2, 1999 and the amendment to the merger agreement dated as of March
1, 2000 are set forth as Appendix A to the attached proxy statement.


         THE BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

         All shareholders are invited to attend the special meeting in person. Approval of the merger requires the affirmative vote of a majority of the outstanding shares of common stock. Members of the Company's board of directors hold approximately 23.6% of Company common stock. Each of the board members has agreed with Bancorp to vote their shares of Company common stock in favor of the merger. Members of the Investor Group who are shareholders of the Company but who are not directors hold approximately 26.2% of Company common stock. Each member of the Investor Group has indicated that they intend to vote in favor of the merger.

         The proxy statement provides detailed information concerning the merger and certain additional information. You should read and carefully consider this information. You can also obtain information about the Company from publicly available documents filed with the Securities and Exchange Commission.

         In order that your shares may be represented at the special meeting, we urge you promptly to complete, sign, date and return the accompanying proxy in the enclosed envelope, whether or not you plan to attend the special meeting. If you attend the special meeting in person, you may, if you wish, vote personally on all matters brought before the special meeting even if you have previously returned your proxy.

                                          Sincerely,


                                          Arba Taylor
                                          Chairman

                         COMMUNITY NATIONAL CORPORATION

                                   ----------

                                    NOTICE OF

                         SPECIAL MEETING OF SHAREHOLDERS


                          To Be Held on March 28, 2000

                                   ----------

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Community National Corporation (the "Company") will be held on March 28, 2000 at Community National Bank of Tennessee (the "Bank"), 19 Natchez Trace Drive, Lexington, Tennessee at 2:00 p.m., local time, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of December 2, 1999, among Community National Bancorp, Inc. ("Bancorp"), the Company and the Bank, as amended by the amendment dated March 1, 2000 and the transactions contemplated by the merger agreement. Pursuant to the merger agreement, Bancorp will be merged with and into the Company with the Company to be the surviving corporation in the merger. A copy of the merger agreement and the amendment to the agreement are set forth as Appendix A to the attached proxy statement.

         2. To transact such other business as may properly come before the special meeting.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         Only shareholders of record at the close of business on March 8, 2000, are entitled to notice of, and to vote at, the special meeting and any adjournments thereof.


         Approval of the merger and the merger agreement requires the affirmative vote of a majority of the outstanding shares of Company common stock.

         Under Tennessee law, shareholders who do not vote in favor of the merger and who file a written notice of intent to demand payment prior to the shareholder vote on the merger and the merger agreement, have the right to seek, upon completion of the merger, an appraisal of the fair value of their common stock by the Chancery Court of Henderson County, Tennessee. In order to exercise this right, a shareholder must comply with all the procedural requirements of sections 48-23-101 through 48-23-302 of the Tennessee Business Corporation Act, a description of which is provided in "The Merger - Appraisal Rights" section of the attached proxy statement and the full text of which is attached to the proxy statement as Appendix B.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER AND THE MERGER AGREEMENT.


                                   By order of the Board of Directors



                                   ---------------------------------------------
                                   Arba Taylor, Chairman



Lexington, Tennessee
Dated: March 8, 2000

PROXY STATEMENT

Community National Corporation
19 Natchez Trace Drive
P.O. Box 710
Lexington, Tennessee 38351


               PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MARCH 28, 2000


THE FOLLOWING TERMS ARE USED THROUGHOUT THIS PROXY STATEMENT:

"COMPANY" means Community National Corporation.
"BANK" means Community National Bank of Tennessee.
"BANCORP" means Community National Bancorp, Inc.
"INVESTOR GROUP" means the group of individuals who will be the shareholders of the Company after the merger is completed. A list of the members of the Investor Group is attached to this proxy statement as Appendix C.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:       What am I being asked to vote upon?

A: You are being asked to approve the merger agreement which provides for the merger of Bancorp into the Company. Upon the effectiveness of the merger, the Company will be the surviving corporation. Unless you are a member of the Investor Group, the merger will convert each share of your Company common stock into the right to receive $14.75 in cash, without interest. If you are a member of the Investor Group, each share of your Company common stock will be retained as a share of common stock in the surviving corporation.

Q:       What should I do now?

A: Indicate on the enclosed proxy card how you want to vote. Sign and mail the proxy card in the enclosed envelope so that we will receive it before the time of the special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will vote your proxy in favor of the merger and the merger agreement. If you do not sign and send in your proxy card, it will have the effect of a vote against the merger and the merger agreement.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares of common stock only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, your shares will not be voted.

Q:       Should I send in my stock certificates now?

A: No. After the merger is completed, we will send you written instructions for exchanging your stock certificates for the cash payment.

Q:       Who can answer any questions I may have?

A:       You should contact         Betty Threadgill
                                    Community National Corporation
                                    19 Natchez Trace Drive
                                    Lexington, Tennessee 38351
                                    (901)968-6624


         The date of this Proxy Statement is March 8, 2000. There may be changes in the affairs of the Company, the Bank, or Bancorp since that date which are not reflected in this document.

                                TABLE OF CONTENTS


SUMMARY  ....................................................................................................... 1
         Business of the Company and the Bank................................................................... 1
         Bancorp  .............................................................................................. 1
         The Merger............................................................................................. 1
         Merger Consideration................................................................................... 1
         Source of Funding...................................................................................... 1
         Reasons for the Merger; Recommendation of the Board of Directors....................................... 2
         The Special Meeting ................................................................................... 2
         Record Date; Vote Required............................................................................. 2
         Appraisal Rights....................................................................................... 2
         Required Regulatory Approvals.......................................................................... 2
         Conditions to the Merger............................................................................... 2
         Termination and Expenses............................................................................... 3
         Present Management and Management After the Merger..................................................... 3
         Certain Federal Income Tax Consequences................................................................ 3
         Interests of Certain Persons in the Merger............................................................. 3
         Market Price of Common Stock........................................................................... 3

THE SPECIAL MEETING AND REQUIRED VOTE........................................................................... 4
         Meeting of Shareholders................................................................................ 4
         Purpose of Meeting..................................................................................... 4
         Voting Requirements at Meeting......................................................................... 4
         Proxies  .............................................................................................. 4
         Independent Public Accountants......................................................................... 5
         Shareholder Proposals.................................................................................. 5
         Other Matters.......................................................................................... 5
         Solicitation of Proxies and Cost Thereof .............................................................. 5

THE MERGER...................................................................................................... 6
         General  .............................................................................................. 6
         Background of the Merger............................................................................... 6
         Reasons for the Merger; Recommendation of the Board.................................................... 7
         Director Conflict of Interest.......................................................................... 8
         Effective Date......................................................................................... 8
         Terms of The Merger.................................................................................... 8
         Merger Consideration and Source of Funds .............................................................. 9
         Present Management and Management After the Merger..................................................... 9
         Payment Procedures .................................................................................... 9
         Representations and Warranties........................................................................ 10
         Covenants............................................................................................. 11
         Conditions to the Merger.............................................................................. 12
         Termination and Expenses.............................................................................. 13
         Interests of Certain Members of Management in the Merger.............................................. 13
         Accounting Treatment.................................................................................. 14
         Appraisal Rights...................................................................................... 14

MARKET PRICES AND DIVIDENDS.................................................................................... 17

CERTAIN FEDERAL INCOME TAX CONSEQUENCES........................................................................ 18

COMPANY SELECTED FINANCIAL DATA................................................................................ 19

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................................... 20
         General  ............................................................................................. 20
         Financial Condition September 30, 1999 compared to December 31, 1998.................................. 20
         Results of Operations September 30, 1999 compared to September 30, 1998............................... 21

         Provisions for Loan Losses September 30, 1999 compared to September 30, 1998.......................... 21
         Non-performing Assets September 30, 1999 compared to December 31, 1998................................ 21
         Regulatory Capital September 30, 1999................................................................. 22
         Liquidity September 30, 1999 ......................................................................... 22
         Financial Condition December 31, 1998 compared to December 31, 1997................................... 23
         Results of Operations December 31, 1998 compared to December 31, 1997................................. 23
         Provisions For Loan Losses December 31, 1998 compared to December 31, 1997............................ 23
         Non-performing Assets December 31, 1998 compared to December 31, 1997..................................24
         Liquidity December 31, 1998 .......................................................................... 24
         Recent Accounting Pronouncements...................................................................... 25

BUSINESS OF THE COMPANY AND THE BANK........................................................................... 26
         General  ............................................................................................. 26
         Market Area........................................................................................... 26
         Lending Activities.................................................................................... 27
         Analysis of Loan Portfolio............................................................................ 27
         Deposit Activities and Other Sources of Funds......................................................... 38
         Subsidiary Activities................................................................................. 41
         Competition........................................................................................... 41
         Personnel............................................................................................. 41
         Properties............................................................................................ 42
         Legal Proceedings..................................................................................... 42

SUPERVISION AND REGULATION..................................................................................... 43
         Regulation of the Company............................................................................. 43
         Regulation of the Bank................................................................................ 44
         Recent Developments................................................................................... 48

OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT............................................. 49

ADDITIONAL INFORMATION......................................................................................... 50

INDEX TO FINANCIAL STATEMENTS.................................................................................. 51


APPENDICES

APPENDIX A - Merger Agreement
APPENDIX B - Sections 48-23-101 through 48-23-302 of the Tennessee Business
             Corporation Act
APPENDIX C - List of Members of the Investor Group
APPENDIX D - Form of Proxy

                                     SUMMARY


         This summary highlights certain information contained elsewhere in this proxy statement. It does not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement and the other documents to which this document refers to fully understand the merger. See "Additional Information" (page 50).


BUSINESS OF THE COMPANY AND THE BANK (page 26)

         The Company was incorporated in 1997 under the laws of the State of Tennessee. The Company owns 100% of the outstanding shares of the Bank. The Company is registered with and subject to the regulation and supervision of the Board of Governors of the Federal Reserve System as a bank holding company. The Company's principal business is overseeing the business of the Bank. As of September 30, 1999, the Company had no significant assets other than its investment in the Bank, and four loans totaling $772,000 and certain cash and cash equivalents. At September 30, 1999, the Company had consolidated total assets of $39.8 million, deposits of $30.3 million and stockholders' equity of $8.6 million. The Company's principal executive office is located at 19 Natchez Trace Drive, Lexington, Tennessee 38351, and its telephone number is
(901)968-6624.

         The Bank is a national bank operating through its main office and a branch banking office in Lexington, Tennessee, serving Henderson County in western Tennessee. The Bank is the successor to Lexington First Federal, a federal savings association. The Bank is regulated and supervised by the Office of the Comptroller of the Currency. The Bank's principal executive office is located at 19 Natchez Trace Drive, Lexington, Tennessee 38351, and its telephone number is (901)968-6624.

BANCORP (page 6)

         Bancorp is a newly organized entity. The Investor Group formed Bancorp to facilitate the acquisition of the Company. Some of the members of the Investor Group are shareholders of the Company. One of the members of the Investor Group is Company director Pat Carnal. Members of the Investor Group are listed on Appendix C of this proxy statement.

THE MERGER (page 6)


         Bancorp will merge into the Company, with the Company being the surviving corporation. At the time the merger is completed, members of the Investor Group will own all of the outstanding shares of the Company's stock. We have attached the merger agreement, as amended to this document as Appendix A. Please read the merger agreement. It is the legal document that governs this merger.


MERGER CONSIDERATION (page 9)

         At the time the merger is completed, each share of the Company's common stock outstanding prior to the merger (other than 252,773 shares owned by members of the Investor Group) will be converted into a right to receive from the surviving corporation $14.75 in cash. This cash payment is referred to as the Merger Consideration in this proxy statement. The aggregate Merger Consideration will be approximately $6.8 million. Shares of the Company stock in which the holders have elected to exercise appraisal rights under the Tennessee Business Corporation Act will not be converted into the right to receive the Merger Consideration. Members of the Investor Group who are shareholders of the Company will retain their shares in Company stock as shares of the surviving corporation.

SOURCE OF FUNDING (page 9)

         Members of the Investor Group who are not shareholders of the Company will purchase a total of 121,960 shares of Bancorp stock at $14.75 per share, for an aggregate price of approximately $1.8 million. At the time of the merger, each share of Bancorp stock will be exchanged for one share of the surviving corporation's stock. Bancorp will use the cash received from the sale of its stock, along with a draw against a line of credit from First Tennessee Bank

National Association of approximately $5 million, to pay the Merger Consideration to the Company's shareholders who are not members of the Investor Group.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS (page 7)

         The board of directors believes that the merger will better position the Company in the competitive financial marketplace and will provide significant value to its shareholders. The board of directors believes that the merger is fair to, and in the best interests of, the Company and its shareholders. The board has approved the merger and the merger agreement and recommends that the shareholders of the Company vote FOR approval of the merger and the merger agreement.

THE SPECIAL MEETING (page 4)


         The special meeting will be held on March 28, 2000, at Community National Bank of Tennessee, 19 Natchez Trace Drive, Lexington, Tennessee at 2:00 p.m., local time. At the special meeting, you will be asked to approve and adopt the merger agreement, and to act on any other matters as may properly be brought before the special meeting.

RECORD DATE; VOTE REQUIRED (page 4)

         You can vote at the special meeting if you owned Company common stock at the close of business on March 8, 2000. A majority of the outstanding shares of Company common stock is required to approve the merger and the merger agreement. If you do not vote or if you abstain, you are effectively voting against the merger and the merger agreement.

         As of March 8, 2000, Company directors owned an aggregate of 168,534 shares of the Company's common stock, or approximately 23.6% of the shares of common stock outstanding on that date. Each director has agreed to vote all of his shares in favor of the merger and the merger agreement. As of March 8, 2000, members of the Investor Group who are shareholders of the Company but who are not directors owned an aggregate of 186,961 shares of common stock, or approximately 26.2% of the shares of common stock outstanding on that date. Each member of the Investor Group intends to vote in favor of the merger and the merger agreement.


APPRAISAL RIGHTS (page 14)

         Under Tennessee law, shareholders who do not vote in favor of the merger and who file demands for an appraisal prior to the shareholder vote on the merger and the merger agreement have the right to seek, upon completion of the merger, an appraisal of the fair value of their common stock by the Chancery Court in Henderson County, Tennessee. In order to exercise this right, a shareholder must comply with all the procedural requirements of sections 48-23-101 through 48-23-302 of the Tennessee Business Corporation Act. These statutory provisions are attached to this proxy statement as Appendix B. Fair value will be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under the Tennessee Business Corporation Act may result in a loss of these appraisal rights.

REQUIRED REGULATORY APPROVALS (page 12)

         The merger may not be completed until we receive approval from the Board of Governors of the Federal Reserve System. Once the Federal Reserve Board approves the merger, we will be required to wait between 15 to 30 days before we can complete the merger.

CONDITIONS TO THE MERGER (page 12)

         In addition to obtaining shareholder and regulatory approvals, the obligations of the Company, the Bank, and Bancorp to complete the merger are subject to the satisfaction or waiver of various conditions, including, among other things, the obtaining of required third party consents, the receipt of customary legal opinions, the truth and correctness of representations and warranties and the absence of certain material adverse changes with respect to the Company and the Bank.

TERMINATION AND EXPENSES (page 13)

         The merger agreement may be terminated by either Company or Bancorp if the merger is not completed by March 31, 2000. In addition, the Company and Bancorp can agree to terminate the merger agreement at any time. The Company can terminate the merger agreement if the Company does not receive shareholder approval for the merger. The merger agreement may be terminated prior to completion of the merger by the Company or Bancorp if the other party materially breaches a representation, warranty or covenant contained in the merger agreement and fails to cure the breach within 30 days following notice of the breach.

         The Company will be liable to Bancorp for a termination fee of $250,000 if the Company enters into an agreement with another party to acquire the Company or the Bank or a third party acquires more than 25% of the outstanding shares of the Company prior to the termination of the merger agreement. Bancorp may be liable to the Company for a termination fee of $100,000 if it fails to fulfill its obligations to complete the merger. Unless the Company or Bancorp breaches the merger agreement, other than any applicable termination fees, the termination of the merger agreement will be without any liability on the part of either party or its directors, officers, or shareholders.


PRESENT MANAGEMENT AND MANAGEMENT AFTER THE MERGER (page 9)

         Howard Tignor resigned as a director and as President and Chief Executive Officer of the Company, effective February 12, 2000. The Board has elected Betty Threadgill as President. After the completion of the merger, the Investor Group intends to elect Billy Max Woods as chairman of the surviving corporation and Phillip Renfroe as president. Except for director Pat Carnal, none of the existing directors of the Company will be directors of the surviving corporation. The directors of the surviving corporation will be Pat Carnal, Kevin Carter, Chris Holmes, Richard Odle, Phillip Renfroe and Billy Max Woods.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES (page 18)

         Unless you are a member of the Investor Group, the merger will be a taxable transaction to you for federal income tax purposes. You will recognize gain or loss in the merger in an amount determined by the difference between the Merger Consideration you receive and your tax basis in the Company's common stock. We urge you to consult your own tax advisors as to the specific consequences to you of the merger under federal, state, local or any other applicable tax laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (page 13)

         Some of the Company's and the Bank's directors and executive officers have interests in the merger that are different from, or in addition to, your interests as shareholders of the Company. Director Pat Carnal is a member of the Investor Group and will retain his shares of Company common stock after the completion of the merger. Mr. Carnal will be a director of the surviving corporation. In addition, the Company and the Bank have entered into an agreement with Howard Tignor, President of the Bank, which provides that if the merger is completed, the Company will pay Mr. Tignor $25,000 within two business days after the completion date of the merger. Also, employees who are terminated in connection with the merger will be entitled to receive severance benefits. Following the merger, the Company will continue to indemnify the officers and directors of the Company to the fullest extent permitted by the Tennessee Business Corporation Act.

MARKET PRICE OF COMMON STOCK (page 17)


         The asked price per share of Common Stock as of December 7, 1999, the last business day preceding public announcement of the merger agreement, was $12.25. The Merger Agreement provides that Company shareholders of record on March 10, 2000 will be paid in dividend of $.10 per share of Company stock on March 31, 2000.

                      THE SPECIAL MEETING AND REQUIRED VOTE

MEETING OF SHAREHOLDERS


         This proxy statement is being furnished to the holders of Company common stock in connection with the solicitation of proxies by and on behalf of the board for use at the special meeting to be held at 2:00 p.m., local time, on March 28, 2000, at the Bank, 19 Natchez Trace Drive, Lexington, Tennessee. The board has fixed the close of business on March 8, 2000, as the record date for determining the shareholders of the Company entitled to notice of and to vote at the special meeting (the "Record Date"). This proxy statement and the enclosed proxy are first being sent to holders of Company common stock on or about March 8, 2000.


PURPOSE OF MEETING

         At the special meeting, the Company's shareholders will consider and vote upon (i) the approval and adoption of the merger and the merger agreement, and (ii) such other business as may properly come before the special meeting.

VOTING REQUIREMENTS AT MEETING

         At the special meeting, approval and adoption of the merger and the merger agreement require the affirmative vote of the holders of a majority of the outstanding shares of Company common stock. The presence at the special meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the Record Date will constitute a quorum for the transaction of business by these holders at the special meeting. On the Record Date, there were 712,877 outstanding shares of Company common stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the special meeting. The Company has no class or series of stock outstanding other than common stock entitled to vote at the special meeting or otherwise entitled to vote with respect to the merger and the merger agreement.

         An "abstention" (including broker "non-votes") will be considered present for quorum purposes, but will have the same effect as a vote "against" the proposal to approve the merger and the merger agreement. A "broker non-vote" refers to shares represented at the special meeting in person or by proxy by a broker or nominee where the broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote or (ii) the broker or nominee does not have the discretionary voting power on that matter.

         As of the Record Date, directors and executive officers of the Company owned beneficially an aggregate of 168,534 shares of Company common stock, or approximately 23.6% of the shares of common stock outstanding on that date. These directors and executive officers intend to vote all these shares in favor of the merger and the merger agreement. As of the Record Date, members of the Investor Group who are shareholders of the Company but who not directors owned beneficially an aggregate of 186,961 shares of common stock, or approximately 26.2% of the shares of common stock outstanding on that date. Each of the members of the Investor Group has indicated that they intend to vote for the merger.

PROXIES

         All proxies that are properly executed by holders of Company common stock and received by the Company prior to the special meeting will be voted in accordance with instructions noted on the proxy. Any proxy that does not specify to the contrary will be voted in favor of approval and adoption of the merger and the merger agreement. Any holder of common stock who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the secretary of the Company written notice of revocation or a duly executed later-dated proxy, or by attending the special meeting and voting the common stock in person.

         It is important that proxies be returned promptly. Shareholders who do not expect to attend the special meeting in person are urged to mark, sign and date the accompanying proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

INDEPENDENT PUBLIC ACCOUNTANTS

         A representative of Arnold, Spain, Truett & Hewitt, P.L.L.C., the Company's certified public accountants, is expected to be present at the special meeting, will have an opportunity to make a statement if he desires to do so and is expected to be available to respond to all appropriate questions relating to the financial statements.

SHAREHOLDER PROPOSALS


         If the merger is not consummated, the Company anticipates that its annual meeting for the fiscal year ended December 31, 1999 will occur on April 1, 2000. Consequently, a proposal submitted by a shareholder for action at this meeting, if held, should be received at the Company's principal executive office prior to April 1, 2000 in order to be eligible for inclusion in the Company's proxy statement related to this meeting.


OTHER MATTERS

         As of the date of this proxy statement, the board knows of no matters which will be presented for consideration at the special meeting other than the proposal set forth in this proxy statement. If any other matters properly come before the special meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

SOLICITATION OF PROXIES AND COST THEREOF

         The cost of solicitation, which will be undertaken by mail, telephone, telegraph, and personal contact, will be borne by the Company. Solicitation of proxies may be undertaken by directors, officers and employees of the Company, none of whom will be additionally compensated therefor, but who will be reimbursed for out-of-pocket expenses.

                                   THE MERGER

GENERAL

         This section of the proxy statement describes certain aspects of the merger, the merger agreement and other related matters. The following description is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement and is incorporated herein by reference. All shareholders are urged to read the merger agreement in its entirety. All material aspects of the merger, the merger agreement and other related matters are summarized in this proxy statement.

         The merger agreement provides that, subject to the satisfaction or waiver of certain conditions, Bancorp will be merged with and into the Company. The Company will survive the merger and will be owned by the members of the Investor Group. As a result of the merger, each share of common stock outstanding prior to the merger will be converted, except for those shares held by the Investor Group and those shares as to which appraisal rights are exercised, into the right to receive $14.75 in cash.

BACKGROUND OF THE MERGER

         Prior to 1997, the Bank operated as a mutual federal savings association. As a mutual federal savings association, the Bank's primary business was the origination and holding of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained primarily through the attraction of savings deposits, certificate accounts with terms of 18 months or less, and Federal Home Loan Bank advances. Beginning in 1997, the Bank began the conversion process to a full stock company and simultaneously to a national bank charter. In conjunction with this conversion process, the Bank shifted its business focus to full service banking, diversification of its loan portfolio, and offering a greater variety of transaction accounts.

         In January 1998, a representative of the Investor Group approached certain members of the board regarding the possibility of a sale of the Company. Because of regulatory restrictions in connection with conversion process, the Company could not be sold to a third party prior to December 1998. The board responded to the Investor Group that the Company was not for sale at that time. However, with the conversion completed and initial interest expressed by a prospective buyer, the Company's board began to assess whether a sale of the Company in the future might be in the best interests of the Company's shareholders in light of the Company's future prospects for growth and profitability.

         During 1998, the Company's board began to investigate whether it would be in the shareholders' best interests to sell the Company after the regulatory restrictions with respect to the conversion had expired. President Tignor began contacting prospective buyers in July, 1998. The board discussed the possibility of a sale with several financial institutions in the West Tennessee area as well as certain individuals during 1998. During this time the highest expression of interest by prospective buyers was in the price range of $12.00 - $12.50.

         On January 16, 1999, the board met and discussed inquiries from four parties interested in buying the Company. The board directed President Tignor to investigate the expense of having a third party perform a valuation of the Company in order to evaluate these offers and any other subsequent offers received by the Company.

         In late January 1999, a representative of the Investor Group again contacted President Tignor regarding the possibility of a sale of the Company. As a result of this contact, on February 4, 1999, a representative of the Investor Group submitted an expression of interest to the board for the sale of the Company, at a price of $15.50 per share of stock to each shareholder who was not a member of the Investor Group.

         On February 13, 1999, the board met and appointed a special board committee consisting of Howard Tignor, Pope Thomas and Arba Taylor to investigate the possibility of selling the Company. This committee contacted both a bank consulting firm and an investment banking firm to give bids for preparing an analysis of the value of the Company based upon prior sales of comparable banks, the Company's financial performance and condition, and other relevant factors.

         On March 13, 1999, the board approved an investment banking firm to conduct a comparison of the Company with comparable companies and other relevant factors. On March 23, 1999, the investment banking firm provided a current analysis of thrift sales and compared the Company to thrifts being sold and analyzed the Company's likely value based upon other relevant factors. Based upon this report, the board believed that a price range of $15.50 per share of stock would be a fair value for the Company.

         The committee of the board contacted each of the prospective buyers after receiving the analysis from the investment banking firm. One prospective buyer indicated interest in buying the Company for a price range of $12.00 to $12.50. Other prospective buyers indicated that they were no longer interested in purchasing the Company.


         After considering that the Investor Group's offer of $15.50 was substantially higher than the other prospective buyer and also higher than the indicated value derived from the analysis performed by the investment banking group, at a board meeting on May 22, 1999 the board determined to proceed with discussions with members of the Investor Group.


         On May 29, 1999, a member of the Investor Group met with the board to discuss the terms of the sale of the Company to the Investor Group. The representative of the Investor Group stated that the Investor Group would provide a letter of intent to set forth the details of the proposed transaction.

         In June and July 1999, the board met several times to discuss the proposed transaction with the Investor Group. In June 1999, the board engaged Baker, Donelson, Bearman, & Caldwell as special counsel to advise the board concerning a possible sale. The board met with attorneys of Baker, Donelson, Bearman & Caldwell on July 9, 1999 regarding the transaction.

         Beginning in July 1999, and continuing to the date of this proxy statement, Director Pat Carnal, a member of the Investor Group, did not participate in any of the board discussions concerning the proposed transaction and did not vote on the merger or on any matters concerning the merger.

         In August, 1999, the board met and considered the proposed price and terms of an acquisition of the Company by the Investor Group, as outlined in a term sheet dated August 5, 1999. The board approved the transaction as set forth in the term sheet, which established a price of $15.50 per share of stock to each shareholder who was not a member of the Investor Group.

         In August, 1999, the Investor Group began conducting due diligence with respect to the Company and the Bank. A representative of the Investor Group contacted Chairman Taylor, and indicated that the Investor Group would only be willing to pursue the proposed transaction if the price paid to the Company's shareholders was reduced to $14.50 per share of stock. On August 31,1999, the board met to discuss the Investor Group's new offer. The board determined that the transaction based upon a price per share of $14.50 for the Company's stock was not acceptable, but that $14.75 would be a fair price for the Company. The board instructed Chairman Taylor to communicate its proposal to the Investor Group. In September, 1999, Chairman Taylor met with a member of the Investor Group to discuss the purchase price of the proposed transaction. The Investor Group agreed upon a price of $14.75 per share of Company common stock for shareholders who were not members of the Investor Group.

         On September 18, 1999, the board approved the Investor Group's revised offer of purchasing the Company for a price of $14.75 per share of Company common stock for shareholders who were not members of the Investor Group.

         During October and November, 1999, the parties worked to draft and finalize a definitive agreement. On November 17, 1999, the board met and approved the merger agreement. On December 2, 1999, the parties executed the merger agreement.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD

         The board of directors believes that the terms of the merger are fair to, and in the best interest of the Company and its shareholders and recommends that the Company's shareholders vote FOR approval of the merger and the merger agreement. The board considered the following factors in reaching its conclusion:

         (i) The consideration to be received by the Company's shareholders in the merger, and the premium over the market price represented by the Merger Consideration. Shareholders will receive $14.75 in cash per share as a result of the merger, which represents a premium over the $12.25 per share price of the Company's common stock at December 7, 1999, the last business day prior to the announcement of the merger agreement.

         (ii) The strategic alternatives available to the Company, including the continued implementation of its business plan.

         (iii) The uncertainty of conducting a public auction and sale of the Company. In light of the uncertainty as to the terms of any subsequent transaction other than the merger, the board believes that the merger provides the best opportunity for maximizing value to the Company's shareholders.

         (iv) The certainty of value provided by the cash consideration. Shareholders of the Company (other than members of the Investor Group) will receive $14.75 per share in cash in the merger.

         (v) The high level of competition in the market, resulting in lower profitability from the continued operation of the Bank. The Bank actively competes with four other banks in the local area, resulting in low net interest margins.

         (vi) The limited ability of a community bank to provide the varied products and services offered by larger banks, and thus compete as effectively in today's marketplace.

         (vii) The continued high interest rate risk experienced by the Bank due to its former status as a savings association. This risk is due to the continued presence of long term fixed rate real estate loans, funded principally through short term certificates of deposit.

         (viii) The Company's high level of equity, which it has not been able to deploy to provide an appropriate return to the Company's shareholders.


         In view of the wide variety of factors considered by the board, the board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AND THE MERGER AGREEMENT.

DIRECTOR CONFLICT OF INTEREST

         Director Pat Carnal is a member of the Investor Group and will be a director of the surviving corporation. Former Director Howard Tignor will receive a cash payment of $25,000 upon consummation of the merger in connection with the termination of his employment agreement. The interests of Mr. Carnal and Mr. Tignor were considered by the board, but these interests did not have any effect upon the board's reaching its determination that the merger is fair to, and in the best interests of, the Company's shareholders. See "The Merger - Interest of Certain Persons in the Merger."


EFFECTIVE DATE

         The merger agreement provides that unless the parties agree upon another date, the effective date of the merger will be the tenth business day after fulfilling or waiving each condition contained in the merger agreement and the expiration of any waiting period required by the banking regulators.

TERMS OF THE MERGER

         On the effective date, Bancorp will be merged with and into the Company, at which time the separate corporate existence of Bancorp will cease and the Company will be the surviving corporation. All outstanding shares of the surviving corporation will be held by members of the Investor Group. From and after the effective date, the surviving corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Bancorp, as provided under Tennessee law. The charter and bylaws of the Company will be the charter and bylaws of the surviving corporation.

MERGER CONSIDERATION AND SOURCE OF FUNDS

         The merger agreement provides that each share of the Company's common stock issued and outstanding prior to the completion of the merger (other than shares held by members of the Investor Group and shares as to which appraisal rights are exercised) will be converted as a result of the merger into the right to receive $14.75 in cash.

         Members of the Investor Group who are not shareholders of the Company will purchase an aggregate of 121,960 shares of Bancorp stock for $14.75 per share, totaling $1,798,910 in subscription proceeds. Bancorp has obtained a commitment from First Tennessee Bank National Association to lend up to $6,600,000 to Bancorp in connection with the merger. Bancorp will use the proceeds from the sale of its stock, along with the loan proceeds, to pay the Merger Consideration, which is anticipated to be approximately $6.9 million.


PRESENT MANAGEMENT AND MANAGEMENT AFTER THE MERGER

         Howard Tignor resigned as a Director and as President and Chief Executive Officer of the Company, effective February 12, 2000. The Board has elected Betty Threadgill as President. The Investor Group anticipates that Billy Max Woods will be elected as chairman of the board of the surviving corporation and Phillip Renfroe will be elected as president. None of the existing directors of the Company, other than Director Pat Carnal, will be directors of the surviving corporation. The directors of the surviving corporation will be Pat Carnal, Kevin Carter, Chris Holmes, Richard Odle, Phillip Renfroe, and Billy Max Woods.


PAYMENT PROCEDURES

         From and after the effective date, each holder of a Company stock certificate (other than members of the Investor Group) shall be entitled to receive in exchange, upon surrender to the Company and subject to applicable withholding taxes, the Merger Consideration represented by the certificates. Promptly after the effective date, the Company will mail to each holder of record of a Company stock certificate (other than members of the Investor Group), a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the Merger Consideration. Upon surrender to the Company of the certificate, together with the letter of transmittal duly executed, and any other required documents, the holder of the stock certificate will be entitled to receive the Merger Consideration multiplied by the number of shares of Company stock represented by the certificate, and the certificate shall be canceled. The Company will send the total Merger Consideration to the holder within five business days of (i) receipt of the certificates and (ii) after all other conditions to delivery of the Merger Consideration have been satisfied.

         SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES REPRESENTING COMMON STOCK UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE COMPANY.

         After the effective date, there will be no transfers on the Company's stock transfer books of common stock issued and outstanding immediately prior to the effective date (other than the shares retained by members of the Investor Group). Until surrendered to the Company, each certificate previously representing common stock (other than the shares retained by members of the Investor Group) shall be deemed at any time after the effective date to represent only the right to receive the Merger Consideration upon surrender. No interest will be paid or accrued on the Merger Consideration, nor will any dividends be paid to, or accrued for the benefit of, former holders of common stock (other than members of the Investor Group) after the effective date.

         None of the Company, Bancorp, nor the surviving corporation, will be liable to any former holder of common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. In addition, any portion of the Merger Consideration which remains unclaimed after 180 days after the effective date will be delivered to the surviving corporation, and any former shareholders of the Company may look only to the surviving corporation for payment of the Merger Consideration.

         If a certificate for common stock has been lost, stolen or destroyed, the Company will issue the Merger Consideration properly payable in accordance with the merger agreement upon receipt of appropriate evidence as to loss, theft or destruction, and appropriate evidence as to the ownership of such certificate by the claimant. When authorizing payment in exchange for any lost certificate, the person to whom the Merger Consideration is to be issued must give the surviving corporation a bond or otherwise indemnify the surviving corporation in a manner satisfactory to the surviving corporation against any claim that may be made against the surviving corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains various representations and warranties by each of Bancorp, the Company and the Bank relating to, among other things:

         (a) corporate organization;
         (b) existence and good standing;
         (c) capitalization;
         (d) corporate power and authority to enter into and perform the merger agreement;
         (e) government authorizations;
         (f) the validity and binding effect of the merger agreement;
         (g) insurance;
         (h) compliance with applicable laws; and
         (i) absence of brokers fees in connection with the transaction.

The Company makes representations and warranties related to:

         (a) its capital structure;
         (b) its subsidiaries;
         (c) accuracy of documents filed with the Securities and Exchange Commission;
         (d) accuracy of financial statements;
         (e) absence of undisclosed liabilities;
         (f) absence of certain events;
         (g) owned and leased real property and other assets;
         (h) litigation and regulatory action;
         (i) material contracts;
         (j) employee benefit plans;
         (k) labor agreements;
         (l) asset classification;
         (m) allowance for possible loan losses;
         (n) affiliates;
         (o) no further action required;
         (p) environmental matters;
         (q) tax reports;
         (r) accuracy of information;
         (s) derivative contracts;
         (t) accounting controls;
         (u) commitments and contracts; and
         (v) Year 2000 compliance.

Bancorp makes representations and warranties related to:

         (a) absence of events;
         (b) accuracy of information;
         (c) financial commitment;

         (d) new subscriptions and stock exchange; and
         (e) no further action required.

COVENANTS

         Each of the Company and the Bank has agreed to use its reasonable efforts to consummate the transactions contemplated by the merger agreement by March 31, 2000, and cooperate to take all actions necessary to consummate the transactions contemplated by the merger agreement.

         The Company has also agreed that it will 1) promptly prepare a proxy statement, in connection with the merger, to be delivered to its shareholders and the Securities and Exchange Commission, 2) call a special meeting for the purpose of voting upon the transactions contemplated by the merger agreement, 3) use its best efforts to solicit and obtain shareholder votes in favor of the transactions contemplated by the merger agreement, and 4) subject to its fiduciary duties, the Company's board of directors will recommend approval of the transactions to the Company's shareholders.

         Bancorp has agreed to prepare an offering document to be delivered to the Investor Group, including both individuals who will purchase stock in Bancorp and shareholders who will retain their shares of Company's stock as stock in the surviving corporation.

         The Company and Bancorp have agreed that no press releases or written statements for general circulation relating to the transactions contemplated by the merger agreement will be issued without the prior approval of both parties.

         Each of the Company, the Bank and Bancorp has agreed that, until the merger is completed, it will provide each other and each other's representatives, upon reasonable notice, access to their respective properties, books, contracts, commitments and records. The Company and Bancorp have also agreed that they will not use any information obtained pursuant to this covenant for any purpose unrelated to the consummation of the transactions contemplated by the merger agreement, and if the merger agreement is terminated, each will hold all confidential information in confidence until and if the information becomes publicly available by other means. Each of the Company and Bancorp has also agreed that if the merger agreement is terminated, upon request by the other, it will deliver all documents obtained by it or destroy the documents.

         The Company has agreed that, without the prior written consent of Bancorp, it will not, and it will not permit its subsidiaries to solicit, initiate or encourage inquiries or proposals with regard to furnishing any nonpublic information relating to, or participate in, any negotiations or discussions concerning, the acquisition or merger, consolidation or other business combination of the Company and its subsidiaries in any manner other than as contemplated by the merger agreement.

         Each of the Company, Bank and Bancorp has agreed that it will promptly prepare and submit applications to the appropriate regulatory authorities for approval of the merger and acquisition of control of the Bank and promptly make all other appropriate filings to secure all other approvals and consents necessary for the consummation of the merger and the new stock issuance by Bancorp.

         Each of the Company, Bank and Bancorp has agreed that it will use its best efforts to obtain, prior to delivering the offering document, any necessary state securities laws or "blue sky" permits and approvals, provided that neither Bancorp nor the surviving corporation are required to submit to general jurisdiction in any state.

         The Company has agreed that will not take any action that would cause the transactions contemplated by the merger agreement to be subject to any state takeover statute and it will take the necessary steps to exempt and ensure the continued exemption of the transactions contemplated by the merger agreement and if necessary, challenge the validity or applicability of any applicable state takeover law.

         The Company has also agreed that, except for those consents of third parties previously disclosed in the merger agreement, it will take all necessary steps to ensure that the entering into the merger agreement and the consummation of the transactions contemplated by the merger agreement do not and will not (a) result in the grant of any rights to any person under the governing documents of the Company or under any agreement to which the Company or any of its subsidiaries is a party, and (b) restrict or impair the ability of Bancorp to exercise the rights granted under the merger agreement.

         The Company has agreed that it will indemnify, defend and hold harmless any person who is or was at any time prior to the date of the merger agreement, or who becomes prior to the effective date of the merger, a director, officer, or employee of the Company or the Bank made a party based in whole or in part because of the merger, or any of the transactions contemplated by the merger agreement, from and against all losses, claims, damages, liabilities, costs, expenses, judgments, fines and settlement amounts paid or incurred in connection with any claim, action, suit, proceeding or investigation that is based in whole or in part or arises out of the merger or any of the transactions contemplated by the merger agreement.

          Each of the Company and Bancorp has agreed that from the date of the merger agreement to the effective date, it will (a) cause its representatives to confer regularly with representatives of the other, (b) notify the other party of any material change in the business or operation if it or its subsidiaries,
(c) notify the other party of any material complaints, investigations or hearings, and (d) notify the other party of the initiation or threat of material litigation involving or relating to it or its subsidiaries, or any other event or condition that might reasonably be expected to cause any of its representations or warranties set forth in the merger agreement not to be true and correct in all material respects.

         Bancorp also agreed that it will use its best efforts to (1) ensure the fulfillment of the cash commitments of members of the Investor Group, and (2) complete the financing pursuant to the commitment letter of First Tennessee Bank National Association as set forth in the merger agreement.

CONDITIONS TO THE MERGER

         The obligations of each of the Company, the Bank and Bancorp to consummate the merger are subject to the satisfaction of certain conditions including without limitation:

         (a) approval and adoption of the merger agreement by the requisite vote of the shareholders of the Company;
         (b) the receipt of all necessary authorizations and consents by the appropriate regulatory authorities and the expiration of any applicable waiting period;
         (c) the absence of any order, decree or injunction that would enjoin or prohibit consummation of any of the transactions contemplated by the merger agreement; and
         (d) receipt by Bancorp of financing from First Tennessee Bank National Association in substantially the same manner and on terms and conditions substantially similar to those set forth in the commitment letter included in the merger agreement.

         The obligation of Bancorp to consummate the merger is subject to certain conditions including, without limitation:

         (a) receipt of an opinion from counsel to the Company and the Bank;
         (b) the truth and correctness, in all material respects, of the representations and warranties of the Company and the Bank contained in the merger agreement;
         (c) the Company's and the Bank's performance of or compliance, in all material respects, with their obligations under the merger agreement;
         (d) receipt of an officer's certificate from the Company and the Bank certifying the fulfillment of the agreements and covenants made in the merger agreement;
         (e) the absence of any material adverse change in the financial position or results of operation of the Company or the Bank and the absence of any loss or damage to properties of the Company or the Bank that materially affects their ability to conduct their businesses;

         (f) receipt of an officer's certificate from the Company and the Bank certifying the fulfillment of (e) above;
         (g) the Company's capital of at least $8.0 million on the effective date of the merger;
         (h) the Bank's allowance for possible loan and lease losses will not be less than 1.25% of the Bank's total outstanding loans on the effective date of the merger; and
         (i) receipt of agreements from certain directors of the Company and the Bank to refrain from competing against the Company for a period of 18 months after the effective date of the merger.

         The obligation of the Company and the Bank to consummate the merger is subject to certain conditions including, without limitation:

         (a) receipt of an opinion from counsel to Bancorp;
         (b) the truth and correctness, in all material respects, of the representations and warranties of Bancorp contained in the merger agreement;
         (c) Bancorp's performance of or compliance, in all material respects, with its obligations under the merger agreement;
         (d) receipt of an officer's certificate from Bancorp certifying the fulfillment of the agreements and covenants made in the merger agreement; and
         (e) the absence of any material adverse change in the financial position or results of operations of Bancorp and the absence of any loss of damage to its properties that materially affects its ability to conduct its business; and
         (f) receipt of an officer's certificate from Bancorp certifying the fulfillment of (e) above.

TERMINATION AND EXPENSES

         Prior to the effective date, the merger agreement may be terminated by
(a) mutual consent, (b) either Bancorp or the Company if the other party materially breaches a representation, warranty, covenant or agreement contained in the merger agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the breach, or (c) if the merger has not been consummated by March 31, 2000. The merger agreement may also be terminated by the Company if the requisite vote of its shareholders is not obtained at the special meeting.

         Bancorp will be liable to the Company for a termination fee in the amount of $100,000 if Bancorp fails to fulfill its obligations to consummate the transactions contemplated by the merger agreement for any reason other than a termination of the merger agreement for any of the reasons listed above or the failure by the Company to fulfill any of the conditions in the merger agreement. This termination fee is due and payable to the Company fifteen (15) days after the fulfillment or written waiver of each of the conditions set forth in the merger agreement.

         The Company will be liable to Bancorp for a termination fee of $250,000 if the Company enters into an agreement with another party to acquire the Company or the Bank or a third party acquires more than 25% of the outstanding shares of the Company prior to the termination of the merger agreement.

         Subject to the termination fees described above, if the merger agreement is terminated, it will become void and have no effect, without liability on the part of any parties or their respective directors, officers or shareholders, other than any liability for damages due to a breach of any representation, warranty, covenant or agreement.

INTERESTS OF CERTAIN MEMBERS OF MANAGEMENT IN THE MERGER

         In considering the merger, the Company's shareholders should be aware that two members of the board and management of the Company have interests that are in addition to the interests of the Company's shareholders generally and may cause them to have potential conflicts of interest.

Interests of Director Pat Carnal

         Director Pat Carnal is a member of the Investor Group. As a member of the Investor Group, Mr. Carnal's shares of Company common stock will be retained as shares of the surviving corporation. In addition, the Investor

Group anticipates that Mr. Carnal will serve as a director of the surviving corporation. None of the other Company directors will serve as directors of the surviving corporation.


Interests of Former Director Howard Tignor

         The Company and the Bank have entered into an agreement with former Director Howard Tignor which terminates Mr. Tignor's employment agreement with the Company in consideration of a cash payment. The agreement provides that Mr. Tignor will receive a cash payment of $25,000 in the event the merger is completed, payable within two business days after the effective date.


Severance Arrangements

         The Company has established a severance arrangement for employees of the Company. Under this arrangement, any Company or Bank employee terminated as a result of the merger will be granted a severance payment of one week of base pay for each year the employee has been employed by the Company or the Bank up to a maximum of eight weeks of severance pay.

Indemnification

         Bancorp has agreed that the Company, as the surviving corporation, to the full extent permitted by the Tennessee Business Corporation Act as in effect from time to time, will indemnify the present and former officers and directors of Company from any loss, claim, damage, cost or expense suffered due to the fact that such person was an officer or director of the Company prior to the completion of the merger.

ACCOUNTING TREATMENT

         The Company, as the surviving corporation, intends to treat the merger as a purchase for accounting purposes.

APPRAISAL RIGHTS

         The following summary of applicable provisions of Tennessee state law governing the rights of Company shareholders is qualified in its entirety by reference to Appendix B. Any shareholder entitled to vote on the merger agreement has the right to receive payment of the fair value of their shares of Company common stock upon compliance with Sections 48-23-202 and 48-23-204 of the Tennessee Business Corporation Act (the "TBCA").

         Filing Written Objection and Vote Against the Merger

         A shareholder may not dissent as to less than all of the shares that the shareholder beneficially owns. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such beneficial owner held of record by such nominee or fiduciary. A beneficial owner asserting dissenters' rights to shares held on such owner's behalf must submit to the Company written consent of the record shareholder of the Company to the dissent not later than the time the beneficial shareholder asserts dissenters' rights. Any shareholder intending to enforce this right must not vote in favor of the merger and the merger agreement and must file written notice of the shareholder's intent to demand payment for the shareholder's shares (the "Objection Notice") with the secretary of the Company either before the special meeting or before the vote is taken at the special meeting. The Objection Notice must state that the shareholder intends to demand payment for the shareholder's shares of common stock if the merger is effected. A vote against approval of the merger and the merger agreement will not, in and of itself, constitute an Objection Notice satisfying the requirements of Section 48-23-202 of the TBCA. A failure to vote will not constitute a waiver of dissenters' rights as long as the requirements of Sections 48-23-101 through 48-23-302 of the TBCA are complied with. HOWEVER, ANY SHAREHOLDER WHO EXECUTES A PROXY AND WHO DESIRES TO PURSUE HIS OR HER DISSENTERS' RIGHTS MUST MARK THE PROXY "AGAINST" THE PROPOSAL RELATING TO THE MERGER BECAUSE IF THE PROXY IS LEFT BLANK, IT WILL BE VOTED "FOR" THE PROPOSAL RELATING TO THE MERGER.

         Notice of the Effective Date

         If the merger agreement is approved, each shareholder who has filed an Objection Notice will be notified by the Company of the approval within ten days of the special meeting (the "Dissenters' Notice"). The Dissenters' Notice will
(i) state where dissenting shareholders must (a) send the Payment Demand (as defined below) and where and when they must (b) deposit their common stock certificates, (ii) inform holders of uncertificated shares of the extent of any restrictions on the transferability of such shares, (iii) be accompanied by a form for demanding payment that includes the date of the first announcement to the news media or to the Company's shareholders of the terms of the proposed merger, (iv) set a date by which the Company must receive the Payment Demand, which may not be fewer than one month or more than two months after the date the Dissenters' Notice is delivered, and (v) be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

         Written Demand

         Within the time prescribed in the Dissenters' Notice, a shareholder electing to dissent must make a demand for payment (the "Payment Demand"), certify whether the shareholder acquired beneficial ownership of the shares before December 8, 1999 (the date of the first public announcement of the principal terms of the merger agreement), and deposit the shareholder's common stock certificates in accordance with the terms of the Dissenters' Notice. Upon filing the Payment Demand and depositing the common stock certificates, the shareholder will retain all other rights of a shareholder until these rights are canceled or modified by consummation of the merger. A Payment Demand may not be withdrawn unless the Company consents to the withdrawal. Failure to comply with these procedures will cause the shareholder to lose his or her dissenters' rights to payment for the shares. Consequently, any shareholder who desires to exercise such shareholder's rights to payment for the shareholder's shares is urged to consult such shareholder's legal advisor before attempting to exercise these rights.

         As soon as the merger is completed, or upon receipt of a Payment Demand, the Company shall, pursuant to Section 48-23-206, pay to each dissenting shareholder who has complied with the requirements of Section 48-23-204 of the TBCA, the amount that the Company estimates to be the fair value of the shares of common stock, plus accrued interest. Section 48-23-206 of the TBCA requires the payment to be accompanied by (i) certain financial statements of the Company, (ii) a statement of the Company's estimate of fair value of the shares and explanation of how the interest was calculated, (iii) notification of rights to demand payment and (iv) a copy of Sections 48-23-101 through 48-23-302 of the TBCA. As authorized by Section 48-23-208, the Company intends to delay any payments with respect to any shares (the "after-acquired shares") held by a dissenting shareholder which were not held by such shareholder on December 8, 1999, the date of the first public announcement of the terms of the merger agreement. When payments are withheld, Sections 48-23-208(b) and 48-23-209(a) requires the Company, after the merger, to send to the holder of the after-acquired shares an offer to pay the holder an amount equal to the Company's estimate of their fair value plus accrued interest, together with an explanation of the calculation of interest and a statement of the holder's right to demand payment under Section 48-23-209.

         If the merger is not consummated within two months after the date set for demanding payment and depositing the common stock certificates, the Company shall return the deposited common stock certificates and release the transfer restrictions imposed on uncertificated shares. If, after returning the deposited common stock certificates and releasing transfer restrictions, the merger is consummated, the Company must send a new Dissenters' Notice and repeat the procedure set forth above.

         If the dissenting shareholder believes that the amount paid by the Company pursuant to Section 48-23-206 or offered under Section 48-23-208 is less than the fair value of his or her shares or that the interest due is calculated incorrectly, or if the Company fails to make payment (or, if the merger has not consummated, Company does not return the deposited common stock certificates or release the transfer restrictions imposed on uncertificated shares) within two months after the date set in the Dissenters' Notice, then the dissenting shareholder may, within one month after (i) the Company made or offered payment for the shares or failed to pay for the shares or (ii) the Company failed to return deposited common stock certificates or release restrictions on uncertificated shares timely, notify the Company in writing of the dissenting shareholder's own estimate of the fair value of such shares (including interest due) and demand payment of the estimate (less any payment previously received). Failure to notify the Company in writing of a demand for payment within one month after the Company made or offered payment for the shares will constitute a waiver of the right to demand payment.

         Appraisal

         If the Company and the dissenting shareholder cannot agree on a fair price two months after the Company receives the a demand for payment, the statute provides that the Company will institute judicial proceedings in a court of record with equity jurisdiction in Henderson County, Tennessee (the "Court") to fix (i) the fair value of the shares immediately before consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger, and (ii) the accrued interest. The fair value of the common stock could be more than, the same as, or less than the $14.75 per share value as described in this proxy statement. The Company must make all dissenters whose demands remain unsettled parties to the proceeding and all the parties must be served with a copy of the petition. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. The Court is required to issue a judgment for the amount, if any, by which the fair value of the shares, as determined by the Court, plus interest, exceeds the amount paid by the Company or for the fair value, plus accrued interest, of such shareholder's after-acquired shares for which the Company elected to withhold payment. If the Company does not institute the proceeding within such two month period, the Company shall pay each dissenting shareholder whose demand remains unsettled the respective amount demanded by each shareholder.

         Payment and Costs

         The Court will assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser by excluding fees and expenses of counsel and experts) against the Company, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may assess fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against the Company, if the Court finds that the Company did not substantially comply with the relevant requirements of the TBCA or (ii) against either the Company or any dissenting shareholder, if the Court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith. If the Court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters and that the fees of counsel should be assessed against the Company, the Court may award reasonable fees to such counsel to be paid out of amounts awarded to benefitted dissenters.

         The foregoing is a summary of all applicable provisions of the TBCA which shareholders must comply with to exercise their dissenters' rights. This summary is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Appendix B hereof.

         Notices

         Dissenting shareholders of the Company should send any communications regarding their rights to 19 Natchez Trace Drive, P.O. Box 710 Lexington, Tennessee 38351, Attention: Secretary. All communications should be signed by or on behalf of the dissenting shareholder in the form in which the shares are registered on the books of the Company.

ANY SHAREHOLDER WHO DESIRES TO EXERCISE DISSENTERS' RIGHTS SHOULD CAREFULLY REVIEW THE TBCA AND IS URGED TO CONSULT HIS OR HER LEGAL ADVISOR BEFORE EXERCISING OR ATTEMPTING TO EXERCISE THESE RIGHTS.

                           MARKET PRICES AND DIVIDENDS


         An established public trading market does not exist for the Company's common stock, but a few brokers make a market from time to time over the counter. The following table sets forth the high and low bid quotations for the Company's common stock in the over the counter market for fiscal years 1998 and 1999. The following quotations were taken from the National Quotation Bureau Report with quotes supplied by the National Association of Securities Dealers, Inc. through the NASD OTC Bulletin Board. They represent interdealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions. On the Record Date, the Company had 152 shareholders of record and based on information available to it, the Company believes it has over 250 beneficial owners of its Common Stock.


                                           High               Low           Dividends Paid
                                           ----               ---           --------------
1998
First quarter................            $ 12.00             $11.00               $.05
Second quarter...............              13.00              11.75                .05
Third quarter................             13.375               9.00                .05
Fourth quarter...............              11.25               8.25                .05

1999
First quarter................              11.25              10.25                .10
Second quarter...............              14.00              10.50                .10
Third quarter................              14.00              12.00                .10
Fourth quarter...............              13.50              12.25                .10


         No dividends on the Common Stock were paid during fiscal years 1996 or 1997. The Merger Agreement provides that Company shareholders of record on March 10, 2000 will be paid a dividend of $.10 per share of Company stock on March 31, 2000. On December 7, 1999, the last business day prior to the announcement of the merger agreement, the ask price of a share of Company common stock was $12.25.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of the principal federal income tax consequences of the merger is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, judicial authority, administrative rulings and practice as of the date hereof. The following discussion does not address the federal income tax consequences to special classes of taxpayers, including, without limitation, foreign corporations, tax exempt entities and persons who acquired their shares of common stock pursuant to the exercise of an employee option or otherwise as compensation.

         Shareholders are encouraged to consult their tax advisors concerning the federal income tax consequences in their particular circumstances, as well as any tax consequences arising under foreign, state or local law.

         The cancellation of shares of common stock in exchange for cash pursuant to the merger will be a taxable transaction to the holders of the shares for federal income tax purposes and may also be a taxable transaction under applicable state, local and other tax laws. The merger will not be a taxable transaction for federal income tax purposes to shareholders who are members of the Investor Group.

         In general, a shareholder who receives the merger consideration will recognize gain or loss equal to the difference between the adjusted tax basis of his shares of common stock and the amount of cash received in exchange for the shares. The gain or loss will be capital gain or loss if, as should be the case for most holders of common stock, the shares are capital assets in the hands of the shareholder and will be long-term capital gain or loss if the holding period for the common stock is more than one year. The foregoing discussion may not apply to shareholders who acquired their common stock pursuant to the exercise of stock options or other compensation arrangements with Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code. In addition, a shareholder may be required to allocate the adjusted tax basis of his shares of common stock to the receipt of the Merger Consideration to determine the actual gain or loss with respect to the receipt of the consideration.

         Each holder of common stock who receives the merger consideration will, in general, be required to provide to the Company a social security or other taxpayer identification number, or in certain instances other information, in order to avoid "back-up withholding" requirements which might otherwise apply under the Code. Any person who does not furnish this information may be subject to a penalty imposed by the Internal Revenue Service.

         THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE DOES NOT NECESSARILY SET FORTH ALL OF THE TAX CONSEQUENCES OF THE MERGER THAT MAY BE RELEVANT TO ALL SHAREHOLDERS IN ALL CIRCUMSTANCES. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                         COMPANY SELECTED FINANCIAL DATA

         The following table presents for the Company, on a historical basis, selected financial data and ratios. This information is based on the consolidated financial statements of the Company, included herein, and should be read in conjunction with the financial statements and the notes included with the financial statements.


                                                Nine Months ended             Years ended
                                                  September 30,               December 31,
                                             ----------------------      ---------------------
                                               1999          1998          1998         1997
                                             --------      --------      --------      -------
                                                  (unaudited)

                                                (Dollars in thousands except per share data)
SUMMARY INCOME STATEMENTS:
Interest income ........................     $  2,124      $  1,864      $  2,541      $ 2,046
Less interest expense ..................        1,029           910         1,257        1,124
                                             --------      --------      --------      -------
Net interest income ....................        1,095           953         1,284          922
Provision for loan losses ..............           68            96           231           54
                                             --------      --------      --------      -------
Net interest income after provision for
  loan losses ..........................        1,027           859         1,053          868

Noninterest income .....................          143           117           161          104
Noninterest expense ....................          741           674           871          646
                                             --------      --------      --------      -------
Income before income taxes .............          429           302           343          326
Applicable income taxes ................          149            96           130          102
                                             --------      --------      --------      -------
         Net income ....................     $    280      $    206      $    213      $   224
                                             ========      ========      ========      =======

COMMON STOCK DATA:
Net income per common share ............     $   0.39      $   0.29      $   0.30      $  0.59
Cash dividends declared per common share         0.30          0.15          0.20         0.14
Shares outstanding at end of period ....      712,877       712,877       712,877      712,877

SELECTED PERIOD-END BALANCES:
Total assets ...........................     $ 39,806      $ 35,641      $ 38,688      $31,216
Total loans (net of unearned income) ...       29,192        28,843        26,403       19,544
Investment Securities ..................        4,835         6,486         5,369        7,694
Earning assets .........................       37,412        33,764        36,818       29,768
Deposits ...............................       30,260        25,937        28,994       21,416
Stockholders' equity ...................     $  8,605      $  8,675      $  8,647      $ 8,568

SELECTED RATIOS:
Return on average equity ...............         4.34%         3.17%         3.43%        5.17%
Return on average assets ...............          .94           .77           .56          .82
Net interest margin ....................         2.93          3.76          3.65         3.59
Average equity to average assets .......        21.62         24.34         16.31        15.85
Leverage ratio .........................        17.50         18.20         17.30        21.10
Tier 1 capital ratio ...................        29.30         35.80         31.00        28.80
Total risk-based capital ratio .........        30.50%        37.15%        32.20%       29.75%
Book value per share ...................     $  12.08      $  12.17      $  12.13      $ 12.02

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The Company was incorporated under the laws of the State of Tennessee for the purpose of holding all of the capital stock of Lexington First Federal Savings Bank ("Lexington First Federal") following the second step conversion of its former mutual holding company (the "Conversion and Reorganization"), which was completed on December 11, 1997. The Company's principal business is that of directing, planning and coordinating the business activities of the Bank. Immediately following the Conversion and Reorganization, Lexington First Federal converted to a national bank with the name Community National Bank of Tennessee and remained a wholly-owned subsidiary of the Company (the "Bank Conversion"). Upon the completion of the Bank Conversion, the Company became a bank holding company. The Company has no significant assets other than its investment in the Bank, four commercial loans totaling $772,000 as of September 30, 1999, and certain cash and cash equivalents. At September 30, 1999, on a consolidated basis, the Company had total assets of $39.8 million, net loans receivable of $29.2 million, cash and investment securities of $6.7 million, mortgage-backed securities of $2.2 million, total deposits of $30.3 million and stockholders' equity of $8.6 million.

         The Bank is a national bank operating through two offices in Lexington, Tennessee, serving Henderson County in southwestern Tennessee. The Bank is the successor to Lexington First Federal, and all references to the Bank also include its predecessor, Lexington First Federal. Until February 1997, the Bank's primary business, as conducted through its office located in Lexington, Tennessee, was the origination and holding of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained primarily through the attraction of savings deposits, certificate accounts with terms of 18 months or less, and Federal Home Loan Bank ("FHLB") advances. The Bank also made some construction loans on single-family residences, savings account loans, and second mortgage consumer loans. The Bank purchased mortgage-backed securities and invested in other liquid investment securities.

         Beginning in February 1997, the Bank's emphasis shifted to full service banking, diversification of the loan portfolio, the origination of long term fixed rate mortgage loans solely for sale in the secondary market, and the offering of a greater variety of transaction accounts. Current Bank policy restricts fixed rate loans to five years with limited exceptions. The reduction and control of interest rate risk, and the origination of variable rate loans, short term loans and balloon loans of one, two, three and five years are emphasized. The Bank's emphasis is the diversification in the portfolio with quality consumer and commercial loans in order to both reduce and control interest rate risk, and to increase the interest rate spread.

         The Bank is primarily engaged in attracting deposits from the general public and using those and other available sources of funds to originate loans secured by single-family residences located in Henderson County and surrounding counties in West Tennessee. To a lesser extent, Lexington also originates construction loans, land loans and consumer loans. It also has a significant amount of investments in mortgage-backed securities, United States Government and federal agency obligations, and tax exempt securities.

         The profitability of the Bank depends primarily on its net interest income, which is the difference between interest and dividend income on interest-earning assets, principally loans, mortgage-backed securities and investment securities, and interest expense on interest-bearing deposits and borrowings. The Bank's net income also is dependent, to a lesser extent, on the level of its noninterest income and its non-interest expenses, such as compensation and benefits, occupancy and equipment, insurance premiums, and miscellaneous other expenses, as well as federal income tax expense.

FINANCIAL CONDITION - SEPTEMBER 30, 1999 COMPARED TO DECEMBER 31, 1998

         Consolidated assets of Community National were $39,805,978 as of September 30, 1999, compared to $38,687,888 on December 31, 1998, an increase of $1,118,090. This increase was composed of an increase in net loans receivable of $2,788,617 and an increase in investment securities of $377,194. These increases were offset by decreases in mortgage backed securities of $912,245, a decrease in time deposits of $1,125,000, a decrease in premises and equipment of $60,060, and a decrease in cash of $8,629.

         Loans receivable, net, increased to $29,191,649 on September 30, 1999 from $26,403,032 on December 31, 1998, an increase of $2,788,617.
Mortgage-backed securities decreased $912,245 to $2,224,185 at September 30, 1999 from $3,136,430 on December 31, 1998. The increase in loans is attributable to increased advertising and more competitive loan products. The decrease in mortgage backed securities is primarily caused by principal payments.

         Deposits totaled $30,259,566 on September 30, 1999, an increase of $1,265,758 from $28,993,808 on December 31, 1998. The increase in deposits is primarily due to increased advertising and was primarily used to fund the increase in loans receivable.

         Stockholders' equity was $8,646,825 on December 31, 1998, compared to $8,604,668 on September 30, 1999, a decrease of $42,157. This decrease was due to earnings for the year of $279,836, offset by the Company's quarterly cash dividends of $213,863 and an increase in unrealized loss on available-for-sale securities of $108,130.

RESULTS OF OPERATIONS - SEPTEMBER 30, 1999 COMPARED TO SEPTEMBER 30, 1998

         Net income for the nine months ended September 30, 1999 was $279,836, an increase of $73,760 compared to $206,076 for the nine months ended September 30, 1998. The increase was primarily due to an increase in net interest income of $141,240 offset by an increase in non-interest expense of $66,963.

         Earnings per share for the nine months ended September 30, 1999, were $0.39 per share based on an average of 712,877 shares outstanding compared to $0.29 per share for the comparable nine months ended in 1998 based on an average of 712,877 shares outstanding.

         Net interest income after provision for loan losses for the nine months ended September 30, 1999 was $1,027,051 compared to $858,730 for the nine months ended September 30, 1998, an increase of $168,321. This increase was a result of interest income increasing $260,074, from $1,863,738 for the 1998 nine-month period to $2,123,812 for the 1999 nine-month period, while interest expense increased $118,834 from $910,427 in 1998 to $1,029,261 in 1999. The increases in interest income and interest expense are both due to increases in the average balance of interest-earning assets and interest-earning liabilities.

         Non-interest income increased from $117,241 for the nine months ended September 30, 1998 to $143,025 for the nine months ended September 30, 1999. The increase of $25,784 was due to higher service charge income.

         Non-interest expense for the nine months ended September 30, 1999 was $741,090, an increase of $66,963 compared to $674,127 for the nine months ended for September 30, 1998. The increase was due to higher compensation and benefits expense and higher other operating expenses, which were caused by additional personnel hired, and an increase in data processing expense.

PROVISIONS FOR LOAN LOSSES - SEPTEMBER 30, 1999 COMPARED TO SEPTEMBER 30, 1998

         The provision for loan losses is based on the periodic analysis of the loan portfolio by management. In establishing the provision, management considers numerous factors including general economic conditions, loan portfolio condition, prior loss experience and independent analysis. The provision for loan loss for the nine months ended September 30, 1999 and 1998 are $67,500 and $94,581 respectively. Based upon the analysis of the addition to established allowances and the composition of the loan portfolio, management concluded that the allowance is adequate. While current economic conditions in the Bank's market are stable, future conditions will dictate the level of future allowances for losses on loans.

         The allowance for loan losses was 1.49% of total loans as of September 30, 1999, compared to 1.40% at December 31, 1998.

NON-PERFORMING ASSETS - SEPTEMBER 30, 1999 COMPARED TO DECEMBER 31, 1998

         On September 30, 1999, non-performing assets were $186,073 compared to $430,000 on December 31, 1998. At September 30, 1999, the Bank's allowance for loan losses was $435,999 compared to $368,375 at December 31, 1998. Loans are considered non-performing when the collection of principal and/or interest is not expected, or in the event payments are more than 90 days delinquent.

REGULATORY CAPITAL - SEPTEMBER 30, 1999

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios on total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations) and Tier 1 capital to adjusted total assets (as defined).


                                                                                   To Be Well Capitalized
                                                                                      Under the Prompt
                                                                  For Capital        Corrective Action
                                              Actual           Adequacy Purposes        Provisions
                                         ----------------      -----------------     -----------------
                                         Amount     Ratio      Amount      Ratio     Amount      Ratio
                                         ------     -----      ------      -----     ------      -----
                                                         (Dollars in Thousands)
As of September 30, 1999
          Total Risk-Based Capital
         (To Risk-Weighted Assets)      $7,108      30.5%      $1,864       8.0%      $2,330       10.0%

         Tier 1 Capital
         (To Risk-Weighted Assets)      $6,815      29.3%      $  932       4.0%      $1,398        6.0%

         Tier 1 Capital
         (To Adjusted Total Assets)     $6,815      17.5%      $1,556       4.0%      $1,944        5.0%

LIQUIDITY - SEPTEMBER 30, 1999

         The Bank's principal sources of funds for investments and operations are net earnings, deposits from its primary market area, principal and interest payments on loans and mortgage-backed securities and proceeds from maturing investment securities. Its principal funding commitments are for the origination or purchase of loans and the payment of maturing deposits. Deposits are considered a primary source of funds supporting the Bank's lending and investment activities. Deposits were $30.3 million at September 30, 1999.

         The Bank is required to maintain minimum levels of liquid assets as defined by regulations. The required percentage is currently five percent of net withdrawable savings deposits and borrowings payable on demand or in one year or less. The Bank maintained a liquidity ratio of 20.31% at September 30, 1999.

         The Bank's most liquid assets are cash and cash equivalents, which are cash on hand, amounts due from financial institutions, federal funds sold, certificates of deposit with other financial institutions that have an original maturity of three months or less and money market mutual funds. The levels of such assets are dependent on the Bank's operating, financing and investment activities at any given time. The Bank's cash and cash equivalents totaled $4.14 million at September 30, 1999. The variations in levels of cash and cash equivalents are influenced by deposit flows and anticipated future deposit flows.

         Net cash provided by operating activities increased from $216,516 for nine months ended September 30, 1998 to $404,973 for nine months ended September 30, 1999. The increase was due to the retirement of Federal Reserve Bank stock of $81,050 and adjustments to accrued income and expense items.

FINANCIAL CONDITION - DECEMBER 31, 1998 COMPARED TO DECEMBER 31, 1997

         Consolidated assets of the Bank were $38,687,889 as of December 31, 1998, compared to $31,215,702 on December 31, 1997, an increase of $7,472,187.
This increase was composed of an increase in net loans receivable of $6,858,810, an increase in premises and equipment of $218,832, and an increase in cash of $2,531,027. These increases were offset by decreases in mortgage backed securities of $881,932 and in investment securities of $1,442,269. The 24% annualized growth rate of assets is in accordance with the Company's growth objectives.

         Loans receivable, net increased to $26,403,032 on December 31, 1998 from $19,544,222 on December 31, 1997, an increase of $6,858,810.
Mortgage-backed securities decreased $881,932 to $3,136,430 at December 31, 1998 from $4,018,362 on December 31, 1997. The increase in loans is attributable to increased advertising and more competitive loan products. The decrease in mortgage backed securities is primarily caused by principal payments.

         Deposits totaled $28,993,808 on December 31, 1998, an increase of $7,577,761 from $21,416,047 on December 31, 1997. The increase in deposits is primarily due to increased advertising and was primarily used to fund the increase in loans receivable.

         Stockholders' equity was $8,567,973 on December 31, 1997, compared to $8,646,826 on December 31, 1998, an increase of $78,853. The increase was due to reductions in unrealized loss on available-for-sale securities of $7,944, earnings for the year of $213,485, off-set by the Company's quarterly cash dividends of $142,576.

RESULTS OF OPERATIONS - DECEMBER 31, 1998 COMPARED TO DECEMBER 31, 1997

         Net earnings for the year ended December 31, 1998 were $213,485, a decrease of $10,492 compared to $223,977 for the year ended December 31, 1997. The decrease was primarily due to an increase in non-interest expense of $224,899 offset by an increase in net interest income of $362,430.

         Earnings per share for the year ended December 31, 1998, were $0.30 per share based on an average of 712,877 shares outstanding compared to $0.59 per share for the year ended 1997 based on an average of 381,349 shares outstanding.

         Net interest income after provision for loan losses for the year ended December 31, 1998 was $1,053,285 compared to $868,147 for the year ended December 31, 1997, an increase of $185,138. This increase was a result of interest income increasing $495,578, from $2,045,888 in 1997 to $2,541,446 in 1998, while interest expense increased $133,148 from $1,123,939 in 1997 to $1,257,087 in 1998. The increase in interest income and interest expense are both due to increases in the average balance of interest-earning assets and interest-earning liabilities.

         Non-interest income increased from $103,692 for the year ended December 31, 1997 to $161,256 for the year ended December 31, 1998. The increase of $57,564 was due to higher service charge income.

         Non-interest expense for the year ended December 31, 1998 was $871,211, an increase of $224,899 compared to $646,312 for the year ended December 31, 1997. The increase was due to higher compensation and benefits expense, higher occupancy and equipment expense and higher other operating expenses which were caused by additional personnel hired, and computer system upgrades in hardware and software.

PROVISIONS FOR LOAN LOSSES - DECEMBER 31, 1998 COMPARED TO DECEMBER 31, 1997

         The provision for loan losses is based on the periodic analysis of the loan portfolio by management. In establishing the provision, management considers numerous factors including general economic conditions, loan portfolio condition, prior loss experience and independent analysis. The provision for loan loss for the year ended December 31, 1998 and 1997 are $231,094 and $53,802, respectively. Based upon the analysis of the addition to established allowances and the composition of the loan portfolio, management concluded that the allowance is adequate. While current economic conditions in the Bank's market are stable, future conditions will dictate the level of future allowances for losses on loans.

NON-PERFORMING ASSETS - DECEMBER 31, 1998 COMPARED TO DECEMBER 31, 1997

         On December 31, 1998, non-performing assets were $430,000 compared to $248,000 on December 31, 1997. At December 31, 1998, the Bank's allowance for loan losses was $368,375 or 85% of non-performing assets compared to $195,239 or 79% at December 31, 1997. Loans are considered non-performing when the collection of principal and/or interest is not expected, or in the event payments are more than 90 days delinquent. The allowance for loan losses was 1.38% of total loans as of December 31, 1998, compared to .99% at December 31, 1997.

REGULATORY CAPITAL - DECEMBER 31, 1998

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios on total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations) and Tier 1 capital to adjusted total assets (as defined).

                                                                                   To Be Well Capitalized
                                                                                      Under the Prompt
                                                                  For Capital        Corrective Action
                                              Actual           Adequacy Purposes        Provisions
                                         ----------------      -----------------     -----------------
                                         Amount     Ratio      Amount      Ratio     Amount      Ratio
                                         ------     -----      ------      -----     ------      -----
                                                         (Dollars in Thousands)
As of December 31, 1998
   Total Risk-Based Capital
  (To Risk-Weighted Assets)              $6,783     32.1%      $1,682      8.0%      $2,102      10.0%

  Tier 1 Capital
  (To Risk-Weighted Assets)              $6,519     31.0%      $  841      4.0%      $1,261       6.0%

  Tier 1 Capital ...........             $6,519     17.3%      $1,503      4.0%      $1,878       5.0%
  (To Adjusted Total Assets)

LIQUIDITY - DECEMBER 31, 1998

         The Bank's principal sources of funds for investments and operations are net earnings, deposits from its primary market area, principal and interest payments on loans and mortgage-backed securities and proceeds from maturing investment securities. Its principal funding commitments are for the origination or purchase of loans and the payment of maturing deposits. Deposits are considered a primary source of funds supporting the Bank's lending and investment activities. Deposits were $29 million at December 31, 1998.

         The Bank is required to maintain minimum levels of liquid assets as defined by regulations. The required percentage is currently five percent of net withdrawable savings deposits and borrowings payable on demand or in one year or less. The Bank maintained a liquidity ratio of 23.3% at December 31, 1998.

         The Bank's most liquid assets are cash and cash equivalents, which are cash on hand, amount due from financial institutions, federal funds sold, certificates of deposit with other financial institutions that have an original maturity of three months or less and money market mutual funds. The levels of such assets are dependent on the Bank's operating, financing and investment activities at any given time. The Bank's cash and cash equivalents totaled $5.27 million at December 31, 1998. The variations in levels of cash and cash equivalents are influenced by deposit flows and anticipated future deposit flows.

RECENT ACCOUNTING PRONOUNCEMENTS

         In November 1998, the Financial Accounting Standards Board issued SFAS No. 133. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those at fair value. If certain conditions are met, a derivative may be specifically designated (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, and unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

         This statement is not expected to have any significant effect on the financial position of the Bank. In addition no other recent accounting pronouncements have been issued that are expected to have any significant effect on the financial position of the Bank that have not already been adopted by the Bank.

                      BUSINESS OF THE COMPANY AND THE BANK

GENERAL

         THE COMPANY. The Company was organized under the laws of the State of Tennessee in July 1997 at the direction of the board of directors of Lexington First Federal Savings Bank ("Lexington First") in connection with the second step conversion of Lexington First Federal Mutual Holding Company and the reorganization of Lexington First as a subsidiary of the Company (the "Stock Conversion"). On December 11, 1997, the Stock Conversion was consummated and the Company completed its initial public offering of its common stock. A total of 485,759 shares were sold at $10.00 per share. Net proceeds from the offering amounted to approximately $4.5 million. Immediately following the Stock Conversion, Lexington First converted from a federal stock savings bank to a national bank (the "Bank Conversion") known as Community National Bank of Tennessee. Unless otherwise stated herein, references to the Bank refer to the Bank and its predecessor, Lexington First. The Company is registered with and subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

         The Company's principal business is overseeing the business of the Bank and investing the portion of the net proceeds from its initial public offering retained by it. The Company has no significant assets other than the outstanding capital stock of the Bank, four commercial loans totaling $772,000 as of September 30, 1999, and certain cash and cash equivalents. The Company has no significant liabilities. Accordingly, the information set forth herein relates primarily to the Bank. At September 30, 1999, the Company had consolidated total assets of $39.8 million, deposits of $30.3 million and stockholders' equity of $8.6 million.

         The Company's principal executive office is located at the home office of the Bank at 19 Natchez Trace Drive, Lexington, Tennessee 38351, and its telephone number is (901) 968-6624. The Bank's branch building is located at 435 West Church Street, Lexington, Tennessee, and its telephone number is (901) 968-9599.

         THE BANK. Until February 1997, the Bank's primary business, as conducted through its office located in Lexington, Tennessee, was the origination and holding of mortgage loans secured by single-family residential real estate located primarily in Henderson County, Tennessee, with funds obtained primarily through the attraction of savings deposits, certificate accounts with terms of 18 months or less, and Federal Home Loan Bank ("FHLB") advances. The Bank historically made long-term fixed rate loans, fixed-rate balloon loans and a limited amount of adjustable-rate loans. The Bank also made some construction loans on single-family residences, savings account loans, and second mortgage consumer loans. The Bank purchased mortgage-backed securities, and invested in other liquid investment securities.

         Beginning in February 1997, the Bank's emphasis shifted to full service banking, diversification of the loan portfolio, the origination of long term fixed rate mortgage loans solely for sale in the secondary market, and the offering of a greater variety of transaction accounts. Current Bank policy restricts fixed rate loans to five years with limited exceptions. To reduce and control interest rate risk, the Bank has emphasized the origination of variable rate loans, short term loans and balloon loans of one, two, three and five years. The business emphasis of the Bank is the diversification in the portfolio with the origination of quality consumer and commercial business and commercial real estate loans in order to both reduce and control interest rate risk, and to increase the interest rate spread.

         COMMUNITY NATIONAL BANK BRANCH. In the spring of 1998, a new full service, high visibility branch office opened at 435 West Church Street, Lexington, Tennessee. The branch has two drive-up windows, three inside teller stations, two offices and desk in the lobby. The branch is equipped for full service banking.

MARKET AREA

         The Bank's market area comprises all of Henderson County and portions of the neighboring counties of Decatur, Carroll, Madison and Chester in western Tennessee. The market area is rural with the principal segment of the work force employed in semi-skilled and unskilled jobs. Employment in these rural communities or areas is largely in manufacturing, with significant employment also coming from services, retail sales, transportation, utility and construction industries. A significant number of people are employed in Madison County (sometimes referred to as the hub of West Tennessee), which is in the western part of the Bank's market area. Major employers in the area include Magnetek, Johnson Controls, Dayco/Mark IV Automotive, Columbus-McKinnon and Auto Zone.

         Tennessee's largest park, Natchez Trace State Park, with over 43,000 acres, has its headquarters in Henderson County. The Park is located in parts of four counties. The Park, along with the Beech River Watershed Development Authority, which operates seven lakes, provides Henderson County with numerous jobs and is an attraction for tourists in the use of facilities for boating, hunting, fishing, camping and the activities associated with open space and water.

LENDING ACTIVITIES

         GENERAL. The Bank, through its office in Lexington, Tennessee, had primarily originated single-family residential real estate loans up to February 1, 1997. In the past the Bank had made fixed rate mortgage loans of ten, fifteen, twenty and thirty years, resulting in above average interest rate risk. Current Bank policy restricts fixed rate real estate loans to one year with limited exceptions. The reduction and control of interest rate risk, and the origination of variable rate loans and short term and balloon loans are emphasized. Diversification of the portfolio with emphasis on consumer and commercial lending began in 1997, and will continue in order to both reduce and control interest rate risk and to increase the interest rate spread. In 1997 the Bank prepared to originate long-term fixed rate mortgage loans to be sold in the secondary market. The Bank does not originate these loans without a forward commitment in place for sale, and these loans are not held in the Bank's loan portfolio. The Bank also makes construction loans on residential and commercial properties. The Bank is offering full lending services covering the lending needs of the community with emphasis on, and soliciting of, loans of average to above average quality in both the consumer and commercial sector. Consumer and commercial real estate and commercial business loans totaling $8.6 million were originated during the year ended December 31, 1998. At December 31, 1998, $17.5 million or 64.49% of the Bank's gross loan portfolio consisted of single-family residential mortgage loans, as compared to 82.85% of the gross loan portfolio at December 31, 1997. In 1998 the Bank added personal loans of $439,000, agricultural loans of $204,000, mobile home loans of $146,000 and increased commercial business loans to $1.6 million and commercial real estate loans to $4.9 million, for a total of $6.5 million or 23.88% of the gross loan portfolio.

ANALYSIS OF LOAN PORTFOLIO

         Set forth below is selected data relating to the composition of the Bank's loan portfolio by type of loan at the dates indicated.

                                                                      AT DECEMBER 31,
                                                     --------------------------------------------
                                                            1998                      1997
                                                     -----------------         ------------------
                                                       AMOUNT      %             AMOUNT      %
                                                     ---------  ------         ----------  ------
                                                                 (DOLLARS IN THOUSANDS)
Type of Loan:
Real estate loans:
   One- to four-family.............................. $  17,548   64.49%        $   16,599   82.85%
   Commercial loans.................................     4,856   17.85                 26    0.13
Construction loans:
   One- to four-family..............................       433    1.59                282    1.41
Consumer loans:
   Savings account..................................       377    1.39                561    2.80
   Other consumer...................................     2,355    8.65                866    4.93
Commercial business.................................     1,641    6.03              1,700    8.48
                                                     ---------  ------         ----------  ------
                                                        27,210  100.00%            20,034  100.00%
                                                                ======                     ======
Less:
   Loans in process.................................       426                        272
   Deferred loan fees and discounts.................        13                         23
   Allowance for loan losses........................       368                        195
                                                     ---------                 ----------
      Total......................................... $  26,403                 $   19,544
                                                     =========                 ==========

         LOAN MATURITY SCHEDULE. The following table sets forth certain information at December 31, 1998 regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity, including scheduled repayments of principal. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. The table does not include any estimate of prepayments which significantly shorten the average life of all mortgage loans and may cause the Bank's repayment experience to differ from that shown below.

                                             DUE AFTER       DUE AFTER      DUE AFTER       DUE AFTER
                          DUE DURING THE    1 THROUGH      3 THROUGH        5 THROUGH      10 THROUGH    DUE AFTER 20
                            YEAR ENDING   3 YEARS AFTER  5 YEARS AFTER   10 YEARS AFTER  20 YEARS AFTER  YEARS AFTER
                            DECEMBER 31,    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    DECEMBER 31,   DECEMBER 31,
                                1999           1998           1998           1998            1998           1998          TOTAL
                               ------         ------         ------         ------         ------         ------         -------
                                                                       (IN THOUSANDS)
Real estate mortgage loans:
   One- to four-family ....    $3,690         $2,890         $3,116         $3,755         $3,089         $1,008         $17,548
   Commercial .............     1,084            396          2,309            818            249             --           4,856
 Construction loans:
   One- to four-family ....       433             --             --             --             --             --             433
 Consumer loans:
   Savings account ........       354             23             --             --             --             --             377
   Other consumer .........     1,085            324            790            100             56             --           2,355
   Commercial business ....       405            384            319            281            252             --           1,641
                               ------         ------         ------         ------         ------         ------         -------
       Total ..............    $7,051         $4,017         $6,534         $4,954         $3,646         $1,008         $27,210
                               ======         ======         ======         ======         ======         ======         =======



         The next table sets forth at December 31, 1998, the dollar amount of all loans due one year or more after December 31, 1998 which have predetermined interest rates and have floating or adjustable interest rates.

                                              FIXED RATE   ADJUSTABLE RATE
                                              ----------   ---------------
                                                   (IN THOUSANDS)
               Real estate loans:
                  One- to four-family          $12,738         $1,120
                  Commercial .........           3,772             --
               Construction:
                  One- to four-family               --             --
               Consumer loans:
                  Savings accounts ...              23             --
                  Other consumer loans           1,270             --
                  Commercial business            1,236             --
                                               -------         ------
                    Total ............         $19,039         $1,120
                                               =======         ======

         ONE TO FOUR FAMILY RESIDENTIAL REAL ESTATE LENDING. The mortgage loans originated by the Bank are primarily conventional mortgage loans, originated in amounts of less than $100,000, secured by single-family properties located in the Bank's market area. Loans on single-family residential properties accounted for approximately 64.49% of the Bank's loan portfolio as of December 31, 1998 and 58.85% as of September 30, 1999.

         The Bank's mortgage loan originations had previously been for terms of 10, 15 and 20 years, amortized on a monthly basis with interest and principal due each month. Beginning in 1998, the Bank has emphasized the origination of balloon loans with one, three and five year terms, as well as other short-term and variable rate loans. Residential real estate loans often remain outstanding for significantly shorter periods than their contractual terms as borrowers may refinance or prepay loans at their option, without penalty. Conventional residential mortgage loans granted by the Bank contain "due-on-sale" clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgaged property. The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 90% of the lesser of the appraised value or purchase price of the property.

         The Bank historically had retained all adjustable rate mortgages it originated, which are designed to reduce the Bank's exposure to changes in interest rates. The Bank's adjustable rate mortgages include caps on increases or decreases of 2% per year, based on an index tied to the prime rate as published in the Wall Street Journal. The Bank will make only variable rate or one year balloon real estate loans.

         The Bank also originates conventional fixed rate long-term mortgages for sale in the secondary market. Although the Bank had, in past years, retained these loans for its own portfolio, the Bank plans to sell all future conventional long-term fixed rate mortgages in the secondary market. During the years ended December 31, 1998 and 1997, the Bank originated $4.6 million and $4.5 million in fixed rate mortgages, respectively, while $4.5 million and $800,000 in mortgage loans during such periods, respectively, were paid off, due to loans which were refinanced during those periods.

         CONSTRUCTION LENDING. The Bank engages in a limited amount of construction lending, involving loans to qualified borrowers for construction of single-family residential properties. These properties are primarily located in the Bank's market area. As of December 31, 1998, the Bank's loan portfolio included 27 construction loans, totaling $433,000, all of which were to convert to permanent loans. As of September 30, 1999, construction loans totalled $270,000. All construction loans are secured by a first lien on the property under construction. Loan proceeds are disbursed in increments as construction progresses and as inspection warrants. Construction loans can have either fixed or adjustable interest rates, and as permanent loans, have a maximum loan-to-value ratio of 80%. Borrowers must satisfy all credit requirements that apply to permanent mortgage loan refinancing.

         Loans involving construction financing present a greater level of risk than loans for the purchase of existing homes, since collateral value and construction costs can only be estimated at the time the loan is approved, and actual costs may exceed these estimates. The Bank has sought to minimize this risk by limiting construction lending to qualified borrowers in the Bank's market area and by limiting the number of construction loans outstanding at any time.

         COMMERCIAL BUSINESS AND COMMERCIAL AND MULTI-FAMILY REAL ESTATE LENDING. Historically, the Bank has engaged in very little commercial real estate lending, except to facilitate the sale of real estate owned. This changed in 1997 and 1998, as the Bank originated a significant amount of commercial business and commercial real estate loans. At December 31, 1998, the Bank had in its portfolio commercial real estate loans totaling $4.9 million. The Bank will consider making any such loans that meet the Bank's underwriting standards, in keeping with its goals of meeting the credit needs of the community by seeking high quality business and commercial and multi-family real estate loans. The Bank has no multi-family real estate loans at this time. Two commercial real estate loans totaling $284,000 were placed on non-accrual status as of December 31, 1998. As of September 30, 1999, no commercial real estate loans were on nonaccrual status.

         As part of its strategy to become more active in commercial banking activities, the Bank expects that it will become significantly more involved in commercial real estate and commercial business lending in its market area.

Subject to market conditions and demand, the Bank expects to originate loans to small retail, commercial, agricultural and manufacturing businesses in Henderson County, Tennessee. Since President Tignor joined the Bank, the Bank has originated or agreed to loan commitments for various commercial business and commercial real estate loans in the local market area. Total commercial business loans outstanding as of December 31, 1998 were $1.6 million, the largest of which was for $515,000. The Bank plans to continue solicitation of commercial loans.

         Multi-family residential and commercial real estate lending, as well as commercial business lending, entail significant additional risks as compared with single-family residential property lending. Multi-family residential and commercial real estate loans, as well as commercial business lending, typically involve larger loan balances to single borrowers or groups of related borrowers. The payment experience on such loans typically is dependent on the successful operation of the real estate project, retail establishment or business. These risks can be significantly affected by supply and demand conditions in the market for office, retail and residential space, or the profitability of the business and, as such, may be subject to a greater extent to adverse conditions in the economy generally. To minimize these risks, the Bank generally limits itself to its market area or to borrowers with which it has prior experience or who are otherwise known to the Bank. In addition, in the case of commercial mortgage loans or commercial business loans made to a partnership or a corporation, the Bank seeks, whenever possible, to obtain personal guarantees and annual financial statements of the principals of the partnership or corporation.

         CONSUMER LENDING. The Bank makes savings account loans in amounts which may not exceed the account balance (plus accrued interest) at the due date. The interest rate is set 2% above the rate being paid on the savings account, and the account must be pledged as collateral to secure the loan.

         The Bank also makes second mortgage loans and home equity lines of credit on residential properties. Second mortgages may be made at the prevailing interest rate at the time the loan is granted or may be structured as a variable rate line of credit. The total outstanding indebtedness of the first and second mortgages cannot exceed 90% of the appraised value of the property.

         The Bank intends to significantly expand its consumer lending to include automobile loans and personal loans. Consumer lending affords the Bank the opportunity to earn yields higher than those obtainable on single-family residential lending. However, consumer loans entail greater risk than do residential mortgage loans, particularly in the case of loans which are unsecured or secured by rapidly depreciable assets such as automobiles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by events such as job loss, divorce, illness or personal bankruptcy. Further, the application of various state and federal laws, including federal and state bankruptcy and insolvency law, may limit the amount which may be recovered. In underwriting consumer loans, the Bank considers the borrower's credit history, an analysis of the borrower's income and ability to repay the loan, and the value of the collateral.

         LOAN ORIGINATIONS, SOLICITATION AND PROCESSING. Loan originations are derived from a number of sources. Residential mortgage loan originations primarily come from walk-in customers and referrals by realtors, depositors and borrowers. In addition, the Bank is aggressive in its loan advertising. Real estate loans are originated by the Bank's staff of salaried loan officers. Applications are processed in the Bank's office, and submitted for approval, as noted below.

         Upon receipt of a loan application from a prospective borrower, a credit report and verifications are ordered to verify specific information relating to the loan applicant's employment, income and credit standing. An appraisal of the real estate intended to secure the proposed loan is undertaken by a Bank appraiser or a fee appraiser approved by the Bank. The Board of Directors of the Bank has the responsibility and authority for general supervision over the lending policies of the Bank. The Board has established written lending policies for the Bank and individual loan officers of the Bank have been granted authority to approve loans up to varying specified dollar amounts, depending upon the type of loan. In addition, the Officer's Loan Committee, currently comprised of three loan officers, has the authority to approve loans of up to $200,000. All loans in excess of $200,000 are approved by the Loan Committee consisting of Pat Carnal, Stephen Milam, Stephen Lowry, Robert Thomas and Howard Tignor. Loan applicants are promptly notified of the decision of the Bank.

         It is the Bank's policy to record a lien on the real estate securing a loan and to obtain a title opinion that the property is free of prior encumbrances and other possible title defects. Borrowers must also obtain hazard insurance policies prior to closing and, when the property is in a flood plain as designated by the Department of Housing and Urban Development, pay flood insurance policy premiums.

         Under applicable law, with certain limited exceptions, loans and extensions of credit by a national bank to a person outstanding at one time shall not exceed 15% of the institution's unimpaired capital and surplus. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of unimpaired capital and surplus. Under these limits, the Bank's loans to one borrower were limited to $2.2 million at December 31, 1998. At that date, the Bank had no lending relationships in excess of the loans-to-one-borrower limit.

         Interest rates charged by the Bank on loans are affected principally by competitive factors, the demand for such loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.

         Set forth below is a table showing the Bank's loan origination and loan sales activity for the periods indicated. The Bank purchased $49,000 in one- to four-family loans during 1998.

                                          YEAR ENDED DECEMBER 31,
                                          -----------------------
                                            1998          1997
                                           -------       ------
                                              (IN THOUSANDS)
Loans originated:
   Real estate loans:
      One- to four-family ..........       $ 4,640       $4,473
      Multi-family .................            --           --
      Commercial ...................         5,289           31
   Construction loans:
      One- to four-family ..........           983          755
   Consumer loans:
      Savings account ..............           261          417
      Other consumer ...............         2,844        1,404
   Commercial business loans .......           228        1,796
                                           -------       ------
           Total loans originated ..       $14,245       $8,876
                                           =======       ======
Loans purchased:
   Real estate loans:
      One-to four-family residential       $    49       $   --
                                           =======       ======
Loans sold .........................       $ 1,384       $  390
                                           =======       ======


         INTEREST RATES AND LOAN FEES. Interest rates charged by the Bank on mortgage loans are primarily determined by competitive loan rates offered in its market area. Mortgage loan interest rates reflect factors such as general market interest rate levels, the supply of money available to the financial institutions industry and the demand for such loans. These factors are in turn affected by general economic conditions, the monetary policies of the Federal government, including the Federal Reserve Board, and general supply of money in the economy.

         In addition to interest earned on loans, the Bank receives fees in connection with loan commitments and originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period with the volume and type of loans originated, which in turn is dependent on prevailing mortgage interest rates and their effect on the demand for loans in the markets served by the Bank. The Bank hopes to increase its loan fee income by emphasizing the origination and immediate sale of fixed-rate loans in the secondary mortgage market.

         NON-PERFORMING LOANS AND OTHER PROBLEM ASSETS. Management reviews the Bank's portfolio on a regular basis. The Bank's collection procedures provide that when a loan becomes past due 30 days, the borrower is contacted in person, by telephone, or mail and payment is requested. If payment is not promptly received, the borrower is contacted again, and efforts are made to formulate an affirmative plan to cure the delinquency. After a loan becomes past due 90 days, the Bank generally initiates legal proceedings. After residential mortgage loans become past due more than 90 days, the Bank generally establishes an allowance for uncollectible interest for the amount which the principal balance and uncollected interest exceeds 90% of the appraised value of the property. Loans are charged off when management concludes that they are uncollectible.

         Real estate acquired by the Bank as a result of foreclosure is classified as real estate owned until such time as it is sold. When such property is acquired, it is recorded at the lower of its unpaid principal balance or fair value. Any required write-down of the loan to its fair value upon foreclosure is charged against the allowance for loan losses.

         The following table sets forth information with respect to the Bank's non-performing loans and other problem assets at the dates indicated. No loans were recorded as restructured loans within the meaning of Statement of Financial Accounting Standards No. 15, at the dates indicated.

                                                                       AT DECEMBER 31,
                                                                      -----------------
                                                                       1998       1997
                                                                      -------    ------
                                                                        (IN THOUSANDS)
Loans accounted for on a nonaccrual basis: (1)
  Real estate:
     One- to four-family .......................................       $ 67        $248
     Commercial loans ..........................................        284          --
  Consumer loans ...............................................         13          --
                                                                       ----        ----
        Total ..................................................       $364        $248
                                                                       ====        ====
Accruing loans which are contractually past due 90 days or more:
  Real estate loans:
    One- to four-family ........................................       $ 66        $ --
  Consumer loans ...............................................         --          --
                                                                       ----        ----
        Total ..................................................       $ 66        $ --
                                                                       ====        ====
        Total non-performing loans .............................       $430        $248
                                                                       ====        ====
Percentage of total loans ......................................       1.60%       1.26%
                                                                       ====        ====
Other non-performing assets ....................................       $ --        $ --
                                                                       ====        ====
Loans modified in troubled debt restructurings .................       $ --        $ --
                                                                       ====        ====

-----------------
(1) Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely. Payments received on a nonaccrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.

         At December 31, 1998, the Bank did not have any loans which were not currently classified as non-accrual, 90 days past due or restructured but where known information about possible credit problems of borrowers caused management to have serious concerns as to the ability of the borrowers to comply with present loan repayment terms and would result in disclosure as non-accrual, 90 days past due or restructured.

         At December 31, 1998, the Bank's non-accruing loans totaled $67,000 of residential loans with balances outstanding ranging from $10,000 to $30,000 and $284,000 of commercial business loans with balances of $125,000 and $159,000 and $13,000 of consumer loans with balances outstanding ranging from $1,500 to $4,700. As of September 30, 1999, the Bank's non-accruing loans totaled $28,000 of residential loans.

         ASSET CLASSIFICATION AND ALLOWANCE FOR LOSSES. Federal regulations require national banks to classify their assets on the basis of quality on a regular basis. An asset is classified as "substandard" if it is determined to be inadequately protected by the current retained earnings and paying capacity of the obligor or of the collateral pledged, if any. An asset is classified as "doubtful" if full collection is highly questionable or improbable. An asset is classified as "loss" if it is considered uncollectible, even if a partial recovery could be expected in the future. The regulations also provide for a "special mention" designation, described as assets which do not currently expose a national bank to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require a national bank to establish general allowances for loan losses. If an asset or portion thereof is classified loss, a national bank must either establish a specific allowance for loss in the amount of the portion of the asset classified loss, or charge off such amount. Federal examiners may disagree with a bank's classifications. If a bank does not agree with an examiner's classification of an asset, it may appeal this determination to the District Manager of the OCC. The Bank regularly reviews its assets to determine whether any assets require classification or re-classification. At December 31, 1998, the Bank had $714,000 in classified assets, which consisted of $693,000 in assets classified as substandard, $0 in assets classified as doubtful and $0 in assets classified as loss and $21,000 in assets classified as special mention. At September 30, 1999, the Bank had $173,000 in classified assets, which consisted of $173,000 in assets classified as substandard, $0 in assets classified as doubtful and $0 in assets classified as loss. As of September 30, 1999, the Bank had $104,000 in assets classified as special mention.

         In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. General allowances are made pursuant to management's assessment of the risk in the Bank's loan portfolio as a whole. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the status of loans which are contractually past due and considering the net realizable value of the security for the loan. Management continues to actively monitor the Bank's asset quality and to charge off loans against the allowance for loan losses when appropriate, or to provide specific loss reserves when necessary. In addition, following the Bank Conversion, the Bank has increased its portfolio of consumer and commercial loans which carry a higher risk of default than mortgage loans. The Bank performs a quarterly analysis of the loans originated, its loan portfolio and the characteristics of that portfolio in order to determine the proper amount to add to its loan loss provisions. Based on these factors, the Bank contributed to its general loan loss reserve by adding an allowance of $231,000 for the year ended December 31, 1998, to the loan loss reserve account. The Bank contributed an additional $68,000 to its general loan loss reserve for the nine months ended September 30, 1999. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions vary from the assumptions used in making the initial determinations.

         OCC policy requires maintenance of an adequate allowance for loan and lease losses and an effective loan review system. This policy includes an arithmetic formula for checking the reasonableness of an institution's allowance for loan loss estimate compared to the average loss experience of the industry as a whole. Examiners will review an institution's allowance for loan losses and compare it against the sum of: (i) up to 60% of the portfolio that is classified doubtful; (ii) up to 25% of the portfolio that is classified as substandard; and
(iii) for the portions of the portfolio that have not been classified (including those loans designated as special mention), estimated credit losses over the upcoming 12 months given the facts and circumstances as of the evaluation date. This amount is considered neither a "floor" nor a "safe harbor" of the level of allowance for loan losses an institution should maintain, but examiners will view a shortfall relative to the amount as an indication that they should review management's policy on allocating these allowances to determine whether it is reasonable based on all relevant factors.

         The following table sets forth an analysis of activity in the Bank's allowance for loan losses for the periods indicated.

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                             1998          1997
                                                            -------       -------
                                                            (DOLLARS IN THOUSANDS)
Balance at beginning of period...........................   $   195       $   141

Loans charged off:
   Real estate mortgage:
       One- to four-family...............................        50            --
       Multi-family......................................        --            --
   Consumer..............................................         8            --
                                                            -------       -------
Total charge-offs........................................   $    58       $    --
                                                            -------       -------
Recoveries:
  Real estate mortgage:
      One- to four-family................................   $    --       $    --
      Multi-family.......................................        --            --
      Commercial.........................................        --            --
  Consumer...............................................        --            --
  Commercial business loans .............................        --            --
                                                            -------       -------
Total recoveries.........................................   $    --       $    --
                                                            -------       -------

Net loans charged off....................................   $    58       $    --
                                                            -------       -------
Provision for loan losses................................       231            54
                                                            -------       -------
Balance at end of period.................................   $   368       $   195
                                                            =======       =======
Ratio of net charge-offs to average
   loans outstanding during the period...................    0.2245%       0.0000%
                                                            =======       =======


         In originating loans, the Bank recognizes that credit losses will occur and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. It is management's policy to maintain a general allowance for loan losses based on, among other things, regular reviews of delinquencies and loan portfolio quality, character and size, the Bank's and the industry's historical and projected loss experience and current and forecasted economic conditions. The Bank increases its allowance for loan losses by charging provisions for possible losses against the Bank's income. Federal examiners may disagree with the savings institution as to the appropriate level of the institution's allowance for loan losses.

         General allowances are made pursuant to management's assessment of risk in the Bank's loan portfolio as a whole. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the security for the loan. Management also reviews individual loans for which full collectibility may not be reasonably assured and evaluates among other things the net realizable value of the underlying collateral. Management continues to actively monitor the Bank's asset quality and to charge off loans against the allowance for loan losses when appropriate or provide specific loan losses when necessary. As of December 31, 1998 and September 30, 1999, the Bank's allowance for loan losses did not include any specific loss reserves. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

         The following table allocates the Bank's allowance for loan losses by loan category at the dates indicated. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any category.

                                                 AT DECEMBER 31,
                                -------------------------------------------------
                                        1998                       1997
                                ---------------------      ----------------------
                                          PERCENT OF                  PERCENT OF
                                           LOANS IN                     LOANS IN
                                          CATEGORY TO                 CATEGORY TO
                                AMOUNT    TOTAL LOANS      AMOUNT     TOTAL LOANS
                                ------    -----------      ------     -----------
                                           (DOLLARS IN THOUSANDS)
Real estate loans:
      One- to four-family       $  188        64.49%       $  106        82.85%
      Commercial ........           65        17.85             6         0.13
      Construction ......            6         1.59             3         1.41

Consumer loans:
   Savings account ......           --           --            --         2.80
   Other consumer .......           37         8.65            20         4.33
Commercial business .....           22         6.03            10         8.48
Unallocated .............           50           --            50           --
                                ------       ------        ------       ------
     Total ..............       $  368       100.00%       $  195       100.00%
                                ======       ======        ======       ======


         INVESTMENT ACTIVITIES. The general objectives of the Bank's investment policy are to (i) maintain liquidity levels sufficient to meet the operating needs of the Bank and applicable regulatory requirements, (ii) minimize interest rate risk by managing the repricing characteristics of the Bank's assets and liabilities, (iii) reduce credit risk by maintaining a balance of high quality diverse investments, (iv) absorb excess liquidity when loan demand is low and/or deposit growth is high, (v) maximize returns without compromising liquidity or creating undue credit or interest rate risk and (vi) provide collateral for pledging requirements. The Bank's investment activities are conducted by senior management and supervised by the Board of Directors. Investments are governed by an investment policy adopted by the Board, which currently provides for maintenance of an investment portfolio for the purposes of providing earnings, ensuring a minimum liquidity reserve and facilitating the Bank's asset/liability management objectives (e.g., limiting the weighted average terms to maturity or repricing of the Bank's interest-earning assets). In accordance with the policy, management has primarily invested in government and agency securities backed by the full faith and credit of the United States, mortgage-backed securities and participation certificates issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Federal National Mortgage Bank ("FNMA") or Government National Mortgage Bank ("GNMA"), federal funds sold and, to a lesser extent, federally insured interest-bearing deposits in other banks.

         The Bank holds some of its securities to maturity and others are available for sale. Securities held to maturity are accounted for at cost as adjusted for unamortized discounts and premiums, while securities available for sale are carried at fair value. At December 31, 1998, the fair value of such securities, including mortgage-backed securities was greater than the carrying value by $26,400. The amortized cost of the available-for-sale securities held by the Bank exceeded the market value of such securities by $23,900 at December 31, 1998. The Bank does not currently foresee any conditions that would require any sales of its investments. For additional information, see Notes 3 and 4 of the Notes to Consolidated Financial Statements for December 31, 1998 and 1997 included in this proxy statement.

         The following table sets forth the carrying value of the Bank's investment securities portfolio at the dates indicated.

                                                                    AT DECEMBER 31,
                                                            ----------------------------
                                                              1998                1997
                                                            ---------           --------
                                                               (DOLLARS IN THOUSANDS)
Securities available-for-sale:
   U.S. government agencies..............................   $   1,575           $  2,328
   Obligations of state and political subdivisions.......          --                190
   Mortgage-backed securities............................       2,756              3,462
                                                            ---------           --------
      Total investment securities........................       4,331              5,980
                                                            ---------           --------
Securities held-to-maturity:
   U.S. government agencies..............................          --                500
   Obligations of state and political subdivisions.......         657                657
   Mortgage-backed securities............................         380                557
                                                            ---------           --------
                                                                1,037              1,714
                                                            ---------           --------
Cash and time deposits - interest bearing................       4,526              2,530
                                                            ---------           --------
FHLB stock and FRB stock.................................         520                501
                                                            ---------           --------
      Total..............................................   $  10,414           $ 10,725
                                                            =========           ========

         The following table sets forth the scheduled maturities, carrying values, market values and average yields for the Bank's investment portfolio at December 31, 1998. The yields on tax-exempt securities have been computed on a fully-taxable equivalent basis.

                                ONE YEAR OR LESS      ONE TO FIVE YEARS       FIVE TO TEN YEARS     MORE THAN TEN YEARS
                              -------------------    -------------------     ------------------    --------------------
                               CARRYING   AVERAGE    CARRYING    AVERAGE     CARRYING   AVERAGE    CARRYING    AVERAGE
                                VALUE      YIELD      VALUE       YIELD       VALUE      YIELD       VALUE      YIELD
                              --------    -------    --------    -------     --------   -------    --------    -------
                                                             (DOLLARS IN THOUSANDS)
Securities available for sale:
   U.S. government agencies   $    500     5.87%    $    300       3.57%    $     701     5.36%     $     85      6.32%
   Obligations of states and
      political subdivisions        --                     --                      --                     --
   Mortgage-backed
      securities............        66     5.03%          217      4.77%          343     5.29%        2,118       6.02%
                              --------               --------               ---------               --------
                                   566                    517                   1,044                  2,203
                              --------               --------               ---------               --------
Securities held-to-maturity:
   U.S. government agencies   $     --               $     --               $      --               $     --
    Obligations of states and
      political subdivisions        --                     --                     397     5.49%          260       5.90%
    Mortgage-backed
      securities............        --                     --                      --                    380       6.11%
                              --------               --------               ---------               --------
                                    --                     --                     397                    640
                              --------               --------               ---------               --------
                              $    566               $    517               $   1,441               $  2,843
                              ========               ========               =========               ========



                                  TOTAL INVESTMENT PORTFOLIO
                                -------------------------------
                                 CARRYING      MARKET     AVERAGE
                                  VALUE        VALUE       YIELD
                                 -------       ------     -------
                                      (DOLLARS IN THOUSANDS)

Securities available for sale:
   U.S. government agencies      $ 1,586      $ 1,575      4.52%
   Obligations of states and
      political subdivisions          --           --
   Mortgage-backed
      securities............       2,744        2,756       5.30%
                                 -------      -------
                                   4,330        4,331
                                 -------      -------
Securities held-to-maturity:
   U.S. government agencies      $    --           --
    Obligations of states and
      political subdivisions         657          693       3.02%
    Mortgage-backed
      securities............         380          380       6.08%
                                 -------      -------
                                   1,037        1,073
                                 -------      -------
                                 $ 5,367      $ 5,404
                                 =======      =======

         For further information regarding the Bank's investment securities and mortgage-backed securities, see Notes 1, 3 and 4 of Notes to Consolidated Financial Statements for December 31, 1998 and 1997 in this proxy statement.

DEPOSIT ACTIVITIES AND OTHER SOURCES OF FUNDS

         GENERAL. Deposits are a significant source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments and interest payments and maturing investment securities. Loan repayments and interest payments are a relatively stable source of funds, while deposit inflows and outflows are significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources, or on a longer term basis for general business purposes. Following the Bank Conversion, the Bank retained access to borrow from the FHLB of Cincinnati.

         DEPOSITS. Deposits are attracted principally from within the Bank's primary market area through the offering of a variety of deposit instruments, including passbook and statement accounts and certificates of deposit ranging in term from 31 days to 24 months. Deposit account terms vary, principally on the basis of the minimum balance required, the time periods the funds must remain on deposit and the interest rate. The Bank also offers individual retirement accounts ("IRAs").

         The Bank's policies are designed primarily to attract deposits from local residents. The Bank does not accept deposits from brokers due to the volatility and rate sensitivity of such deposits. Interest rates paid, maturity terms, service fees and withdrawal penalties are established by the Bank on a periodic basis. Determination of rates and terms are predicated upon funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations. The Bank has recently paid rates slightly above prevailing market rates in order to attract deposits.

         Savings deposits in the Bank at December 31, 1998 were represented by the various types of savings programs described below.

INTEREST       MINIMUM                                                     MINIMUM                  PERCENTAGE OF
  RATE          TERM                     CATEGORY                          AMOUNT      BALANCES     TOTAL SAVINGS
  ----          ----                     --------                          ------      --------     -------------
                                                                                 (DOLLARS IN THOUSANDS)

3.00%          None                 Passbook accounts                     $      25    $   1,469         5.07%
4.12           None                 Super savings                            10,000        1,380         4.76
2.00           None                 NOW accounts                                200        1,103         3.80
3.05           None                 Super NOW accounts                        1,500          860         2.97
0.00           None                 Noninterest-bearing checking
                                        accounts                                100          705         2.43

                                    Certificates of Deposit

* 3.62%        1 month or less      Fixed-term, fixed-rate                      500           58         0.20
* 4.49         3 months             Fixed-term, fixed-rate                      500        1,977         6.82
* 5.09         6 months             Fixed-term, fixed-rate                      500       10,692        36.88
* 5.38         12 months            Fixed-term, fixed-rate                      500        5,394        18.60
* 5.56         18 months            Fixed-term, fixed-rate                      500        3,628        12.51
* 5.35         18 months - IRA      Fixed-term, fixed-rate                      500        1,202         4.15
  5.54         24 months            Fixed-term, fixed-rate                      500          526         1.81
                                                                                       ---------     --------
                                                                                       $  28,994       100.00%
                                                                                       =========       ======

---------------
* Represents weighted average interest rate.

         The following table sets forth the change in dollar amount of deposits in the various types of accounts offered by the Bank between the dates indicated.

                                                              INCREASE
                                   BALANCE AT             (DECREASE) FROM   BALANCE AT
                                  DECEMBER 31,     % OF     DECEMBER 31,   DECEMBER 31,    % OF
                                     1998        DEPOSITS      1997           1997       DEPOSITS
                                   -------        ------     -------        -------       ------
                                                       (DOLLARS IN THOUSANDS)
Passbook and regular savings       $ 1,469          5.07%    $  (445)       $ 1,914         8.94%
Super savings ..............         1,380          4.76       1,380             --           --
NOW Accounts ...............         1,103          3.80         397            706         3.30
Super NOW ..................           860          2.97         509            351         1.64
Certificates of deposit ....        15,162         52.29       2,358         12,804        59.77
IRA ........................         1,203          4.15           9          1,194         5.58
Jumbo certificates .........         7,112         24.53       3,043          4,069        19.00
Other ......................           705          2.43         327            378         1.77
                                   -------        ------     -------        -------       ------
     Total .................       $28,994        100.00%    $ 7,578        $21,416       100.00%
                                   =======        ======     =======        =======       ======


         The following tables set forth the average balances and interest rates based on month-end balances for interest-bearing demand deposits and time deposits as of the dates indicated.

                                                               YEAR ENDED DECEMBER 31,
                                               --------------------------------------------------

                                                       1998                         1997
                                               ---------------------       ----------------------
                                               AVERAGE       AVERAGE       AVERAGE        AVERAGE
                                               BALANCE         RATE        BALANCE          RATE
                                               -------         ----        -------          ----
                                                              (DOLLARS IN THOUSANDS)
Savings deposits.............................. $   1,475       3.00%       $   1,946        2.83%
Super savings deposit.........................     1,276       4.12               --          --
Interest-bearing demand deposits..............     3,599       2.24            1,539        2.01
Noninterest-bearing demand deposits...........       726         --              217          --
Certificates of deposit.......................    23,300       5.20           18,380        5.28
                                               ---------                   ---------
     Total.................................... $  30,376                   $  22,082
                                               =========                   =========


         Time Deposits by Rates. The following table sets forth the time deposits in the Bank classified by nominal rates at the dates indicated.

                                 AT DECEMBER 31,
                             ---------------------
                               1998          1997
                             -------       -------
                            (DOLLARS IN THOUSANDS)
         2.00 -  3.99%       $    --       $    --
         4.00 -  5.99%        23,476        18,067
         6.00 -  7.99%            --            --
         8.00 -  9.99%            --            --
                             -------       -------
                             $23,476       $18,067
                             =======       =======

         Time Deposit Maturity Schedule. The following table sets forth the amount and maturities of time deposits at December 31, 1998.

                                                  AMOUNT DUE
                    --------------------------------------------------------------------
                     LESS THAN                                    AFTER
RATE                 ONE YEAR     1-2 YEARS     2-3 YEARS        3 YEARS        TOTAL
----                ----------    ----------   ----------       ----------    ----------
                                            (IN THOUSANDS)
2.00 -  3.99%       $       --    $       --   $       --       $       --    $       --
4.00 -  5.99%           20,982         2,494           --               --        23,476
6.00 -  7.99%               --            --           --               --            --
8.00 -  9.99%               --            --           --               --            --
                    ----------    ----------   ----------       ----------    ----------
                    $   20,982    $    2,494   $       --       $       --    $   23,476
                    ==========    ==========   ==========       ==========    ==========


         Maturity of Jumbo Certificates. The following table indicates the amount as of December 31, 1998 of the Bank's certificates of deposit of $100,000 or more by time remaining until maturity.

                                                           CERTIFICATES
               MATURITY PERIOD                             OF DEPOSITS
               ---------------                             -----------
                                                          (IN THOUSANDS)
               Three months or less.......................  $    3,142
               Over three through six months..............       2,124
               Over six through 12 months.................       1,346
               Over 12 months.............................         711
                                                            ----------
                   Total..................................  $    7,323
                                                            ==========


         Savings Deposit Activity. The following table sets forth the savings activities of the Bank for the periods indicated.

                                                             YEAR ENDED DECEMBER 31,
                                                            ------------------------
                                                               1998           1997
                                                            ----------      --------
                                                              (DOLLARS IN THOUSANDS)
Deposits less withdrawals................................   $    6,452      $    (80)
Interest credited........................................        1,126           858
                                                            ----------      --------
      Net increase (decrease) in savings deposits........   $    7,578      $    778
                                                            ==========      ========


         Management attributes the changes in deposits for the years ended December 31, 1998 and 1997 to management's deposit pricing strategies.

         BORROWINGS. Savings deposits historically have been the primary source of funds for the Bank's lending and investment activities and for its general business activities. The Bank is authorized, however, to use advances from the FHLB of Cincinnati to supplement its supply of lendable funds and to meet deposit withdrawal requirements. Advances from the FHLB typically would be secured by the Bank's stock in the FHLB and a portion of the Bank's mortgage loans. The Bank has not obtained any borrowings other than FHLB advances in recent years. At December 31, 1998, the Bank had $693,000 in FHLB advances outstanding with a weighted average interest rate of 7.76%, which mature in years ranging from 1999 to 2026.

         The FHLB of Cincinnati functions as a central reserve bank providing credit for savings institutions and certain other member financial institutions. As a member, the Bank is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met.

SUBSIDIARY ACTIVITIES

         The Bank previously had one wholly owned subsidiary service corporation, Lexington First Federal Service Corporation (the "Service Corporation"). The stock in the subsidiary was transferred to the Bank and the subsidiary was liquidated in March 1998.

COMPETITION

         The Bank experiences substantial competition both in attracting and retaining savings deposits and in the making of mortgage and other loans. Direct competition for savings deposits comes from other savings institutions, credit unions, regional bank holding companies and commercial banks located in its primary market area. Significant competition for the Bank's other deposit products and services comes from money market mutual funds, brokerage firms, insurance companies and retail stores. The primary factors in competing for loans are interest rates and loan origination fees and the range of services offered by various financial institutions, commercial banks, mortgage bankers, mortgage brokers and insurance companies.

         The Bank's primary competition comes from 16 commercial banks, four of which have branch offices located in Henderson County, Tennessee. The branches of the four commercial banks located in Henderson County had gross deposits of approximately $276 million at December 31, 1998, the most recent date for which such information is available. The Bank had approximately $29 million in deposits as of December 31, 1998.

         The Bank is able to compete effectively in its primary market area by offering competitive interest rates and loan fees, and a wide variety of deposit products and by emphasizing personal customer service and cultivating relationships with the local businesses. Management believes that, as a result of the Bank's commitment to competitive pricing, varied products and personal service, the Bank has developed a solid base of core deposits and the Bank's loan origination activities are an asset to the community.

PERSONNEL

         As of September 30, 1999, the Company and its subsidiaries had 14 full-time employees and no part-time employees. The employees are not represented by a collective bargaining unit. Management believes that the Company and its subsidiaries enjoy good relations with its personnel.

PROPERTIES

         The following table sets forth the location and certain additional information regarding the Bank's offices at December 31, 1998.

                                                            BOOK VALUE AT                          DEPOSITS AT
                                    YEAR         OWNED OR    DECEMBER 31,       APPROXIMATE        DECEMBER 31,
                                    OPENED        LEASED         1998          SQUARE FOOTAGE          1998
                                    ------        ------         ----          --------------          ----
                                                       (DOLLARS IN THOUSANDS)                (DOLLARS IN THOUSANDS)
MAIN OFFICE:
19 NATCHEZ TRACE DRIVE              1961           OWNED         $216              6,800             $27,900
LEXINGTON, TENNESSEE 38351

BRANCH OFFICE:
435 WEST CHURCH STREET              1998           OWNED          378              1,450               1,100
LEXINGTON, TENNESSEE
38351

         The Bank owns three parcels of land. One parcel, the office building in which the office of the Bank is located, is at 19 Natchez Trace Drive, and another parcel adjoins the office building, and was purchased in 1976 for expansion purposes. In the spring of 1997, the bank purchased property for $127,500 for its branch which opened in the spring of 1998. The Bank remodeled the building and installed a drive-up window facilities for a full service branch. The cost of these improvements was $270,000 with furniture, fixtures and equipment costing $129,000 for a total cost of $526,500.

         Intrieve, Cincinnati, Ohio, performs data processing and record keeping for the Bank. The Bank's fixtures and equipment include a network of teller terminals, personal computers, miscellaneous office equipment and satellite communications equipment.

         As of September 30, 1999, the net book value of the Bank's premises, furniture, fixtures and equipment was $739,000.

 LEGAL PROCEEDINGS

         From time to time, the Bank is a party to various legal proceedings incident to its business. At September 30, 1999, there were no other legal proceedings to which the Company or the Bank was a party, or to which any of their property was subject, which were expected by management to result in a material loss to the Company or the Bank.

                           SUPERVISION AND REGULATION

REGULATION OF THE COMPANY

         GENERAL. The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the "BHCA"). As such, the Company is registered with the Federal Reserve Board and subject to Federal Reserve Board regulation, examination, supervision and reporting requirements. As a bank holding company, the Company is required to furnish to the Federal Reserve Board annual and quarterly reports of its operations at the end of each period and to furnish such additional information as the Federal Reserve Board may require pursuant to the BHCA. The Company is also subject to regular examination by the Federal Reserve Board.

         Under the BHCA, a bank holding company must obtain the prior approval of the Federal Reserve Board before (1) acquiring direct or indirect ownership or control of any voting shares of any bank or bank holding company if, after such acquisition, the bank holding company would directly or indirectly own or control more than 5% of such shares; (2) acquiring all or substantially all of the assets of another bank or bank holding company; or (3) merging or consolidating with another bank holding company.

         Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act") allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not approve the acquisition of a bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The Riegle-Neal Act also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. The Riegle-Neal Act does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in the Riegle-Neal Act.

         Additionally, the federal banking agencies are authorized to approve interstate merger transactions without regard to whether such transaction is prohibited by the law of any state, unless the home state of one of the banks has opted out of the Riegle-Neal Act by adopting a law after the date of enactment of the Riegle-Neal Act and prior to June 1, 1997 which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions. Interstate mergers and branch acquisitions are also subject to the nationwide and statewide insured deposit concentration amounts described above.

         The Riegle-Neal Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The Riegle-Neal Act also requires the appropriate federal banking agencies to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production.

         The BHCA also prohibits, with certain exceptions, a bank holding company from acquiring direct or indirect ownership or control of more than 5% of the voting shares of a company that is not a bank or a bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The activities of the Company are subject to these legal and regulatory limitations under the BHCA and the Federal Reserve Board's regulations thereunder. Notwithstanding the Federal Reserve Board's prior approval of specific nonbanking activities, the Federal Reserve Board has the power to order a holding company or its subsidiaries to terminate any activity, or to terminate its ownership or control of any subsidiary, when it has reasonable cause to believe that the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company.

         CAPITAL ADEQUACY. The Federal Reserve Board has adopted guidelines regarding the capital adequacy of bank holding companies, which require bank holding companies to maintain specified minimum ratios of capital to total assets and capital to risk-weighted assets. See "-- Regulation of the Bank -- Regulatory Capital Requirements."

         DIVIDENDS AND DISTRIBUTIONS. The Federal Reserve Board has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that the company's net income for the past year is sufficient to cover both the cash dividends and a rate of earning retention that is consistent with the company's capital needs, asset quality, and overall financial condition.

         Bank holding companies are required to give the Federal Reserve Board notice of any purchase or redemption of their outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the bank holding company's consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would violate any law, regulation, Federal Reserve Board order, directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. Bank holding companies whose capital ratios exceed the thresholds for "well capitalized" banks on a consolidated basis are exempt from the foregoing requirement if they were rated composite 1 or 2 in their most recent inspection and are not the subject of any unresolved supervisory issues.

REGULATION OF THE BANK

         GENERAL. As a national bank, the Bank is subject to the primary supervision of the OCC under the National Bank Act. The OCC regularly examines the operations of the Bank, including but not limited to capital adequacy, reserves, loans, investments and management practices. These examinations are for the protection of the Bank's depositors and not its shareholders. In addition, the Bank is required to furnish quarterly and annual reports to the OCC. The OCC's enforcement authority includes the power to remove officers and directors and the authority to issue cease-and-desist orders to prevent a bank from engaging in unsafe or unsound practices or violating laws or regulations governing its business.

         The Bank's deposits are insured by the FDIC to the legal maximum of $100,000 for each insured depositor. Some of the aspects of the lending and deposit business of the Bank that are subject to regulation by the Federal Reserve Board and the FDIC include reserve requirements and disclosure requirements in connection with personal and mortgage loans and savings deposit accounts. In addition, the Bank is subject to numerous federal and state laws and regulations which set forth specific restrictions and procedural requirements with respect to the establishment of branches, investments, interest rates on loans, credit practices, the disclosure of credit terms and discrimination in credit transactions.

         REGULATORY CAPITAL REQUIREMENTS. The Federal Reserve Board and the OCC have established guidelines with respect to the maintenance of appropriate levels of capital by bank holding companies and national banks, respectively. The regulations impose two sets of capital adequacy requirements: minimum leverage rules, which require bank holding companies and banks to maintain a specified minimum ratio of capital to total assets, and risk-based capital rules, which require the maintenance of specified minimum ratios of capital to "risk-weighted" assets.

         The regulations of the Federal Reserve Board and the OCC require bank holding companies and national banks, respectively, to maintain a minimum leverage ratio of "Tier 1 capital" (as defined in the risk-based capital guidelines discussed in the following paragraphs) to total assets of 3.0%. Although setting a minimum 3.0% leverage ratio, the capital regulations state that only the strongest bank holding companies and banks, with composite examination ratings of 1 under the rating system used by the federal bank regulators, would be permitted to operate at or near such minimum level of capital. All other bank holding companies and banks are expected to maintain a leverage ratio of at least 1% to 2% above the minimum ratio, depending on the assessment of an individual organization's capital adequacy by its primary regulator. Any bank or bank holding company experiencing or anticipating significant growth would be expected to maintain capital well above the minimum levels. In addition, the Federal Reserve Board has indicated that whenever appropriate, and in particular when a bank holding company is undertaking expansion, seeking to engage in new activities or otherwise facing unusual or abnormal risks, it will consider, on a case-by-case basis, the level of an organization's ratio of tangible Tier 1 capital (after deducting all intangibles) to total assets in making an overall assessment of capital.

         The risk-based capital rules of the Federal Reserve Board and the OCC require bank holding companies and state member banks to maintain minimum regulatory capital levels based upon a weighting of their assets and off-balance sheet obligations according to risk. The risk-based capital rules have two basic components: a core capital (Tier 1) requirement and a supplementary capital (Tier 2) requirement. Core capital consists primarily of common stockholders' equity, certain perpetual preferred stock (which must be noncumulative with respect to banks), and minority interests in the equity accounts of consolidated subsidiaries; less all intangible assets, except for certain purchased mortgage servicing rights and purchased credit card relationships. Supplementary capital elements include, subject to certain limitations, the allowance for losses on loans and leases; perpetual preferred stock that does not qualify as Tier 1 capital and long-term preferred stock with an original maturity of at least 20 years from issuance; hybrid capital instruments, including perpetual debt and mandatory convertible securities; and subordinated debt and intermediate-term preferred stock.

         The risk-based capital regulations assign balance sheet assets and credit equivalent amounts of off-balance sheet obligations to one of four broad risk categories based principally on the degree of credit risk associated with the obligor. The assets and off-balance sheet items in the four risk categories are weighted at 0%, 20%, 50% and 100%. These computations result in the total risk-weighted assets. The risk-based capital regulations require all banks and bank holding companies to maintain a minimum ratio of total capital to total risk-weighted assets of 8%, with at least 4% as core capital. For the purpose of calculating these ratios: (i) supplementary capital will be limited to no more than 100% of core capital; and (ii) the aggregate amount of certain types of supplementary capital will be limited. In addition, the risk-based capital regulations limit the allowance for loan losses includable as capital to 1.25% of total risk-weighted assets.

         OCC regulations and guidelines additionally specify that national banks with significant exposure to declines in the economic value of their capital due to changes in interest rates may be required to maintain higher risk-based capital ratios. The federal banking agencies, including the OCC, have proposed a system for measuring and assessing the exposure of a bank's net economic value to changes in interest rates. The federal banking agencies, including the OCC, have stated their intention to propose a rule establishing an explicit capital charge for interest rate risk based upon the level of a bank's measured interest rate risk exposure after more experience has been gained with the proposed measurement process. Federal Reserve Board regulations do not specifically take into account interest rate risk in measuring the capital adequacy of bank holding companies.

         The OCC has issued final regulations which classify national banks by capital levels and which provide for the OCC to take various prompt corrective actions to resolve the problems of any bank that fails to satisfy the capital standards. Under such regulations, a well-capitalized bank is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk-based capital ratio of 6%, and a leverage ratio of 5%. An adequately capitalized bank is one that does not qualify as well-capitalized but meets or exceeds the following capital requirements: a total risk-based capital ratio of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either (i) 4% or (ii) 3% if the bank has the highest composite examination rating. A bank not meeting these criteria is treated as undercapitalized, significantly undercapitalized, or critically undercapitalized depending on the extent to which the bank's capital levels are below these standards. A national bank that falls within any of the three undercapitalized categories established by the prompt corrective action regulation will be subject to severe regulatory sanctions. As of September 30, 1999, the Bank was well-capitalized as defined by the OCC's regulations.

         For information regarding the Bank's compliance with its regulatory capital requirements, see Note 16 of Notes to Consolidated Financial Statements for December 31, 1998 and 1997 included in this proxy statement.

         BRANCHING. Under the McFadden Act of 1927, national banks may only establish branches to the extent specifically authorized by statute for banks chartered by the state in which the national bank is located and subject to the restrictions as to location imposed by state law on state banks. The Riegle-Neal Act authorizes the OCC and FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching.

         DIVIDEND LIMITATIONS. Pursuant to the National Bank Act, no national bank may pay dividends from its paid-in capital. All dividends must be paid out of current or retained net profits, after deducting reserves for losses and bad debts. The National Bank Act further restricts the payment of dividends out of net profits by prohibiting a national bank from declaring a dividend on its shares of common stock until the surplus fund equals the amount of capital stock or, if the surplus fund does not equal the amount of capital stock, until one-tenth of a bank's net profits for the preceding half year in the case of quarterly or semi-annual dividends, or the preceding two half-year periods in the case of annual dividends, are transferred to the surplus fund. Prior OCC approval is required for the payment of a dividend if the total of all dividends declared by a national bank in any calendar year would exceed the total of its net profits for that year combined with its net profits for the two preceding years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, the Bank is prohibited by federal statute from paying dividends or making any other capital distribution that would cause the Bank to fail to meet its regulatory capital requirements. Further, the OCC also has authority to prohibit the payment of dividends by a national bank when it determines such payment to be an unsafe and unsound banking practice.

         DEPOSIT INSURANCE. Because the Bank was a savings bank prior to the Bank Conversion, its deposits continue to be insured by the SAIF rather than by the Bank Insurance Fund ("BIF") which generally insures the deposits of national banks. The Bank is required to pay semi-annual assessments based on a percentage of its insured deposits to the FDIC for insurance of its deposits by the SAIF. Under the Federal Deposit Insurance Act, the FDIC is required to set semi-annual assessments for SAIF-insured institutions to maintain the designated reserve ratio of the SAIF at 1.25% of estimated insured deposits or at a higher percentage of estimated insured deposits that the FDIC determines to be justified for that year by circumstances raising a significant risk of substantial future losses to the SAIF.

         Under the risk-based deposit insurance assessment system adopted by the FDIC, the assessment rate for an insured depository institution depends on the assessment risk classification assigned to the institution by the FDIC, which is determined by the institution's capital level and supervisory evaluations. Based on the data reported to regulators for the date closest to the last day of the seventh month preceding the semi-annual assessment period, institutions are assigned to one of three capital groups -- "well capitalized," "adequately capitalized" or "undercapitalized." Within each capital group, institutions are assigned to one of three subgroups on the basis of supervisory evaluations by the institution's primary supervisory authority and such other information as the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance fund.

         Over the past several years, institutions with SAIF-assessable deposits, like the Bank, were required to pay higher deposit insurance premiums than institutions with deposits insured by the BIF. In order to recapitalize the SAIF and address the premium disparity, in November 1996 the FDIC imposed a one-time special assessment on institutions with SAIF-assessable deposits based on the amount determined by the FDIC to be necessary to increase the reserve levels of the SAIF to the designated reserve ratio of 1.25% of insured deposits. Institutions were assessed at the rate of 65.7 basis points based on the amount of their SAIF-assessable deposits as of March 31, 1995. As a result of the special assessment the Bank incurred an expense of $128,000 during the quarter ended September 30, 1996.

         The FDIC has adopted a new assessment schedule for SAIF deposit insurance pursuant to which the assessment rate for well-capitalized institutions with the highest supervisory ratings would be reduced to zero and institutions in the lowest risk assessment classification will be assessed at the rate of 0.27% of insured deposits. Until December 31, 1999, however, SAIF-insured institutions, will be required to pay assessments to the FDIC at the rate of 6.5 basis points to help fund interest payments on certain bonds issued by the Financing Corporation ("FICO") an agency of the federal government established to finance takeovers of insolvent thrifts. During this period, BIF members will be assessed for these obligations at the rate of 1.3 basis points. After December 31, 1999, both BIF and SAIF members will be assessed at the same rate for FICO payments.

         TRANSACTIONS WITH AFFILIATES. Transactions between a national bank and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a national bank is any company or entity which controls, is controlled by or is under common control with the national bank. In a holding company context, the parent holding company of a national bank (such as the Company) and any companies which are controlled by such parent holding company are affiliates of the national bank. Generally, Sections 23A and 23B (i) limit the extent to which the bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and similar other types of transactions. In addition to the restrictions imposed by Sections 23A and 23B, no national bank may (i) loan or otherwise extend credit to an affiliate, except for any affiliate which engages only in activities which are permissible for bank holding companies, or (ii) purchase or invest in any stocks, bonds, debentures, notes or similar obligations of any affiliate, except for affiliates which are subsidiaries of the national bank. The BHCA further prohibits a depository institution from extending credit to or offering any other services, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or certain of its affiliates or not obtain services of a competitor of the institution, subject to certain exceptions.

         LOANS TO DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS. National banks are also subject to the restrictions contained in Section 22(h) and 22(g) of the Federal Reserve Act on loans to executive officers, directors and principal stockholders. Under Section 22(h), loans to a director, executive officer or greater than 10% stockholder of a national bank and certain affiliated interests of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated interests, the bank's loans to one borrower limit (generally equal to 15% of the institution's unimpaired capital and surplus) and all loans to such persons may not exceed the institution's unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans, above amounts prescribed by the appropriate federal banking agency, to directors, executive officers and greater than 10% stockholders of a national bank, and their respective affiliates, unless such loan is approved in advance by a majority of the board of directors of the association with any "interested" director not participating in the voting. The Federal Reserve Board has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval if required, as being the greater of $25,000 or 5% of capital and surplus (up to $500,000). Further, the Federal Reserve Board pursuant to Section 22(h) requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons unless the loan is made pursuant to a benefit or compensation plan that is widely available to other employees and does not give preference to insiders.
Section 22(h) also prohibits a depository institution from paying the overdrafts of any of its executive officers or directors. Section 22(g) of the Federal Reserve Act requires that loans to executive officers of depository institutions be approved by the board of directors of the institution, and imposes reporting requirements for and additional restrictions on the type, amount and terms of credits to such officers. In addition, Section 106 of the BHCA prohibits extensions of credit to executive officers, directors, and greater than 10% stockholders of a depository institution by any other institution which has a correspondent banking relationship with the institution, unless such extension of credit is on substantially the same terms as those prevailing at the time for comparable transactions with other persons and does not involve more than the normal risk of repayment or present other unfavorable features.

RECENT DEVELOPMENTS

         The Gramm-Leach-Bliley Financial Modernization Act of 1999 was enacted on November 12, 1999. The Act permits bank holding companies meeting certain management, capital, and community reinvestment act standards to engage in a substantially broader range of non-banking activities than permitted previously, including insurance underwriting and merchant banking activities. The Act repeals sections 20 and 32 of the Glass Steagall Act, permitting affiliations of banks with securities firms and registered investment companies. The Act authorizes financial holding companies, permitting banks to be owned by security firms, insurance companies and merchant banking companies and visa-versa. Some of these affiliations are also permissible for bank subsidiaries. The Act gives the Federal Reserve Board authority to regulate financial holding companies, but provides for functional regulation of subsidiary activities.

         The Act also modifies financial privacy and community reinvestment laws. The new financial privacy provisions generally prohibit financial institutions such as the Company from disclosing non-public personal financial information to third parties unless customers have the opportunity to opt out of the disclosure. The Act also magnifies the consequences of a bank receiving a less than a satisfactory community reinvestment act rating, by freezing new activities until the institution achieves a better community reinvestment act rating.

       OWNERSHIP OF COMMON STOCK BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         To the Company's knowledge, based on information filed with the Securities and Exchange Commission and the Company's stock records, the following table sets forth, as of December 31, 1999, the number of shares of Common Stock beneficially owned by (i) directors and executive officers, (ii) directors and executive officers as a group, and (iii) each person who beneficially owns more than 5% of the Common Stock.


NAME AND ADDRESS OF                      AMOUNT AND NATURE OF
    BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)         PERCENT OF CLASS (2)
------------------------                -----------------------         --------------------
Pat Carnal                                      65,812                          9.2%
230 Beasley Drive
P.O. Box 680
Lexington, TN 38351-0680

Stephen M. Lowry                                 5,748                           --
312 Elizabeth Circle
Lexington, 38351-6536

Vincent Marzella                                41,200                          5.8%
One Metrotech Center North
4th Floor
Brooklyn, NY 11201-3062

Stephen M. Milam                                 7,039                           -
P.O. Box 121
Lexington, TN 38351-0121

Arba Milam Taylor                               23,923                          3.4%
P.O. Box 121
Lexington, TN 38351-0121

Pope Thomas                                      8,809                          1.2%
700 Thomas Road
Lexington, TN 38351-6287

Robert C. Thomas                                 4,167                           -
720 Thomas Road
Lexington, TN 38351-6287

Howard W. Tignor(3)                             27,125                          3.8%
P.O. Box 710
Lexington, TN 38351-0710

Charlie H. Walker                               18,872                          2.6%
P.O. Box 530
Lexington, TN 38351-0530

Richard Walker                                   7,039                          --
P.O. Box 530
Lexington, TN 38351-0530

All Directors and Executive
Officers As a Group (9 persons)(3)             168,534                        23.6%


----------------

(1) The nature of the beneficial ownership of all shares is sole voting and investment power.
(2)      Percentages less than 1% are not reflected.

(3) Mr. Tignor resigned as President and a Director of the Company, effective February 12, 2000.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "SEC"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities at the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60621-2511. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

         This proxy statement incorporates documents by reference which are not presented herein or delivered herewith. These documents (other than exhibits to these documents unless such exhibits are specifically incorporated by reference herein) are available, without charge, upon oral or written request by any person to whom this proxy statement has been delivered. Shareholders who wish to receive copies of such documents may call the Company at (901) 968-6624 or write to the Company at Community National Corporation, 19 Natchez Trace Drive, P.O. Box 710, Lexington, Tennessee 38351 Attention: Chairman.


                                   By Order of the Board of Directors



                                   Arba Taylor, Chairman


March 8, 2000

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                               Page
                                                                                                               ----
CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY

         Consolidated Balance Sheet at September 30, 1999 (unaudited)...........................................F-1
         Consolidated Statements of Income for the nine months ended
                  September 30, 1999 and 1998 (unaudited).......................................................F-2
         Consolidated Statements of Comprehensive Income for the nine months ended
                  September 30, 1999 and 1998 (unaudited).......................................................F-4
         Consolidated Statement of Stockholders' Equity for the nine months ended
                  September 30, 1999 (unaudited)................................................................F-5
         Consolidated Statements of Cash Flows for the nine months ended
                  September 30, 1999 and 1998 (unaudited).......................................................F-6
         Notes to Consolidated Financial Statements for September 30, 1999 and 1998 (unaudited).................F-8
         Independent Auditor's Report...........................................................................F-9
         Consolidated Statements of Financial Condition at December 31, 1998 and 1997..........................F-10
         Consolidated Statements of Income for the years ended December 31, 1998 and 1997......................F-12
         Consolidated Statements of Comprehensive Income for the years ended
                  December 31, 1998 and 1997...................................................................F-14
         Consolidated Statements of Stockholders' Equity for the years ended
                  December 31, 1998 and 1997...................................................................F-15
         Consolidated Statements of Cash Flows for the years ended
                  December 31, 1998 and 1997...................................................................F-16
         Notes to Consolidated Financial Statements for December 31, 1998 and 1997.............................F-18

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                           CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999
                                   (Unaudited)

                                           ASSETS
Cash & cash equivalents:
   Non-interest bearing                                                     $    754,183
   Interest bearing                                                            3,384,998
Time deposits                                                                          0
Investment securities:
   Securities held-to-maturity (fair value of $678,720)                          657,979
   Securities available-for-sale, at fair value                                1,952,457
Mortgage-backed and related securities:
   Securities held-to-maturity (fair value of $301,419)                          303,632
   Securities available-for-sale, at fair value                                1,920,553
Loans receivable, net                                                         29,191,649
Accrued interest receivable                                                      238,053
Premises and equipment                                                           737,920
Stock investments:
   Stock in Federal Home Loan Bank, at cost                                      298,300
   Stock in Federal Reserve Bank, at cost                                        156,100
   Stock in Savings and Loan Data Corporation, at cost                            15,000
Other assets                                                                     195,154
                                                                            ------------
                           Total Assets                                     $ 39,805,978
                                                                            ============

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits                                                                    $ 30,259,566
Advances from FHLB                                                               526,794
Advances from borrowers for taxes and insurance                                    3,550
Accrued interest payable                                                         182,106
Income taxes payable:
   Current                                                                       161,263
   Deferred                                                                     (104,417)
Accrued expenses and other liabilities                                           172,448
                                                                            ------------
Total Liabilities                                                             31,201,310
                                                                            ------------
Stockholders' Equity:
Preferred stock, 2,000,000 shares authorized,
   none issued or outstanding
Common stock, $1.00 par value; 8,000,000 shares
   authorized, 712,866 shares issued and outstanding                             712,866
Additional paid-in capital                                                     4,489,512
Retained earnings -- substantially restricted                                  3,508,745
Accumulated other comprehensive income, net of taxes                            (106,455)
                                                                            ------------
   Total Stockholders' Equity                                                  8,604,668
                                                                            ------------
                           Total Liabilities and Stockholders' Equity       $ 39,805,978
                                                                            ============






The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                                                 Nine months ended
                                                          -----------------------------
                                                          September 30,    September 30,
                                                              1999             1998
                                                          ----------       ----------
INTEREST INCOME
First mortgage loans                                      $1,094,074       $1,090,002
Consumer and other loans                                     666,463          319,858
Interest and dividends on investments:
   Taxable                                                    90,947          126,200
   Tax-exempt                                                 27,705           37,287
   Dividends                                                  22,464           21,683
Interest on deposits with banks                              107,057           88,200
Interest on mortgage-backed securities                       115,102          180,508
                                                          ----------       ----------
Total interest income                                     $2,123,812       $1,863,738
                                                          ----------       ----------
INTEREST EXPENSE
Interest on deposits                                      $  996,158       $  865,186
Interest on advances from FHLB                                33,103           45,241
                                                          ----------       ----------
Total interest expense                                    $1,029,261       $  910,427
                                                          ----------       ----------
Net interest income                                       $1,094,551       $  953,311
                                                          ----------       ----------
Provision for loan losses                                     67,500           94,581
                                                          ----------       ----------
Net interest income after provision for loan losses       $1,027,051       $  858,730
                                                          ----------       ----------
NON-INTEREST INCOME
Income from real estate held for investment               $    4,050       $    7,075
Service charges                                              124,973           97,404
Other operating income                                        14,002           12,762
                                                          ----------       ----------
Total non-interest income                                 $  143,025       $  117,241
                                                          ----------       ----------
NON-INTEREST EXPENSE
Compensation and benefits                                 $  359,226       $  335,427
Occupancy and equipment                                      105,049          115,074
Federal deposit insurance premiums                            13,325            9,699
Data processing fees                                          64,386           59,545
Other operating expenses                                     199,104          154,382
                                                          ----------       ----------
Total non-interest expense                                $  741,090       $  674,127
                                                          ----------       ----------


The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                  CONSOLIDATED STATEMENTS OF INCOME (continued)

                                   (UNAUDITED)

                                                                 Nine months ended
                                                          -----------------------------
                                                          September 30,    September 30,
                                                              1999             1998
                                                          ----------       ----------
Income before income taxes                                $  428,986       $  301,844

Income tax expense                                           149,150           95,768
                                                          ----------       ----------

Net income                                                $  279,836       $  206,076
                                                          ==========       ==========

Earnings per common share                                 $     0.39       $     0.29
                                                          ==========       ==========

Diluted earnings per share                                $     0.39       $     0.29
                                                          ==========       ==========

Dividends paid per share                                  $     0.30       $     0.15
                                                          ==========       ==========




The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998
                                   (UNAUDITED)

                                                                          September 30,
                                                                     -------------------------
                                                                       1999            1998
                                                                     ---------        --------
Net income                                                           $ 279,836        $206,076

Other comprehensive income, net of tax:

Unrealized gains (losses) on securities held as
   available-for-sale, net of applicable deferred income taxes
   of $27,436 (1999) and $4,634 (1998)                                (108,130)          8,254
                                                                     ---------        --------
Total Comprehensive Income                                           $ 171,706        $214,330
                                                                     =========        ========


The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                    FOR NINE MONTHS ENDED SEPTEMBER 30, 1999

                                   (UNAUDITED)

                                                                                                  Accumulated
                                               Common Stock           Additional                     Other          Total
                                         ----------------------        Paid-In        Retained   Comprehensive   Stockholders'
                                          Shares        Amount         Capital        Earnings       Income         Equity
                                         -------       --------       ----------     ----------     ---------      ----------
Balance at December 31, 1998             712,866       $712,866       $4,489,512     $3,442,772     $   1,675      $8,646,825

Comprehensive income:
   Net income                                                                           279,836                       279,836

Change in unrealized gain (loss) on
securities available-for-sale, net of
applicable deferred income taxes of $27,436                                                          (108,130)       (108,130)

Dividends paid                                --             --               --       (213,863)           --        (213,863)
                                         -------       --------       ----------     ----------     ---------      ----------
Balance at September 30, 1999            712,866       $712,866       $4,489,512     $3,508,745     $(106,455)     $8,604,668
                                         =======       ========       ==========     ==========     =========      ==========



The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998

                                   (UNAUDITED)

                                                                                       September 30,      September 30,
                                                                                            1999               1998
                                                                                        -----------        -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                              $   279,836        $   206,076
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses                                                                    67,500             94,581
Provision for depreciation                                                                   76,963             89,667
Amortization of investment securities premiums and discounts (net)                            6,166             10,422
Stock in FHLB received as dividends                                                         (15,100)           (14,400)
Retirement of stock in Federal Reserve Bank                                                  81,050                 --
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable                                                      899            (68,096)
(Increase) decrease in other assets                                                        (125,062)           (15,684)
Increase (decrease) in interest payable                                                     (29,155)            14,246
Increase (decrease) in income taxes                                                           5,833            (52,787)
Increase (decrease) in other liabilities                                                     56,043            (47,509)
                                                                                        -----------        -----------
Net Cash Provided by (Used In) Operating Activities                                     $   404,973        $   216,516
                                                                                        -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES

Net (increase) decrease in loans receivable                                             $(2,788,617)       $(4,299,273)
Net (increase) decrease in time deposits                                                  1,125,000                 --
Additions to premises and equipment                                                         (16,904)          (378,638)
Purchases of mortgage-backed securities                                                          --           (495,000)
Principal payments on mortgage-backed securities                                            832,140            910,433
Purchase of investment securities                                                        (1,497,969)          (700,000)
Proceeds from maturities of investment securities                                         1,046,521          1,449,407
                                                                                        -----------        -----------
Net Cash Provided by (Used In) Investing Activities                                     $(1,299,829)       $(3,513,071)
                                                                                        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES

Net increase (decrease) in deposits                                                     $ 1,265,758        $ 4,520,886
Repayments of FHLB advances                                                                (166,054)          (124,067)
Net increase in advances from borrowers for taxes and insurance                                 386              2,946
Payment of dividends                                                                       (213,863)          (106,932)
                                                                                        -----------        -----------
Net Cash Provided by Financing Activities                                               $   886,227        $ 4,292,833
                                                                                        -----------        -----------
Increase (Decrease) in Cash and Cash Equivalents                                        $    (8,629)       $   996,278

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        $ 4,147,810        $ 2,741,783
                                                                                        -----------        -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                              $ 4,139,181        $ 3,738,061
                                                                                        ===========        ===========

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                  CONSOLIDATED STATEMENTS OF CASH FLOWS (CONT.)

           NINE MONTHS ENDED SEPTEMBER 30, 1999 AND SEPTEMBER 30, 1998

                                   (UNAUDITED)

                                                                                       September 30,      September 30,
                                                                                            1999               1998
                                                                                        -----------        -----------
Supplemental disclosure of cash flow information: Cash paid for:

   Interest                                                                             $ 1,029,261        $   910,427
   Income taxes, net of refunds                                                             184,973            128,766
   Noncash investing and financing:

   Stock dividends received from Federal Home Loan Bank                                      15,100             14,400
   Total net increase (decrease) in unrealized loss on securities
     available-for-sale                                                                    (108,130)            (8,254)



The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           September 30, 1999 and 1998

                                   (UNAUDITED)

(1)      BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Community National Corporation and subsidiary have been prepared in accordance with instructions for Form 10-QSB. To the extent that information and footnotes required by generally accepted accounting principles for complete financial statements are contained in the audited financial statements included in this proxy statement, such information and footnotes have not been duplicated in the information presented for September 30, 1999. In the opinion of management, all adjustments, consisting only of normal recurring accruals, which are necessary for the fair presentation of the interim financial statements, have been included. The statements of earnings for the nine months ended September 30, 1999, are not necessarily indicative of the results which may be expected for the entire year.

(2)      EARNINGS PER SHARE

Net earnings per share of common stock for the nine months ended September 30, 1999 and 1998 of $0.29 and $0.39 were computed by dividing the net income by the weighted average number of shares outstanding for such periods.

(3)      NEW ACCOUNTING STANDARDS

The Company adopted FASB Statement No. 130, Reporting Comprehensive Income in 1998. All periods presented are in accordance with SAFS 130. Statement No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. This comprehensive income consists of securities classified as available-for-sale by the Company.




The accompanying unaudited notes are an integral part of the financial statements.

                    ARNOLD, SPAIN, TRUETT & HEWITT, P.L.L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            914 NORTH HIGHLAND AVENUE
                            JACKSON, TENNESSEE 38301
                                  _____________

                                  901-427-8571
                                FAX 901-424-5701
MEMBERS:
AMERICAN INSTITUTE OF
   CERTIFIED PUBLIC ACCOUNTANTS                        Offices:
                                                            Jackson, Tennessee
TENNESSEE SOCIETY OF                                     Union City, Tennessee
   CERTIFIED PUBLIC ACCOUNTANTS                            McKenzie, Tennessee
                                                              Paris, Tennessee
AICPA DIVISION OF FIRMS:                                    Trenton, Tennessee
   PRIVATE COMPANIES PRACTICE SECTION                     Dyersburg, Tennessee
   SEC PRACTICE SECTION                                       Fulton, Kentucky

                          Independent Auditor's Report

Board of Directors
Community National Corporation
Lexington, Tennessee

We have audited the accompanying consolidated statements of financial condition of Community National Corporation and subsidiary (the Company) as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                     Certified Public Accountants

Jackson, Tennessee
February 16, 1999

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                     ASSETS

                                                                                                   December 31,
                                                                                           -----------------------------
                                                                                               1998              1997
                                                                                           -----------       -----------
Cash and cash equivalents:
   Non-interest bearing                                                                    $   746,912       $   211,969
   Interest bearing                                                                          3,400,898         2,529,814
Time deposits                                                                                1,125,000                --
Investment securities:
   Securities held-to-maturity (fair value of  $693,136 (1998) and $1,189,106 (1997)           657,770         1,157,492
   Securities available-for-sale, at fair value                                              1,575,472         2,518,019
Mortgage backed and related securities:
   Securities held-to-maturity (fair value of $379,661 (1998) and $563,295 (1997)              380,098           556,783
   Securities available-for-sale, at fair value                                              2,756,332         3,461,579
Loans receivable, net                                                                       26,403,032        19,544,222
Accrued interest receivable                                                                    238,952           138,047
Premises and equipment                                                                         797,980           579,148
Real estate held for investment                                                                     --               336
Stock investments:
   Stock in Federal Home Loan Bank, at cost                                                    283,200           263,900
   Stock in Federal Reserve Bank, at cost                                                      237,150           237,150
   Stock in Savings and Loan Data Corporation, at cost                                          15,000            15,000
Other assets                                                                                    70,093             2,243
                                                                                           -----------       -----------
                          Total Assets                                                     $38,687,889       $31,215,702
                                                                                           ===========       ===========




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

             CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Cont.)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                                   December 31,
                                                                                           -----------------------------
                                                                                               1998              1997
                                                                                           -----------       -----------
Deposits                                                                                   $28,993,808       $21,416,047
Advances from Federal Home Loan Bank                                                           692,848           821,777
Advances from borrowers for taxes and insurance                                                  3,164               454
Accrued interest payable                                                                       211,261           169,954
Income taxes:
   Current                                                                                      70,825            83,507
   Deferred                                                                                    (47,248)            4,935
Other liabilities                                                                              116,405           151,055
                                                                                           -----------       -----------
                       Total Liabilities                                                   $30,041,063       $22,647,729
                                                                                           -----------       -----------

Preferred stock, 2,000,000 shares authorized, - 0 - issued                                 $        --       $        --
Common stock of $1.00 par value, authorized 8,000,000 shares, 712,866
   (1998) and 712,866 (1997) issued and outstanding                                            712,866           712,866
Additional paid-in-capital                                                                   4,489,512         4,489,512
Retained earnings - substantially restricted                                                 3,442,773         3,371,864
Other accumulated comprehensive income                                                           1,675            (6,269)
                                                                                           -----------       -----------
                       Total Stockholders' Equity                                          $ 8,646,826       $ 8,567,973
                                                                                           -----------       -----------
                          Total Liabilities and Stockholders Equity                        $38,687,889       $31,215,702
                                                                                           ===========       ===========





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                        CONSOLIDATED STATEMENTS OF INCOME

                                                           Year Ended December 31,
                                                        ---------------------------
                                                           1998             1997
                                                        ----------       ----------
INTEREST INCOME
First mortgage loans                                    $1,474,548       $1,434,631
Consumer and other loans                                   470,216          100,595
Interest and dividends on investments:
     Taxable                                               163,102          149,070
     Tax-exempt                                             48,040           69,827
     Dividends                                              33,708           18,919
Interest on deposits with banks                            122,876           48,505

Interest on mortgage-backed securities                     228,976          224,341
                                                        ----------       ----------
Total Interest Income                                   $2,541,466       $2,045,888
                                                        ----------       ----------
INTEREST EXPENSE

Interest on deposits                                    $1,197,981       $1,053,415
Interest on advances from Federal Home Loan Bank            59,106           70,524
                                                        ----------       ----------
Total Interest Expense                                  $1,257,087       $1,123,939
                                                        ----------       ----------
Net Interest Income                                      1,284,379          921,949
                                                        ----------       ----------
Provision for loan losses                                  231,094           53,802
                                                        ----------       ----------
Net Interest Income After Provision for Loan Losses     $1,053,285       $  868,147
                                                        ----------       ----------
NONINTEREST INCOME
Income from real estate held for investment             $    8,089       $    9,865
Service charges                                            140,517           85,096
Other operating income                                      12,650            8,731
                                                        ----------       ----------
Total Noninterest Income                                $  161,256       $  103,692
                                                        ----------       ----------
NONINTEREST EXPENSE
Compensation and benefits                               $  450,938       $  410,284
Occupancy and equipment                                    149,991           60,852
Federal deposit insurance premiums                          15,082           14,631
Data processing fees                                        69,539           42,653
Other operating expenses                                   185,661          117,892
                                                        ----------       ----------
Total Noninterest Expense                               $  871,211       $  646,312
                                                        ----------       ----------



The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                    CONSOLIDATED STATEMENTS OF INCOME (CONT.)

                                                            Year Ended December 31,
                                                          -------------------------
                                                            1998             1997
                                                          --------       ----------
Income before income taxes                                $343,330       $  325,527

Income tax expense                                         129,845          101,550
                                                          --------       ----------
Net Income                                                $213,485       $  223,977
                                                          ========       ==========
Basic earnings per share                                  $   0.30       $     0.59
                                                          ========       ==========
Weighted average shares outstanding                        712,866          381,349
                                                          ========       ==========


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                                                Year Ended December 31,
                                                                               ------------------------
                                                                                  1998           1997
                                                                               ---------       --------
Net income                                                                     $ 213,485       $223,977

Other comprehensive income, net of tax:
    Unrealized gains (losses) on available-for-sale securities:
      Unrealized gains (losses) arising during the period                         12,329
      Less reclassification adjustment for losses included in net income          (4,385)
        Net realized gains (losses)                                                7,944         39,113
                                                                               ---------       --------
Total comprehensive income                                                     $ 221,429       $263,090
                                                                               =========       ========

Required disclosure of related tax effects allocated to each component of other comprehensive income

                                                                              Year Ended December 31, 1998
                                                                         -------------------------------------
                                                                                          Tax
                                                                         Before-tax    (Expense)    Net-of-tax
                                                                           Amount     or Benefit      Amount
                                                                          --------      -------      --------
Unrealized gains (losses) on available-for-sale securities:
   Unrealized gains (losses) arising during the period                    $ 18,680      $(6,351)     $ 12,329
   Less reclassification adjustment for losses included in net income       (6,644)       2,259        (4,385)
                                                                          --------      -------      --------
      Net unrealized gains (losses)                                       $ 12,036      $(4,092)     $  7,944
                                                                          ========      =======      ========


The accompanying unaudited notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                                                                       Unrealized
                                                                                                           Gain
                                                                                                        (Loss) on
                                                           Common Stock       Additional                Securities    Total
                                                      --------------------     Paid-in       Retained   Available  Stockholders'
                                                       Shares     Amount       Capital       Earnings    for Sale      Equity
                                                      --------   ---------   -----------   -----------   --------   -----------
BALANCE AT DECEMBER 31, 1996                           222,993   $ 222,993   $   483,106   $ 3,200,683   $(45,382)  $ 3,861,400

Proceeds from issuance of 485,759 shares of
Community National Corporation common stock
on December 11, 1997, net of 240 fractional
shares acquired, and net of offering expense of
$361,071                                               485,759     485,759     4,010,520            --         --     4,496,279
Cancellation of shares held by Lexington First
Federal Mutual Holding Company                        (135,000)   (135,000)      135,000            --         --            --
Conversion of 87,993 shares common stock in
Lexington First Federal Savings Bank to 227,107
shares common stock in Community National
Corporation                                            139,114     139,114      (139,114)                                    --
Comprehensive Income:
   Change in unrealized gain (loss) on securities
   available-for-sale, net of applicable deferred
   income taxes of $20,149                                  --          --            --            --     39,113        39,113
   Net income for the period ended December 31, 1997        --          --            --       223,977         --       223,977
Cash dividends, $.05 per share, per quarter, for the
first three quarters of the year                            --          --            --       (52,796)        --       (52,796)
                                                      --------   ---------   -----------   -----------   --------   -----------
BALANCE AT DECEMBER 31, 1997                           712,866   $ 712,866   $ 4,489,512   $ 3,371,864   $ (6,269)  $ 8,567,973

Comprehensive Income:
   Change in unrealized gain (loss) on securities
   available-for-sale, net of applicable deferred
   income taxes of $4,092                                   --          --            --            --      7,944         7,944
   Net income for the period ended December 31, 1998        --          --            --       213,485         --       213,485
Cash dividends, $.05 per share, per quarter                 --          --            --      (142,576)        --      (142,576)
                                                      --------   ---------   -----------   -----------   --------   -----------
BALANCE AT DECEMBER 31, 1998                           712,866   $ 712,866   $ 4,489,512   $ 3,442,773   $  1,675   $ 8,646,826
                                                      ========   =========   ===========   ===========   ========   ===========


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Year Ended December 31,
                                                           ----------------------------
                                                              1998             1997
                                                           -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $   213,485      $   223,977
Adjustments to reconcile net income to net cash
provided by operating activities:
Provision for loan losses                                      231,094           53,802
Provision for depreciation                                     113,962           27,779
Amortizations of investment securities
premiums and discounts (net)                                    16,034            1,847
Stock in FHLB received as dividends                            (19,300)         (18,000)
Stock in FRB received as dividends                                  --             (765)
Sale (purchase) of stock in FRB                                     --         (236,385)
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable                    (100,905)         (32,682)
(Increase) decrease in other assets                            (67,852)             736
Increase (decrease) in interest payable                         41,307           14,189
Increase (decrease) in income taxes                            (67,689)          77,041
Increase (decrease) in other liabilities                       (34,650)         128,971
                                                           -----------      -----------
Net Cash Provided by Operating Activities                  $   325,486      $   240,510
                                                           -----------      -----------
INVESTING ACTIVITIES
Net (increase) decrease in time deposits                   $(1,125,000)     $   850,000
Net (increase) decrease in loans                            (7,024,947)      (3,389,799)
Additions to premises and equipment                           (397,458)        (351,806)
Purchases of mortgage-backed securities                       (495,000)      (1,497,017)
Proceeds from collection of mortgage-backed securities       1,358,107          836,457
Purchases of investment securities                            (700,000)      (1,500,000)
Proceeds from maturities of investment securities            2,155,873        1,925,318
                                                           -----------      -----------
Net Cash Used in Investing Activities                      $(6,228,425)     $(3,126,847)
                                                           -----------      -----------


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                  CONSOLIDATED STATEMENTS OF CASH FLOWS (Cont.)

                                                                               Year Ended December 31,
                                                                            ----------------------------
                                                                                1998             1997
                                                                            -----------      -----------
FINANCING ACTIVITIES

Net increase (decrease) in demand deposits, NOW
   accounts, passbook savings accounts, and
   certificates of deposits                                                 $ 7,577,761      $   778,083
Payments on advances from Federal Home Loan Bank                               (128,929)        (133,616)
Net increase (decrease) in mortgage escrow funds                                  2,710           (2,175)
Net proceeds received from the issuance of common stock                              --        4,496,579
Dividends paid                                                                 (142,576)         (52,796)
                                                                            -----------      -----------
Net Cash Provided by Financing Activities                                   $ 7,308,966      $ 5,086,075
                                                                            -----------      -----------
Increase in Cash and Cash Equivalents                                         1,406,027        2,199,738

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                              2,741,783          542,045
                                                                            -----------      -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $ 4,147,810      $ 2,741,783
                                                                            ===========      ===========



SUPPLEMENTAL INFORMATION
Interest paid                                                               $ 1,215,780      $ 1,109,750
Taxes paid                                                                      196,628           11,400
Non-cash investing and financing activities consisted of the following:
Loans transferred to real estate owned during the year                          120,204               --
Stock dividends received from Federal Home Loan Bank                             19,300           18,000
Total net increase (decrease) in unrealized loss on securities
   available-for-sale                                                       $     7,944      $    39,113


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS

Lexington First Federal Savings and Loan Association (the Association) commenced operations in 1961 as a federally chartered mutual savings association. Its deposits have been federally insured up to applicable limits, and it has been a member of the Federal Home Loan Bank (FHLB) system since that time.

On December 14, 1992, the Association completed its reorganization to a mutual holding company known as Lexington First Federal Mutual Holding Company (the Mutual Holding Company). On that date, Lexington First Federal Savings Bank (the Savings Bank) completed its organization through the sale of a total of 215,000 shares of common stock, of which 135,000 shares were sold to the Mutual Holding Company in exchange for the transfer to the Savings Bank of all but $100,000 of the assets and liabilities of the Association, and 80,000 shares were sold to persons other than the Mutual Holding Company at a price of $10.00 per share for gross proceeds of $800,000, and net proceeds of $626,193, after deducting expenses of $173,807.

Community National Corporation (the Company) was incorporated under the laws of the State of Tennessee for the purpose of holding all of the capital stock of Lexington First Federal Savings Bank following the second step conversion of its former mutual holding company, which was completed on December 11, 1997. On that date, pursuant to the plan of conversion: (i) the Mutual Holding Company converted to an interim federal stock savings bank and simultaneously merged with and into the Bank; (ii) the Mutual Holding Company ceased to exist and the 135,000 shares of the outstanding Bank Common Stock held by the Mutual Holding Company were canceled; (iii) a second interim savings association (Interim) was formed by the Company solely for the purpose of merging with and into the Bank. As a result of the merger of Interim with and into the Bank, the Bank became a wholly owned subsidiary of the Company operating under the name "Lexington First Federal Savings Bank" and the outstanding Public Bank Shares, which amounted to 87,993 shares were converted into Exchange Shares pursuant to a ratio of
2.581243 for each Public Bank Share. At the conclusion of the Stock Conversion and Reorganization Lexington First Federal Savings Bank converted to a national bank known as "Community National Bank of Tennessee," the present wholly owned subsidiary of Community National Corporation.

The Company's principal business is that of directing, planning and coordinating the business activities of the Bank. These activities primarily consist of accepting deposits from the general public and investing these funds in loans in the Bank's market area and in investment securities and mortgage-backed securities.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company (prior to December 11, 1997 Lexington First Federal Mutual Holding Company) and its wholly owned subsidiary, Community National Bank of Tennessee (prior to December 11, 1997 Lexington First Federal Savings Bank).

All significant inter-company accounts are eliminated in consolidation.





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

CASH AND CASH EQUIVALENTS

Cash consists of currency on hand and demand deposits with other financial institutions. Cash equivalents are short-term, highly liquid investments both readily convertible to known amounts of cash and so near maturity that there is insignificant risk of changes in value because of changes in interest rate. Only investments with maturities of less than three months at the time of purchase are considered as cash equivalents.

SECURITIES - INVESTMENT SECURITIES ARE CLASSIFIED AS FOLLOWS:

         Held-to-maturity, which includes those securities which the Company has the intent and the ability to hold to maturity; Trading securities, which includes those investment securities which are held for short-term resale; and Available-for-sale, which includes all other investment securities.

Securities, which are held-to-maturity, are reflected at cost, adjusted for amortization of premiums and accretion of discounts under methods which approximated the interest method. Securities which are available-for-sale are carried at fair value, and unrealized gains and losses are recognized as direct increases or decreases in stockholders' equity. Trading securities, where applicable, are carried at fair value, and unrealized gains and losses on these securities are included in net income.

Realized gains and losses on investment securities transactions are determined based on the specific identification method and are included in net income.

LOANS RECEIVABLE

Loans receivable are stated at unpaid principal balances, less the allowance for possible loan losses, and net of deferred loan- origination fees. Interest on loans is accrued and credited to operations based upon the principal amount outstanding.

ALLOWANCE FOR LOAN LOSSES

Provision for losses on loans receivable and foreclosed real estate are charged to operations when the loss becomes probable based on management's judgement. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

ALLOWANCE FOR LOAN LOSSES (CONT.)

Various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for possible losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

Uncollectible interest on loans is charged off, or an allowance is established, when management is uncertain of the collectibility of the loan. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status. At December 31, 1998 and 1997, $1,895 and $4,743 respectively, of interest had been charged to the allowance for uncollectible interest per management's evaluation.

LOAN ORIGINATION FEES AND RELATED COSTS

Loan fees are accounted for in accordance with FASB Statement No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Company's historical prepayment experience. The amount of the fees deferred at December 31, 1998 and 1997 were $13,429 and $22,679.

REAL ESTATE HELD FOR INVESTMENT AND FORECLOSURE REAL ESTATE

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure. Real estate properties held for investment are carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or net realizable value. Costs relating to development and improvement of property are capitalized, whereas costs relating to the holding of property are expenses.

INCOME TAXES

The Company uses the accrual method of accounting for federal income tax reporting. Deferred tax assets or liabilities are computed for significant differences in financial statement and tax basis of assets and liabilities, which result from temporary differences in financial statement and tax accounting.





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

PREMISES AND EQUIPMENT

Land is carried at cost. Buildings and furniture, fixtures and equipment are carried at cost, less accumulated depreciation and amortization. Buildings and furniture, fixtures and equipment are depreciated using the straight-line method over the estimated useful lives of the assets.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowance for losses on loans and foreclosed real estate, management obtains independent appraisals for significant properties.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financing Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT.)

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

       Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

       Time deposits: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

       Investment securities (including trading account securities and mortgage-backed securities): Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

       Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

       Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair value for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

       Long-term borrowings: Rates currently available to the Bank for borrowings with similar terms and remaining maturities are used to estimate fair value of existing borrowings.

RECLASSIFICATION.

Certain prior year amounts have been reclassified to conform to the current year financial statement presentation.






The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 2 - CASH AND CASH EQUIVALENTS

Cash and cash equivalents at December 31, 1998 and 1997, are summarized below:

                                                                                 December 31,
                                                                          -------------------------
                                                                             1998           1997
                                                                          ----------     ----------
Cash on hand                                                              $   65,633     $   36,150
Demand deposits                                                            4,082,177      2,705,633
                                                                          ----------     ----------
                                                                          $4,147,810      2,741,783
                                                                          ==========     ==========


NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated market value of investments and mortgage-backed securities are as follows:

                                                            Amortized     Unrealized     Unrealized         Market
                                                              Cost           Gains          Losses           Value
                                                            ----------     --------      -----------      ----------
                   December 31, 1998
                   -----------------

Securities held-to-maturity consist of the following:
   Obligations of states & political subdivisions           $  657,770     $ 35,366      $        --      $  693,136
                                                            ==========     ========      ===========      ==========
Securities available-for-sale consist of the following:
   U.S. government and federal agencies                     $1,585,174     $  5,835      $   (15,537)     $1,575,472
                                                            ==========     ========      ===========      ==========
         Total                                              $2,242,944     $ 41,201      $   (15,537)     $2,268,608
                                                            ==========     ========      ===========      ==========
                   December 31, 1997
                   -----------------

Securities held-to-maturity consist of the following:
   U.S. government and federal agencies                     $  500,000     $     --      $      (705)     $  499,295
   Obligations of states & political subdivisions              657,492       32,319               --         689,811
                                                            ----------     --------      -----------      ----------
         Total                                              $1,157,492     $ 32,319      $      (705)     $1,189,106
                                                            ==========     ========      ===========      ==========
Securities available-for-sale consist of the following:
   U.S. government and federal agencies                     $2,355,373     $  3,115      $   (30,956)     $2,327,532
   Obligations of states & political subdivisions              189,833          654               --         190,487
                                                            ----------     --------      -----------      ----------
                                                            $2,545,206     $  3,769      $   (30,956)     $2,518,019
                                                            ==========     ========      ===========      ==========
         Total                                              $3,702,698     $ 36,088      $   (31,661)     $3,707,125
                                                            ==========     ========      ===========      ==========



The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 3 - INVESTMENT SECURITIES (CONT.)

The following is a summary of securities held-to-maturity and available-for-sale as of December 31, 1998:

                                          Securities Held to Maturity    Securities Available for Sale
                                          ---------------------------    -----------------------------
                                          Amortized        Estimated     Amortized         Estimated
                                            Cost         Market Value       Cost          Market Value
                                          --------       ------------    ----------       ------------
Amounts maturing in:
   One year or less                       $     --        $       --     $  500,000        $  503,567
   After one year through five years            --                --        300,000           284,463
   After five years through ten years      397,770           409,052        701,267           702,711
   After ten years                         260,000           284,084         83,907            84,731
                                          --------        ----------     ----------        ----------
                                          $657,770        $  693,136     $1,585,174        $1,575,472
                                          ========        ==========     ==========        ==========


During 1998 and 1997, the Bank did not sell any investment securities.

Investment securities with a carrying amount of approximately $2,050,000 and $1,300,000 at December 31, 1998 and December 31, 1997, respectively, were pledged to secure deposits as required or permitted by law.

NOTE 4 - MORTGAGE-BACKED SECURITIES

The amortized cost and estimated market values of mortgage-backed securities are as follows:

                                                                                December 31, 1998
                                                            --------------------------------------------------------
                                                             Amortized   Unrealized      Unrealized         Market
                                                               Cost         Gains           Losses           Value
                                                            ----------     ------        -----------      ----------
Securities held-to-maturity consist of the following:
        GNMA                                                $  380,098     $     --      $      (437)     $  379,661
                                                            ==========     ========      ===========      ==========
Securities available-for-sale consist of the following:
        FNMA                                                $  189,514     $     36      $    (1,615)     $  187,935
        GNMA                                                 2,118,141       15,050           (5,531)      2,127,660
        FHLMC                                                  436,437        5,517           (1,217)        440,737
                                                            ----------     --------      -----------      ----------
                                                            $2,744,092     $ 20,603      $    (8,363)     $2,756,332
                                                            ==========     ========      ===========      ==========
                                                            $3,142,190     $ 20,603      $    (8,800)     $3,135,993
                                                            ==========     ========      ===========      ==========


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 4 - MORTGAGE-BACKED SECURITIES (CONT.)

                                                                                December 31, 1997
                                                            --------------------------------------------------------
                                                             Amortized   Unrealized      Unrealized         Market
                                                               Cost         Gains           Losses           Value
                                                            ----------     ------        -----------      ----------
Securities held-to-maturity consist of the following:
        GNMA                                                $  556,783     $  6,512      $                $  563,295
                                                            ==========     ========      ===========      ==========
Securities available-for-sale consist of the following:
        FNMA                                                $  472,780     $  1,024      $    (5,225)     $  468,579
        GNMA                                                 2,122,884       20,798           (2,348)      2,141,334
        FHLMC                                                  848,226        9,091           (5,651)        851,666
                                                            ----------     --------      -----------      ----------
                                                            $3,443,890     $ 30,913      $   (13,224)     $3,461,579
                                                            ==========     ========      ===========      ==========
                                                            $4,000,673     $ 37,425      $   (13,224)     $4,024,874
                                                            ==========     ========      ===========      ==========

The following is a summary of securities held-to-maturity and available-for-sale as of December 31, 1998:

                                               Securities Held to Maturity    Securities Available-for-Sale
                                               ----------------------------   -----------------------------
                                               Amortized        Estimated      Amortized        Estimated
                                                 Cost         Market Value       Cost         Market Value
                                               --------       ------------    ----------      ------------
Amounts maturing in:
        One year or less                       $     --        $       --     $   65,768        $   65,834
        After one year through five years            --                --        216,962           214,130
        After five years through ten years           --                --        343,220           348,707
        After ten years                         380,098           379,661      2,118,142         2,127,661
                                               --------        ----------     ----------        ----------
                                               $380,098        $  379,661     $2,744,092        $2,756,332
                                               ========        ==========     ==========        ==========

During 1998 and 1997, the Bank sold no mortgage-backed securities.

The average yield for all mortgage-backed securities at December 31, 1998 and 1997 was 5.87% and 5.70%, respectively.

Mortgage-backed securities with a carrying amount of $500,000 at December 31, 1998 were pledged to secure deposits as required or permitted by law.




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 5 - LOANS RECEIVABLE

Loans receivable are summarized as follows:

                                                              December 31,
                                                     ----------------------------
                                                         1998             1997
                                                     -----------      -----------
First mortgage loans (principally conventional):
   Principal balances:
      Secured by one-to-four-family residences       $16,448,517      $16,275,163
      Secured by other properties                      1,534,013          631,487
                                                     -----------      -----------
                                                     $17,982,530      $16,906,650
Less - Net deferred loan origination fees                 13,429           22,679
      Construction loans-in-process                      427,978          271,688
                                                     -----------      -----------
                                                     $17,541,123      $16,612,283
                                                     -----------      -----------

                                                              December 31,
                                                     ----------------------------
                                                         1998             1997
                                                     -----------      -----------
Consumer and other loans:
   Principal balances:
      Secured by certificates of deposit             $   377,076      $   561,626
      Automobile                                         744,953          301,961
      Recreational vehicle                                52,195              503
      Other personal                                     438,920          160,379
      Agricultural                                       203,560          148,323
      Commercial                                       6,498,947        1,699,603
      Mobile homes                                       145,671           40,124
      Fixed term rate                                    768,962          214,659
                                                     -----------      -----------
                                                     $ 9,230,284      $ 3,127,178
                                                     -----------      -----------
   Total first mortgage and consumer loans            26,771,407       19,739,461
   Less - allowance for loan losses                      368,375          195,239
                                                     -----------      -----------
                                                     $26,403,032      $19,544,222
                                                     ===========      ===========
   Average Yield                                            8.32%            8.78%
                                                     ===========      ===========


In conformity with Statement No. 114 of the Financial Accounting Standards Board, the Company has recognized loans with carrying values of approximately $430,000 at December 31, 1998 and $248,000 at December 31, 1997, as being impaired. None of the balance in the Allowance for Loan Losses is directly related to these loans as the Company feels they will be collected.




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 6 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses is summarized as follows:

                                    Years Ended December 31,
                                    ------------------------
                                       1998          1997
                                    ---------      --------
Balance at beginning of year        $ 195,239      $141,438
Provisions charged to income          231,094        53,801
Charge-offs and recoveries, net       (57,958)           --
                                    ---------      --------
Balance at end of year              $ 368,375      $195,239
                                    =========      ========

The Company's lending efforts have historically focused on residential real estate loans, which comprised approximately $18.0 million or 68% of the total loan portfolio at December 31, 1998. At December 31, 1997, residential real estate loans comprised $16.0 million or 80% of the total loan portfolio. Generally the loan-to-value ratio does not exceed 80%. This has provided the Company with an adequate collateral coverage in the event of default. Nevertheless, the Company, as with any lending institution, is subject to the risk that the values of real estate could deteriorate in its primary lending area. For the Company this area consists of Henderson County and surrounding counties in the West Tennessee area. Management of the Company believes that the real estate values in the its primary lending area are stable and such stability will continue in the foreseeable future.

NOTE 7 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Company makes loans to officers, directors and employees and their related business interests. Such loans are made on the same terms as those prevailing at the time for unrelated third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1998 and 1997, the amounts of such loans were $1,171,819 and $832,875, respectively.

             Additions          Deductions              Balance at 12/31/98
             ---------    -----------------------   ---------------------------
                                  Amounts
Balance at    Amounts     -----------------------
 12/31/97    Borrowed     Collected   Written Off    Current       Non-Current
 --------    --------     ---------   -----------   ----------     -----------
$832,875     $840,892     $501,948     $     --     $1,171,819     $     --





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 8 - ACCRUED INTEREST RECEIVABLE

Accrued interest receivable is summarized as follows:

                                        December 31,
                                  ----------------------
                                    1998          1997
                                  --------      --------
Investment securities             $ 74,668      $ 58,925
Mortgage-backed securities          16,315        17,286
Loans receivable                   147,969        61,836
                                  --------      --------
                                  $238,952      $138,047
                                  ========      ========


NOTE 9 - REAL ESTATE HELD FOR INVESTMENT

The Bank has invested in an adjacent commercial building, which is being held for rental purposes. The real estate held for investment is summarized as follows:

                                 Years Ended December 31,
                                 ------------------------
                                    1998          1997
                                  --------      --------
Office building                   $ 39,443      $ 39,443
Less accumulated depreciation      (39,443)      (39,107)
                                  --------      --------
                                  $     --      $    336
                                  ========      ========


Income from real estate operations is as follows:

                                 Years Ended December 31,
                                 ------------------------
                                    1998          1997
                                  --------      --------
Rental income                      $ 8,425      $ 10,200
Depreciation expense                  (336)         (335)
                                   -------      --------
                                   $ 8,089      $  9,865
                                   =======      ========


NOTE 10 - FORECLOSED REAL ESTATE, NET OF ALLOWANCE FOR LOSSES

For the years ended December 31, 1998 and 1997, there were no allowances for losses for real estate foreclosed.





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 11 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                                 December 31,
                                         --------------------------
                                            1998            1997
                                         -----------      ---------
Cost:
   Land                                  $   104,122      $ 169,122
   Buildings                                 675,926        396,545
   Furniture, fixtures and equipment         418,570        300,494
                                         -----------      ---------
                                         $ 1,198,618      $ 866,161
Less accumulated depreciation               (400,638)      (287,013)
                                         -----------      ---------
                                         $   797,980      $ 579,148
                                         ===========      =========

Depreciation expense for the periods ended December 31, 1998 and 1997 totaled $113,626 and $27,444, respectively.

NOTE 12 - DEPOSITS

Deposits are summarized as follows:

                                                                     December 31,
                                           ------------------------------------------------------------
                                                        1998                             1997
                                           ----------------------------     ---------------------------
                                              Amount          Percent         Amount          Percent
                                           -----------      -----------     -----------     -----------
NOW accounts at 2.00% in 1998
   and in 1997                             $ 1,103,114             3.80     $   706,409           12.73
Senior citizens checking                        65,446             0.23          78,697            0.33
Student checking                                 5,499             0.02           2,039            0.01
Free checking                                  309,684             1.07         121,838            0.51
Super NOW accounts, 3.05% in
   1998 and 1997                               859,546             2.96         351,214            1.48
Commercial checking                            324,620             1.12         174,899            0.74
Passbook savings at 3.0% in
   1998 and 1997                             1,469,347             5.07       1,913,689            8.07
Super passbook savings at 4.0% in 1998       1,380,416             4.76              --              --
                                           -----------      -----------     -----------     -----------
                                           $ 5,517,672            19.03     $ 3,348,785           23.87
                                           -----------      -----------     -----------     -----------
Certificates of deposit:
   3% to 4%                                $    57,684             0.20     $        --
   4% to 5%                                  1,976,286             6.82         513,004            2.16
   5% to 6%                                 21,442,166            73.95      17,554,258           73.97
                                           -----------      -----------     -----------     -----------
                                           $23,476,136            80.97     $18,067,262           76.13
                                           -----------      -----------     -----------     -----------
                                           $28,993,808           100.00     $21,416,047          100.00
                                           ===========      ===========     ===========     ===========
Weighted average cost of deposits                 5.20%                            5.03%
                                                 =====                            =====






The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 12 - DEPOSITS (CONT.)

The amount of certificates of deposit with a minimum denomination of $100,000 was $7,322,929 and $4,069,367, respectively, at December 31, 1998 and 1997.

The Company routinely enters into deposit relationships with its directors, officers and employees in the normal course of business. These deposits bear the same terms and conditions as those prevailing at the time for comparable transactions with unrelated parties. Balances of executive officers and directors on deposit as of December 31, 1998 and 1997,were $1,235,383 and $1,152,757 respectively.

Maturities of outstanding certificates of deposit are summarized as follows:

                                                 December 31,
                                     ----------------------------------
                                        1998                   1997
                                     -----------            -----------
         Time to Maturity
         ----------------
            0 to 1 year              $20,982,190            $16,612,431
           1 to 2 years                2,493,946              1,454,831
                                     -----------            -----------
                                     $23,476,136            $18,067,262
                                     ===========            ===========


Interest expense on deposits is summarized as follows:

                                      Years Ended December 31,
                                   --------------------------------
                                       1998                  1997
                                   ----------            ----------
NOW                                $   68,951            $   20,631
Super NOW                              21,573                 6,323
Passbook                               47,354                55,265
Super passbook                         31,394                    --
Certificates of Deposit             1,074,609               971,196
                                   ----------            ----------
                                   $1,243,881            $1,053,415
                                   ==========            ==========


The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 13 - ADVANCES FROM FEDERAL HOME LOAN BANK

The Bank had outstanding advances from the FHLB at December 31, of $692,848
(1998) and $821,777 (1997). The Bank has executed a blanket mortgage collateral agreement with the FHLB, which pledges mortgage loans equal to 1.5 times the amount of advance outstanding or $1,039,272 at December 31, 1998 and $1,232,666 at December 31, 1997.

The amounts due on advances excluding interest of $835,726 are as follows:

             Year Ended
            December 31,                             Amount
            ------------                             ------
              1999                                 $ 20,183
              2000                                   21,770
              2001                                   23,483
              2002                                   25,331
              2003                                   27,326
            2004-2008                                75,752
            2009-2013                                95,867
            2014-2018                               141,175
            2019-2023                               208,253
            2024-2026                                53,708
                                                   --------
                                                   $692,848
                                                   ========

The weighted average cost of advances at December 31, 1998 and 1997 was 7.76% and 7.88%, respectively.

NOTE 14 - INCOME TAXES

A reconciliation of income taxes at the federal statutory rates to the income tax expense in the financial statements is as follows:

                                                                                      December 31,
                                                            ------------------------------------------------------
                                                                        1998                       1997
                                                            ---------------------------  -------------------------
                                                                            % of Pretax                % of Pretax
                                                              Amount          Income      Amount          Income
                                                            ---------        ----------  ---------     -----------
Expected income tax expense at federal tax rates            $ 116,732          34.0      $ 110,679          34.0
Increase (reductions) in taxes resulting from:
   Non-taxable income:
     Municipal bonds                                          (14,280)         (4.2)       (20,789)         (6.4)
   State income tax, net of federal income tax effect          27,744           8.1         24,673           7.6
   Other                                                         (351)         (0.1)       (13,013)         (4.0)
                                                            ---------          ----      ---------          ----
                                                            $ 129,845          37.8      $ 101,550          31.2
                                                            =========          ====      =========          ====




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 14 - INCOME TAXES (CONT.)

Deferred tax assets have been provided for taxable temporary differences related to unrealized gains on available-for-sale securities, uncollected interest, deferred compensation, bad debts, and deferred loan fees. Deferred tax liabilities have been provided for temporary differences related to Federal Home Loan Bank Stock dividends.

                                                     Years Ended December 31,
                                                     ------------------------
                                                       1998            1997
                                                     --------        --------
Deferred Tax Liabilities (Net)
   Stock dividends                                   $ 60,656        $ 54,094
   Bad debts                                          (72,686)        (18,293)
   Loan fees reported in different periods for
     tax and financial statement purposes              (4,566)         (7,711)
Deferred compensation                                 (30,871)        (18,314)
Uncollected interest - deferred on books but
   reported as income on tax return                      (644)         (1,612)
Deferred tax valuation for unrealized
   losses on available-for-sale securities                863          (3,229)
                                                     --------        --------
                                                     $(47,248)       $  4,935
                                                     ========        ========

NOTE 15 - BENEFIT PLANS

DEFERRED COMPENSATION PLAN

The Company's Board of Directors has established a Deferred Compensation Plan for its directors, including the President of the Company. Before each calendar year begins, each non-employee director may elect to defer receipt of all or part of the fees that the Bank or the Company would otherwise have provided, and the President may elect to defer receipt of up to 25% of his future compensation. In addition, the Company made a one-time credit of $207,730 to the President's account. Of this amount, $100,000 will vest pro-rata over ten years of the President's future service, and $107,730 will be 50% vested immediately and vest 25% per year over the following two years of the President's future service. For the $107,730 portion of the credit only, vesting accelerates to 100% if the President is terminated without "just cause" and not in connection with a "change in control" (as these terms are defined in his employment agreement).

PENSION PLAN

The Company annually contributes an amount to the Financial Institutions Retirement Fund as necessary to fund the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (ERISA). For the year ended September 30, 1991, the Retirement Plan was completely funded. Pension expense amounted to $0 and $300 for the years ended December 31, 1998 and 1997, respectively. Upon the normal retirement age, at or after age 65, a participant is entitled to an annual retirement benefit in the amount equal to 1.5% of the participant's average annual compensation (as defined in the Retirement Plan) multiplied by the participant's years of benefit service at normal retirement. Under the Retirement Plan, employees may participate in the Retirement Plan after one year of employment with the Company. Benefits are also payable under the Retirement Plan for termination due to disability, early retirement and upon death. Benefits become vested after a participant completes five years of service.





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 16 - REGULATORY CAPITAL

Community National Corporation is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). Management believes, as of December 31, 1998, that the Bank meets all the capital adequacy requirements to which it is subject.

As of December 31, 1998, the most recent notification from the FDIC, the Bank was categorized as well capitalized under the regulatory framework for prompt corrective action. To remain categorized as "well capitalized", the Bank will have to maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as disclosed in the following table. There are no conditions or events since the most recent notification that management believes have changed the Bank's prompt corrective action category.

The Bank's actual and required capital amounts and ratios are as follows:

                                                                                      To Be Well Capitalized
                                                                                          under the Prompt
                                                                    For Capital          Corrective Action
                                            Actual               Adequacy Purposes          Provisions
                                     --------------------       ------------------       -----------------
                                      Amount       Ratio        Amount       Ratio       Amount      Ratio
                                     --------       ----        ------        ---        ------       ----
                                                              (Dollars in Thousands)
As of December 31, 1998
   Total Capital
      (to Risk-Weighted Assets)      $  6,783       32.2%       $1,682        8.0%       $2,102       10.0%
   Tier 1 Capital
      (to Risk-Weighted Assets)         6,519       31.0%          841        4.0%        1,261        6.0%
   Tier 1 Capital
      (to Adjusted Total Assets)        6,519       17.3%        1,503        4.0%        1,878        5.0%

As of December 31, 1997
   Total Capital
      (to Risk Weighted Assets)         6,540       29.7%        1,760        8.0%        2,200       10.0%
   Tier 1 Capital
      (to Risk-Weighted Assets)         6,345       28.8%          880        4.0%        1,320        6.0%
   Tier 1 Capital
      (to Adjusted Total Assets)        6,345       21.1%        1,203        4.0%        1,504        5.0%





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 17 - CONCENTRATION OF CREDIT RISK

Most of the Bank's business activity is with customers located within Henderson and surrounding counties in Tennessee. The loan portfolio is comprised of first-mortgage loans to residential and commercial customers and consumer loans.

NOTE 18 -FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the financial statements. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

The Company's exposure to credit loss in the event of nonperformance by the party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments. Unless noted otherwise, the Company generally requires collateral to support financial instruments with credit risk.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since the majority of the commitments are expected to be funded, the total commitment amounts represent future expected cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The Amount of collateral obtained if deemed necessary by the Company upon extension of credit is based in part on management's credit evaluation of the counter-part. Collateral held varies, but consists principally of residential real estate and deposits.

The Company had outstanding firm commitments to originate loans as follows:

                                       December 31,
                                -----------------------
                                  1998            1997
                                -------         -------
First-mortgage loans            $    --         $52,371
                                =======         =======


NOTE 19 - STOCKHOLDERS' EQUITY

The Mutual Holding Company had requested and received approval from the Office of Thrift Supervision to waive receipt of dividends on its shares through September 30, 1997. Dividends declared by the Association on Mutual Holding Company shares cumulatively total $1,944,000 at December 31, 1997. Since the Mutual Holding Company ceased to exist effective December 11, 1997, this amount remains restricted for the payment of dividends to Company stockholders.




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 20 - EARNINGS PER SHARE

Net income per share of common stock for the years ended December 31, 1998 and 1997 of $0.30 and $0.59 was computed by dividing the net income by the weighted average number of shares outstanding for the year. All per share amounts prior to December 11, 1997, the date of reorganization, have been adjusted for the exchange rate of 2.581243. Diluted earnings per share has not been presented because the Company has a simple capital structure.

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION

Financial information of the Company (parent company only) is as follows:


                                  BALANCE SHEET
                                     ASSETS
                                                              December 31,
                                                       -------------------------
                                                          1998           1997
                                                       ----------     ----------
Cash in bank                                           $1,676,903     $2,315,038
Loans receivable                                          442,482             --
Accrued interest receivable                                 5,043             --
Investment in subsidiary                                6,522,677      6,317,050
                                                       ----------     ----------
        Total Assets                                   $8,647,105     $8,632,088
                                                       ==========     ==========

                             LIABILITIES AND CAPITAL

LIABILITIES
   Accounts payable and accrued expenses               $      113     $   62,820
   Taxes payable                                              166          1,295
                                                       ----------     ----------
        Total Liabilities                              $      279     $   64,115
   STOCKHOLDERS' EQUITY                                 8,646,826     $8,567,973
                                                       ----------     ----------
        Total Liabilities and Stockholders' Equity     $8,647,105     $8,632,088
                                                       ==========     ==========

                                INCOME STATEMENT
                                                              December 31,
                                                       -------------------------
                                                          1998           1997
                                                       ----------     ----------
INCOME
   Interest income                                     $   50,943     $    3,700
   Equity in net income of subsidiary                     205,625         84,321
                                                       ----------     ----------
                                                       $  256,568     $   88,021
                                                       ==========     ==========

EXPENSES

   Operating expenses                                      32,849             --
                                                       ----------     ----------
        Income Before Taxes                            $  223,179     $   88,021
                                                       ----------     ----------
Income taxes                                                2,290     $    1,295
                                                       ----------     ----------
        Net Income                                     $  221,429     $   86,726
                                                       ==========     ==========




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 21 - PARENT COMPANY ONLY FINANCIAL INFORMATION (CONT.)

                             STATEMENT OF CASH FLOWS

                                                                                      For the Year Ended
                                                                                          December 31,
                                                                                 ---------------------------
                                                                                     1998             1997
                                                                                 -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income                                                                    $   221,429      $    86,726
       Adjustments to reconcile net income to net cash and cash equivalents:
         Equity in net income of subsidiary                                         (205,625)         (84,321)
         Changes in operating assets and liabilities:
         (Increase) in interest receivable                                            (5,045)              --
         Increase in accounts payable                                                    113               --
         (Increase) decrease in taxes payable                                         (1,129)           1,295
                                                                                 -----------      -----------
   Net Cash Provided by Operating Activities                                     $     9,743      $     3,700
                                                                                 -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Net (increase) in loans                                                       $  (442,482)     $        --
                                                                                 -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from the issuance of stock                                           $        --      $ 4,496,518
   Purchase of stock in subsidiary                                                        --       (2,248,000)
   Increase in accounts payable - stock conversion cost                              (62,820)          62,820
   Dividends paid                                                                   (142,576)              --
                                                                                 -----------      -----------
       Net Cash Provided by (Used in) Financing Activities                       $  (205,396)     $ 2,311,338
                                                                                 -----------      -----------
       Increase (Decrease) in Cash and Cash Equivalents                             (638,135)       2,315,038

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                    2,315,038               --
                                                                                 -----------      -----------
CASH AND CASH EQUIVALENTS - ENDING OF PERIOD                                     $ 1,676,903      $ 2,315,038
                                                                                 ===========      ===========




The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 22 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments are as follows:

                                                               December 31,
                                        -----------------------------------------------------------
                                                    1998                           1997
                                        ---------------------------     ---------------------------
                                          Carrying         Fair           Carrying         Fair
                                           Amount          Value           Amount          Value
                                        -----------     -----------     -----------     -----------
Financial Assets:
   Cash and cash equivalents            $ 4,147,810     $ 4,147,810     $ 2,741,783     $ 2,741,783
   Time deposits                          1,125,000       1,125,000              --              --
   Investment securities                  2,233,242       2,268,608       3,702,698       3,707,125
   Mortgage-backed securities             3,136,430       3,135,993       4,000,673       4,024,874
   Loans, net of allowance               26,408,075      26,607,706      19,544,222      20,018,796
   Accrued interest receivable              238,952         238,952         138,047         138,047

Financial liabilities:
   Deposits                              28,993,808      29,010,690      21,416,047      21,218,087
   Advances from FHLB                       692,848         731,330         821,777         867,419
   Accrued interest payable                 211,261         211,261         169,954         169,954

Unrecognized Financial Instruments:
   Commitments to extend credit                                              52,371          52,371

NOTE 23 - THE CONVERSION

On April 12, 1997, the Board of Directors of the Savings Bank and the Mutual Holding Company adopted a Plan of Conversion and Agreement and Plan of Reorganization (Plan). Pursuant to the Plan, (1) the Mutual Holding Company converted to an interim federal stock savings bank and simultaneously merged into the Savings Bank, the Mutual Holding Company ceased to exist and the 135,000 shares or 60.5% of the outstanding shares of the Savings Bank's common stock held by the Mutual Holding Company were canceled, and (2) the Savings Bank merged into an interim institution (Interim) to be formed as a wholly-owned subsidiary of Lexington First Federal Mutual Holding Company (the Company), a newly formed Tennessee corporation formed in connection with the reorganization, with the Bank being the surviving entity; and (3) the outstanding shares of the Bank's common stock (other than those held by the Mutual Holding Company, which were canceled) were converted into shares of common stock of the Company pursuant to a ratio that will result in the holders of such shares owning in the aggregate approximately the same percentage of the Company as they owned of the Bank. The Company then offered for sale pursuant to the Plan additional shares equal to 60.5% of the common shares of the Company. Consummation of the Plan was subject to (i) the approval of the members of the Mutual Holding Company, (ii) the stockholders of the Bank, and (iii) various regulatory agencies. Pursuant to the Plan, shares of the Company's common stock were offered initially for subscription by eligible members of the Company, eligible employee benefit plans of the Company and the Bank, and certain other persons, including stockholders of the Bank, as of specified dates subject to various subscription priorities as provided in the Plan. The common stock was offered at a price determined by the Board of Directors based upon an appraisal made by an independent appraisal firm. The exact number of shares offered was





The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 23 - THE CONVERSION (CONT.)

determined by the Board of Directors in conjunction with the determination of the price at which the shares were sold. Any stock not purchased in the subscription offering was sold in a community offering that commenced simultaneously with the subscription offering.

The Plan provided that when the conversion was completed, a "Liquidation Account" was established in an amount equal to the amount of any dividends waived by the Mutual Holding Company plus the greater of (1) the retained earnings of the Bank as of March 31, 1992, the date of the latest Statement of Financial Condition contained in the final offering circular utilized in the formation of the Mutual Holding Company or (2) 60.5% of the Bank's total stockholders' equity as reflected in its latest statement of financial condition in the final prospectus utilized in the conversion. The Liquidation Account is established to provide a limited priority claim to the assets of the Bank to qualifying depositors as of specified dates (Eligible Account Holders and Supplemental Eligible Account Holders) who continue to maintain deposits in the Bank after the conversion. In the unlikely event of a complete liquidation of the Bank, and only in such an event, Eligible Account Holders and Supplemental Account Holders would receive from the Liquidation Account a liquidation distribution based on their proportionate share of the then total remaining qualifying deposits.

Current regulations allow the Bank to pay dividends on its stock after the conversion if its regulatory capital would not thereby be reduced below the amount then required for the aforementioned Liquidation Account. Also, capital distribution regulations limit the Bank's ability to make capital distribution which include dividends, stock redemptions or repurchases, cash-out mergers, interest payments on certain convertible debt, and other transactions charged to the capital account based on their capital level and supervisory condition. Federal regulations also preclude (i) any repurchases of the stock of the Company for one year after the conversion, and (ii) any repurchase of the stock of the Company, in the second or third year after the conversion unless such repurchase is pursuant to an offer made on a pro rata basis to all stockholders and with prior approval of the Office of Thrift Supervision or pursuant to an open-market stock repurchase program that complies with certain regulatory criteria including such purchases to not more than 5% of the stock of the Company unless otherwise approved by the Office of Thrift Supervision.

NOTE 24 - YEAR 2000 COMPLIANCE

The year 2000 poses many challenges for the banking industry. Many automated applications may cease to properly function as a result of how date fields have historically been programmed. Many programs were designed and developed without considering the impact of the upcoming change in the century. Failure to address this issue in a timely manner may cause banking institutions to experience operational problems and could cause disruption of financial markets. Many experts believe that even the most prepared organizations may encounter some implementation problems. As a result, the Bank has developed a Year 2000 Strategic Plan (the Plan) to take the necessary steps to insure that problems and disruptions are minimized.

The Bank's data processing system is outsourced to Intrieve, a service bureau that services the majority of all thrifts and savings and loans throughout the nation. All systems including all Bank PC's are integrated with the service bureau applications. Over $200,000 has been spent on upgrading all equipment, software and systems. This was done principally to modernize operations, but a substantial portion of this investment would have been required for Year 2000 compliance alone. Final testing for Year 2000 compliance has been completed with all applications performing with Year 2000 dates. Successful tests have been completed with all vendors and correspondents with which the Bank directly interfaces. The Bank is Year 2000 compliant at this point. Additional testing will be made during 1999 to check and reinforce compliance

The accompanying notes are an integral part of the financial statements.

                         COMMUNITY NATIONAL CORPORATION
                                (AND SUBSIDIARY)

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Cont.)

                           DECEMBER 31, 1998 AND 1997

NOTE 24 - YEAR 2000 COMPLIANCE (CONT.)

readiness. Should any unforeseen glitches arise the Bank has a contingency plan with several alternatives to meet the worst case scenario.

The Bank's customers have been notified and counseled. All commercial customers with Year 2000 requirements have been counseled one on one with compliance assured to the Bank's satisfaction.

The cost of addressing the Year 2000 issue has had no material impact on earnings since the expenditures meeting Year 2000 requirements were required and planned for modernization alone. With testing reflecting compliance to date, there are no indications of material impact on earnings or uncertainty of future operation results or financial condition.




The accompanying notes are an integral part of the financial statements.

                                   APPENDIX A












              =====================================================

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                        COMMUNITY NATIONAL BANCORP, INC.

                                       AND

                         COMMUNITY NATIONAL CORPORATION
                      COMMUNITY NATIONAL BANK OF TENNESSEE

              ====================================================



                          DATED AS OF DECEMBER 2, 1999

                                TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
RECITALS........................................................................1

DEFINITIONS.....................................................................2

ARTICLE I. MERGER...............................................................5

1.1      THE MERGER.............................................................5
1.2      THE EFFECTIVE DATE.....................................................6

ARTICLE II. CONSIDERATION.......................................................6

2.1      EFFECT ON COMPANY COMMON STOCK.........................................6
2.2      EXCHANGE PROCEDURES....................................................6
2.3      EFFECT ON NEWCO COMMON STOCK...........................................7

ARTICLE III. ACTIONS PENDING CONSUMMATION.......................................7

3.1      CAPITAL STOCK..........................................................7
3.2      DIVIDENDS, ETC.........................................................7
3.3      INDEBTEDNESS; LIABILITIES; ETC.........................................7
3.4      LINE OF BUSINESS; OPERATING PROCEDURES; ETC............................7
3.5      LIENS AND ENCUMBRANCES.................................................7
3.6      COMPENSATION; EMPLOYMENT AGREEMENTS; ETC...............................8
3.7      BENEFIT PLANS..........................................................8
3.8      CONTINUANCE OF BUSINESS................................................8
3.9      AMENDMENTS.............................................................8
3.10     CLAIMS.................................................................8
3.11     CONTRACTS..............................................................8
3.12     LOANS..................................................................8
3.13     TRANSACTION EXPENSES...................................................8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES......................................8

4.1      THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES................8
4.2      NEWCO REPRESENTATIONS AND WARRANTIES..................................17

ARTICLE V. COVENANTS...........................................................18

5.1      BEST EFFORTS..........................................................18
5.2      THE PROXY.............................................................18
5.3      OFFERING DOCUMENT.....................................................18
5.4      PRESS RELEASES........................................................19
5.5      ACCESS; INFORMATION...................................................19
5.6      TERMINATION FEE.......................................................19
5.7      REGULATORY APPLICATIONS...............................................21
5.8      BLUE-SKY FILINGS......................................................21
5.9      [RESERVED]............................................................21
5.10     STATE TAKEOVER LAW....................................................21

5.11     NO RIGHTS TRIGGERED.................................................21
5.12     INDEMNIFICATION.....................................................21
5.13     CURRENT INFORMATION.................................................23
5.14     FINANCIAL COMMITMENT................................................23

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER.........................23

6.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS..............................23
6.2      CONDITIONS TO OBLIGATIONS OF NEWCO..................................23
6.3      CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK...................24

ARTICLE VII. TERMINATION.....................................................25

7.1      GROUNDS FOR TERMINATION.............................................25
7.2      CONSEQUENCES OF TERMINATION.........................................25

ARTICLE VIII. OTHER MATTERS..................................................25

8.1      SURVIVAL............................................................25
8.2      WAIVER; AMENDMENT...................................................26
8.3      COUNTERPARTS........................................................26
8.4      GOVERNING LAW.......................................................26
8.5      EXPENSES............................................................26
8.6      CONFIDENTIALITY.....................................................26
8.7      NOTICES.............................................................26
8.8      ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES..................27
8.9      HEADINGS............................................................27

EXHIBITS

Exhibit A         Approval by Directors of Community National Corporation

Exhibit B         Director's Agreement

Exhibit C         [Reserved]

Exhibit D         Legal Opinion of Baker, Donelson, Bearman & Caldwell

Exhibit E         [Reserved]

Exhibit F         Legal Opinion of Gerrish & McCreary, P.C.

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of the 2nd day of December, 1999 (the "Plan" or "Agreement"), between COMMUNITY NATIONAL CORPORATION (the "Company"), COMMUNITY NATIONAL BANK OF TENNESSEE (the "Bank"), and COMMUNITY NATIONAL BANCORP, INC. ("NEWCO").

                                    RECITALS

         (A) THE COMPANY. The Company is a company duly organized, existing, and in good standing under the laws of the State of Tennessee, with its principal executive offices located in Lexington, Tennessee. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of the date of this Plan, the Company has 8,000,000 authorized shares of common stock, $1.00 par value per share ("Company Common Stock"), of which 712,877 shares of Company Common Stock are issued and outstanding; and 2,000,000 authorized shares of preferred stock none of which are outstanding. There are no director or employee stock options outstanding.

         (B) THE BANK. The Bank is a national banking association duly organized and existing under the laws of the United States of America, with its principal executive offices located in Lexington, Tennessee. As of the date of this Plan, the Bank has 100,000 authorized shares of common stock, $1.00 par value per share ("Bank Common Stock") (no other class of capital stock being authorized), of which 100,000 shares of Bank Common Stock are issued and outstanding. All of the issued and outstanding shares of Bank Common Stock are owned by the Company, the sole shareholder of the Bank.

         (C) NEWCO. NEWCO is a corporation duly organized, existing and in good standing under the laws of the State of Tennessee, with its principal executive offices located in Lexington, Tennessee. As of the date of this Plan, NEWCO has 1,000,000 authorized shares of common stock, $1.00 par value per share ("NEWCO Common Stock"), of which no shares are issued and outstanding. It is expected that NEWCO will have 123,500 shares of stock outstanding on the date of consummation of the transaction.

         (D) VOTING AGREEMENT. As a condition and an inducement to NEWCO's willingness to enter into this Plan, the directors of the Bank and the Company have entered into an agreement in the form attached to this Plan as Exhibit A, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Company Common Stock in favor of approval of the actions contemplated by this Plan at the Meeting (as defined below). Additionally, the directors listed in Schedule 6.2(F) have agreed to refrain from competing with the Continuing Corporation (as defined below) and its Subsidiaries as outlined in Exhibit B.

         (E) RIGHTS, ETC. Except as Previously Disclosed (as defined below) in
Schedule 4.1(C) or paragraph (A) of the Recitals to this Plan, or as authorized by this Plan, there are no shares of capital stock of the Company or the Bank authorized and reserved for issuance; neither the Company nor the Bank has any Rights (as defined below) issued or outstanding; and neither the Company nor the Bank has any commitment to authorize, issue or sell any such shares or any Rights. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, shares of capital stock. There are no preemptive rights with respect to the Company Common Stock.

         (F) APPROVALS. At meetings of the respective Boards of Directors of the Company, the Bank, and NEWCO, each such Board has approved and authorized the execution of this Plan in counterparts.

         In consideration of their mutual promises and obligations, the Parties further agree as follows:

                                   DEFINITIONS

         (A) DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

         "Appraisal Laws" has the meaning assigned to such term in Section
1.1(E).

         "Asset Classification" has the meaning assigned to such term in Section 4.1(T).

         "Bank" has the meaning assigned to such term in the first paragraph of this Plan.

         "Bank Common Stock" has the meaning assigned to such term in paragraph
(B) of the Recitals.

         "Capital" means capital stock, surplus and retained earnings determined in accordance with GAAP.

         "Code" has the meaning assigned to such term in Section 4.1(Q)(2).

         "Company" has the meaning assigned to such term in the first paragraph of this Plan.

         "Company Common Stock" has the meaning assigned to such term in paragraph (A) of the Recitals.

         "Company Shareholders" means holders of Company Common Stock.

         "Compensation and Benefit Plans" has the meaning assigned to such term in Section 4.1(Q)(1).

         "Continuing Corporation" has the meaning assigned to such term in
Section 1.1(A).

         "Derivatives Contract" means an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract that (1) is not included on the balance sheets of the Company contained in its Regulatory Filings or the NEWCO financial reports, as the case may be, and (2) is a derivative contract (including various combinations of the foregoing).

         "Dissenting Shares" means the shares of Company Common Stock held by those shareholders of the Company who have timely and properly exercised their dissenters' rights in accordance with the Appraisal Laws.

         "Effective Date" has the meaning assigned to such term in Section 1.2.

         "Environmental Law" means (1) any federal, state, and/or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Material, in each case as amended and as now in effect, including the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, and the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and (2) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

         "ERISA" has the meaning assigned to such term in Section 4.1(Q)(2).

         "ERISA Affiliate" has the meaning assigned to such term in Section 4.1(Q)(3).

         "ERISA Plans" has the meaning assigned to such term in Section
4.1(Q)(2).

         "Exception Shares" means shares held by certain identified Company Shareholders and listed on Schedule 2.1(A), that will retain their shares of Company Common Stock as described in Section 2.1 rather than exchanging such shares for the Merger Consideration.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated under such statute.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

         "GAAP" means generally accepted accounting principles.

         "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, including any oil or other petroleum product, toxic waste, pollutant contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "Loan/Fiduciary Property" means any property owned or controlled by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries holds a security or other interest, and where required by the context, includes any such property where the Company or any of its Subsidiaries constitutes the owner or operator of such property, but only with respect to such property.

         "Material Adverse Effect" means, with respect to any Party, an event, occurrence or circumstance (including (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate owned and taxes, and (ii) any breach of a representation or warranty contained in this Plan by such Party) that (a) has or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business or prospects of such Party and its Subsidiaries, taken as a whole, or (b) would materially impair such Party's ability to perform its obligations under this Plan or the consummation of any of the transactions contemplated by this Plan.

         "Meeting" has the meaning assigned to such term in Section 5.2.

         "Merger" has the meaning assigned to such term in Section 1.1(A).

         "Merger Consideration" means the aggregate of the cash paid for the Company shares, other than Exception Shares which shall be retained and not exchanged for cash.

         "Multiemployer Plans" has the meaning assigned to such term in Section 4.1(Q)(2).

         "NEWCO" has the meaning assigned to such term in the first paragraph of the Plan.

         "NEWCO Common Stock" has the meaning assigned to such term in paragraph
(c) of the Recitals.

         "Offering Document" has the meaning assigned to such term in Section
5.3.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator of such facility.

         "Party" means a party to this Plan.

         "Pension Plan" has the meaning assigned to such term in Section 4.1(Q)(2).

         "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, governmental body, or other entity.

         "Plan" means this Agreement and Plan of Merger.

         "Previously Disclosed" with respect to information, means that the information is provided by a Party in a Schedule that is delivered contemporaneously with the execution of this Plan.

         "Proxy Statement" has the meaning assigned to such term in Section 5.2.

         "Regulatory Authorities" means federal or state governmental agencies, authorities or departments charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits.

         "Regulatory Filings" has the meaning assigned to such term in Section 4.1(H).

         "Rights" has the meaning assigned to such term in paragraph (E) of the Recitals.

         "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated under such statute.

         "SEC" means the Securities and Exchange Commission.

         "Subsidiary" means, with respect to any entity, each partnership, limited liability company, or corporation the majority of the outstanding partnership interests, membership interests, capital stock or voting power of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned, directly or indirectly, at the time in question by such entity.

         "Tax Returns" has the meaning assigned to such term in Section 4.1(AA).

         "Taxes" means federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes imposed on the income, properties or operations of the respective Party or its Subsidiaries, together with any interest, additions, or penalties relating to such taxes and any interest charged on those additions or penalties.

         "TBCA" means the Tennessee Business Corporation Act, as amended.

         "Third Party" means a person within the meaning of Section 3(a)(9) and 13(d)(3) of the Exchange Act, excluding (1) the Company or any Subsidiary of the Company, and (2) NEWCO or any Subsidiary of NEWCO.

         (B) GENERAL INTERPRETATION. Except as otherwise expressly provided in this Plan or unless the context clearly requires otherwise, the terms defined in this Plan include the plural as well as the singular; the words "hereof", "herein", "hereunder", "in this Plan" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision; and references in this Plan to Articles, Sections, Schedules, and Exhibits refer to Articles and Sections of and Schedules and Exhibits to this Plan. Whenever the words "include", "includes", or "including" are used in this Plan, they shall be deemed to be followed by the words "without limitation". Unless otherwise stated, references to Subsections refer to the Subsections of the Section in which the reference appears. All pronouns used in this Plan include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Plan that are not expressly defined in this Plan have the respective meanings given to them in accordance with GAAP.

                                ARTICLE I. MERGER

         1.1 THE MERGER. Subject to the provisions of this Plan, on the Effective Date:

             (A) THE CONTINUING CORPORATION. In accordance with the terms of TBCA 48-21-108, NEWCO shall merge into the Company (the "Merger"), the separate existence of NEWCO shall cease and the Company (the "Continuing Corporation") shall survive, and the name of the Continuing Corporation shall be "Community National Corporation".

             (B) RIGHTS, ETC. Upon consummation of the Merger, the Continuing Corporation shall possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in each of such corporations, shall not revert or be in any way impaired by reason of the Merger.

             (C) LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

             (D) CHARTER; BYLAWS; DIRECTORS; OFFICERS. The Charter and Bylaws of the Continuing Corporation shall be those of the Company, as in effect immediately prior to the Merger becoming effective. The directors and officers of NEWCO in office immediately prior to the Merger becoming effective are expected to be the directors and officers of the Continuing Corporation, who shall hold office until such time as their successors are elected and qualified.

             (E) DISSENTING SHARES. Notwithstanding anything to the contrary in this Plan, each Dissenting Shareholder who, as of the Effective Date of the Merger, has not effectively withdrawn or lost his dissenters' rights under TBCA 48-23-101 et seq (the "Appraisal Laws") shall not be converted into or represent a right to receive any of the Merger Consideration, but each holder of such Dissenting Shares shall be entitled only to such rights as are granted by the Appraisal Laws, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost the right to payment under the Appraisal Laws, in which case each such share shall be deemed to have been converted at the Effective Date into his or her portion of the Merger Consideration. Each holder of Dissenting Shares who becomes entitled to payment for his Company

Common Stock pursuant to the provisions of the Appraisal laws shall receive payment for such Dissenting Shares from the Company (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Laws).

         1.2 EFFECTIVE DATE. Unless the Parties agree upon another date, the "Effective Date" of the Merger will be the tenth business day after the fulfillment or waiver of each condition precedent set forth in, and the granting of each approval (and expiration of any waiting period) required by, Article VI. A business day is any day other than a Saturday, Sunday or legal holiday in the State of Tennessee. If the Merger is not consummated in accordance with this Plan on or prior to March 31, 2000, the Company or NEWCO may terminate this Plan in accordance with Article VII. On or prior to the Effective Date, NEWCO and the Company shall execute and deliver to the Secretary of State of the State of Tennessee articles of merger in accordance with applicable law.

                            ARTICLE II. CONSIDERATION

         2.1 EFFECT ON COMPANY COMMON STOCK. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger:

             (A) MERGER CONSIDERATION. The redemption price paid by the Continuing Corporation to the holders of Company Common Stock ("Company Shareholders") shall be cash of $14.75 for each share of Company Common Stock (the "Merger Consideration"), except for (i) Exception Shares listed on Schedule 2.1(A) which shall be retained by such Shareholders or (ii) Dissenting Shares which shall be entitled to payment under the Appraisal Laws.

All of the issued and outstanding shares of Company Common Stock, other than Dissenting Shares and Exception Shares, shall be converted into the right to receive the Merger Consideration based upon each Company Shareholder's ownership of the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Date. It is expected that approximately 471,173 shares of Company will be acquired for cash as part of this transaction at $14.75 per share, representing aggregate consideration of $6,949,802, and that approximately 241,704 shares of Company, the Exception Shares, will be retained by the shareholders who shall continue as shareholders of the Continuing Corporation.

             (B) [RESERVED]

             (C) CANCELLATION OF COMPANY COMMON STOCK. All shares of Company Common Stock issued and outstanding immediately prior to the Effective Date other than Exception Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist as of the Effective Date, and each holder of a certificate or other documentation representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) the portion of the cash Merger Consideration applicable to such shares in consideration therefor upon surrender of such certificate or other documentation in accordance with the Plan, without interest, or, (ii) if applicable, cash in accordance with the Appraisal Laws for Dissenting shares. After the Effective Date, there shall be no transfers on the stock transfer books of the Company or the Continuing Corporation of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Date.

             (D) ANTI-DILUTION. If prior to the Effective Date, shares of Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, readjustment or similar transactions, or if a stock dividend shall be declared, appropriate and proportionate adjustment or adjustments will be made in the Merger Consideration.

         2.2 EXCHANGE PROCEDURES. As promptly as practicable after the Effective Date, Continuing Corporation shall send or cause to be sent to each former Company Shareholder of record immediately prior to the Effective Date, other than Exception Shares, transmittal materials for use in




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exchanging such shareholder's certificates for the Merger Consideration set forth in this Article II. The Merger Consideration to be paid by the Continuing Corporation, any check that a shareholder shall be entitled to receive, and any dividends paid on such shares of Company Common Stock for which the record date for determination of shareholders entitled to such dividends is on or before the Effective Date, will be delivered to such shareholder only upon delivery to the Continuing Corporation of the certificates representing all of such shares of Company Common Stock (or indemnity satisfactory to the Continuing Corporation, in its judgment, if any of such certificates are lost, stolen or destroyed) and documentary evidence satisfactory to the Continuing Corporation of the otherwise valid holding of such shares. No interest will be paid on the Merger Consideration or dividends to which the holder of such shares shall be entitled to receive upon such delivery. The procedures described herein shall not prevent the use of other means of transfer of shareholder certificates including physical delivery of such certificates to the Company's offices, which procedures the parties intend to utilize.

         2.3 EFFECT ON NEWCO COMMON STOCK. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger, each of the 123,500 issued and outstanding NEWCO shares shall be exchanged, on a one-for-one share basis, for shares of Company Common Stock.

                    ARTICLE III. ACTIONS PENDING CONSUMMATION

         Unless otherwise agreed to in writing by NEWCO, each of the Company and the Bank shall conduct its business in the ordinary and usual course consistent with past practice and shall use its best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees identified by NEWCO, and neither the Company nor the Bank, without the prior written consent of NEWCO, will (or cause or allow any of its Subsidiaries to):

         3.1 CAPITAL STOCK. Except for or as otherwise expressly permitted by this Plan or as Previously Disclosed in Schedule 4.1(C), issue, sell or otherwise permit to become outstanding any additional shares of capital stock of the Company, the Bank or any of their Subsidiaries, or any Rights with respect thereto, or enter into any agreement with respect to the foregoing, or permit any additional shares of Company Common Stock to become subject to grants of options, stock appreciation rights or similar stock-based employee or director compensation rights.

         3.2 DIVIDENDS, ETC. Except as set forth on Schedule 3.2, make, declare or pay any dividend on or in respect of, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or, other than as permitted in or contemplated by this Plan, authorize the creation or issuance of, or issue, any additional shares of its capital stock or any Rights with respect thereto.

         3.3 INDEBTEDNESS; LIABILITIES; ETC. Except as set forth on Schedule 3.3, other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity; provided, however, the Company shall incur no indebtedness for borrowed money or engage in any of the actions described in this Section 3.3.

         3.4 LINE OF BUSINESS; OPERATING PROCEDURES; ETC. Except as may be directed by any regulatory agency, (A) change its lending, investment, liability management or other material banking policies in any material respect, except such changes as are in accordance and in an effort to comply with Section 5.9, or (B) commit to incur any further capital expenditures beyond those Previously Disclosed in Schedule 3.4 other than in the ordinary course of business and not exceeding $25,000 individually or $100,000 in the aggregate prior to the Effective Date.

         3.5 LIENS AND ENCUMBRANCES. Impose, or suffer the imposition, on any shares of stock of any of its Subsidiaries, any lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist.




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
exist.

         3.6 COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Except as Previously Disclosed in Schedule 3.6, enter into or amend any employment, severance or similar agreement or arrangement with any of its directors, officers or employees, or grant any salary or wage increase, amend the terms of any employee benefit (including incentive or bonus payments), except normal individual increases (not exceeding 5% for any employee of Company or Bank whose salary is $25,000 or more) in regular compensation to employees in the ordinary course of business consistent with past practice.

         3.7 BENEFIT PLANS. Except as Previously Disclosed in Schedule 3.7, enter into or modify (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including taking any action that accelerates the vesting or exercise of any benefits payable thereunder.

         3.8 CONTINUANCE OF BUSINESS. Dispose of or discontinue any portion of its assets, business or properties, that is material to the Company and its Subsidiaries taken as a whole, or merge or consolidate with, or acquire all or any portion of, the business or property of any other entity that is material to the Company and its Subsidiaries taken as a whole (except foreclosures or acquisitions by the Bank in its fiduciary capacity, in each case in the ordinary course of business consistent with past practice).

         3.9 AMENDMENTS. Amend its articles of incorporation or bylaws.

         3.10 CLAIMS. Settle any claim, litigation, action or proceeding involving any liability for money damages or restrictions upon the operations of the Company or the Bank.

         3.11 CONTRACTS. Except as Previously Disclosed on Schedule 3.11, enter into, renew, terminate or make any change in any material contract, agreement or lease, except in the ordinary course of business consistent with past practice with respect to contracts, agreements and leases that are terminable by it without penalty on no more than 60 days prior written notice.

         3.12 LOANS. Extend credit or account for loans and leases other than in accordance with existing lending policies and accounting practices, except that the Bank shall not, without the prior consent of NEWCO's Board of Directors, make any new loan or modify, restructure or renew any existing nonperforming loan (defined as on non-accrual status, or 90 days or more past due) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extension of credit to such Person (or which would be required to be aggregated for loans-to-one-borrower limitations), would be in excess of $75,000 for any new or existing customer as of the date of this Plan, except that (i) single-family residential loans may be made in amounts that would not exceed applicable FHLMC and FNMA limits, and (ii) such limits shall not apply to SBA, FmHA, USDA Rural Development or other governmental or governmental agency guaranteed amounts.

         3.13 TRANSACTION EXPENSES. Incur expenses in connection with the transactions contemplated by this Plan that exceed the amounts set forth in
Schedule 3.13.

                   ARTICLE IV. REPRESENTATIONS AND WARRANTIES

         4.1 THE COMPANY AND THE BANK REPRESENTATIONS AND WARRANTIES. Each of the Company and the Bank hereby represents and warrants to NEWCO as follows:

             (A) RECITALS. The facts set forth in Recitals (A), (B), and (E) of this Plan with respect to the Company and its Subsidiaries are true and correct.




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



             (B) ORGANIZATION, STANDING AND AUTHORITY. The Company is duly qualified to do business and is in good standing in the State of Tennessee which is the only state where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. The Bank is duly qualified to do business and validly existing under the laws of the United States and in the State of Tennessee which are the only jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. Each of the Company and its Subsidiaries has in effect all federal, state, local and foreign government authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. The Bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act, as amended, and applicable regulations under such statute, and its deposits are insured by the Savings Association Insurance Fund of the FDIC.

             (C) SHARES. The outstanding shares of the Company and its Subsidiaries' capital stock are validly issued and outstanding, fully paid and nonassessable (except for the application of 12 U.S.C. ss.55 to the shares of Bank Common Stock), and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.1(C) and paragraph (A) of the Recitals, there are no shares of capital stock or other equity securities of the Company or its Subsidiaries outstanding and no outstanding Rights with respect thereto. There are no options of any kind that exist with regard to Company Common Stock.

             (D) THE COMPANY SUBSIDIARIES. The Company's sole subsidiary is the Bank. The Bank is duly qualified to do business and validly existing under the laws of the United States and in the State of Tennessee which are the only jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. No equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company or one of its Subsidiaries) by reason of any Rights with respect thereto. There are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise issue any shares of such Subsidiary's capital stock, and there are no contracts, commitments, understandings or arrangements relating to the rights of the Company or its Subsidiaries, as applicable, to vote or to dispose of such shares. All of the shares of capital stock of each of its Subsidiaries held by the Company or one of its Subsidiaries are fully paid and nonassessable and are owned by the Company or one of its Subsidiaries free and clear of any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance. Except as Previously Disclosed in Schedule 4.1(D), the Bank does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any corporation, bank, partnership, joint venture, business trust, association or other organization.

             (E) CORPORATE POWER. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

             (F) CORPORATE AUTHORITY. Subject to the receipt of approval by its shareholders referred to in Section 6.1, this Plan has been authorized by all necessary corporate action of the Company and each of its Subsidiaries that is a Party, and is a valid and binding agreement of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (G) NO DEFAULTS. Subject to the approval by its shareholders referred to in Section 6.1, the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.1(G), the execution, delivery and performance of this Plan and the consummation by the Company and each of its Subsidiaries that is a Party to the transactions contemplated by this Plan do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or




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



agreement, indenture or instrument of the Company or of any of its Subsidiaries or to which the Company or any of its Subsidiaries or its or their properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it or any of its Subsidiaries, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it.

             (H) FINANCIAL REPORTS. The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998 and 1997, and all other reports, registration statements, definitive proxy statements or information statements filed by it or any of its Subsidiaries subsequent to becoming registered as a reporting company with the SEC pursuant to the Company's Form 8-A filed as of November 21, 1997 under the Securities Act, or under Section 13(a), 13 (c), 14 or 15(d) of the Exchange Act or under the securities regulations of the SEC, in the form filed (collectively, its "Regulatory Filings") with the SEC as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such Regulatory Filing (including the related notes and schedules thereto) fairly presented in all material respects its financial position and that of its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such Regulatory Filings (including any related notes and schedules thereto) fairly presented in all material respects, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of it and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in any case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (I) ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed on Schedule 4.1(I), neither the Company nor any of its Subsidiaries has any obligation or liability (contingent or otherwise) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it, except (1) as reflected in its Regulatory Filings prior to the date of this Plan, and (2) for commitments and obligations made, or liabilities incurred, in the ordinary course of business consistent with past practice since December 31, 1998. Except as Previously Disclosed on Schedule 4.1(I), since December 31, 1998, neither the Company nor any of its Subsidiaries has incurred or paid any obligation or liability (including any obligation or liability incurred in connection with any acquisitions in which any form of direct financial assistance of the federal government or any agency thereof has been provided to any Subsidiary) that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it.

             (J) NO EVENTS. Except as Previously Disclosed on Schedule 4.1(J), since December 31, 1998, no event has occurred that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Company or the Bank.

             (K) PROPERTIES. Except as reserved against in its Regulatory Filings, the Company and each of its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults, or equities of any character, to all of the properties and assets, tangible and intangible, reflected in its Regulatory Filings as being owned by the Company or its Subsidiaries as of the dates thereof other than those that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it, except those sold or otherwise disposed of in the ordinary course of business. All buildings and all material fixtures, equipment, and other property and assets that are held under leases or subleases by the Company or any of its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms, other than any such exceptions to validity or enforceability that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on it.




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



             (L) LITIGATION; REGULATORY ACTION. Except as Previously Disclosed in Schedule 4.1(L), no litigation, proceeding or controversy before any court or governmental agency is pending that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or any of its Subsidiaries or that alleges claims under any fair lending law or other law relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and, to the best of its knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed in Schedule 4.1(L), neither the Company nor any of its Subsidiaries or any of its or their material properties or their officers, directors or controlling persons is a party to or is subject to any order, decree, agreement, board resolution, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Regulatory Authority, and neither the Company nor any of its Subsidiaries has been advised by any of such Regulatory Authorities that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, board resolution, memorandum or understanding, commitment letter or similar submission.

             (M) COMPLIANCE WITH LAWS. Except as Previously Disclosed in
Schedule 4.1(M), each of the Company and its Subsidiaries:

                 (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit it to own its businesses presently conducted and that are material to the business of it and its Subsidiaries taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to its best knowledge, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current;

                 (2) has received no notification or communication from any Regulatory Authority or the staff thereof (a) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces, which, as a result of such noncompliance in any such instance, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, (b) threatening to revoke any license, franchise, permit or governmental authorization, which revocation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, or (c) requiring any of the Company or its Subsidiaries (or any of its or their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy);

                 (3) is not required to give prior notice to any federal banking or thrift agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive; and

                 (4) is in compliance in all material respects with all fair lending laws or other laws relating to discrimination, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act.

             (N) MATERIAL CONTRACTS. Except as Previously Disclosed in Schedule 4.1(N), none of the Company or its Subsidiaries, nor any of their respective assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC. Neither the Company nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected or under which it or any of its respective assets, business or operations receives benefits, which default individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and there has not occurred any event in connection with any material




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



contract, agreement or amendment thereto, that with the lapse of time or the giving notice or both, would constitute such a default. Except as Previously Disclosed in Schedule 4.1(N), neither the Company nor any of its Subsidiaries is subject to or bound by any contract containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person or that involve any restriction of geographical area in which, or method by which, the Company or any of its subsidiaries may carry on its business (other than as may be required by law or any applicable Regulatory Authority).

             (O) REPORTS. Since January 1, 1997, each of the Company and its Subsidiaries has filed all reports and statements, together with any amendments required to be made with respect thereto; that it was required to file with (1) the Department, (2) the OCC, (3) the Federal Reserve Board, and (4) any other Regulatory Authorities having jurisdiction with respect to the Company and its Subsidiaries. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Plan with respect to reports and documents filed before the date of this Plan), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the Regulatory Authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             (P) NO BROKERS. All negotiation relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with NEWCO and no action has been taken by it that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment.

             (Q) EMPLOYEE BENEFIT PLANS.

                 (1) Schedule 4.1(Q)(1) contains a complete list of all bonus, deferred compensation, pension, retirement, profit-sharing, thrift savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, all medical, dental, health and life insurance plans, all other employee benefit plans, contracts or arrangements and any applicable "change of control" or similar provisions in any plan, contract or arrangement maintained or contributed to by the Company or any of its Subsidiaries for the benefit of employees, former employees, directors, former directors or their beneficiaries (the "Compensation and Benefit Plans"). True and complete copies of all Compensation and Benefit Plans of the Company and its Subsidiaries, including any trust instruments and/or insurance contracts, if any, forming a part thereof, and all amendments thereto, have been supplied to NEWCO.

                 (2) All "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "multiemployer plans" within the meaning of Section 3(37) of ERISA ("Multiemployer Plans"), covering employees or former employees of the Company and it Subsidiaries (the "ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA. Except as Previously Disclosed in
Schedule 4.1(Q)(2), each ERISA Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986 (as amended, the "Code") has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances reasonably likely to result in the revocation or denial of any such favorable determination letter or the inability to receive such a favorable determination letter. There is no material pending or, to its knowledge, threatened litigation relating to the ERISA Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                 (3) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or




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



terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
Section 4001(a)(15) of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries presently contributes to a Multiemployer Plan, nor have they contributed to such a plan within the past five calendar years. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the past 12-month period.

                 (4) All contributions required to be made under the terms of any ERISA Plan have been timely made. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                 (5) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year, the actuarially determined present value of all "benefit liability," within the meaning of Section 4001(1)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the plan's most recent actuarial valuation) did not exceed the then current value of the assets of such plan, and there has been no material change in the financial condition of such plan since the last day of the most recent plan year.

                 (6) Neither the Company nor any of its subsidiaries has any obligations for retiree health and life benefits under any plan, except as set forth in Schedule 4.1(Q)(6). There are no restrictions on the rights of the Company or any of its Subsidiaries to amend or terminate any such plan without incurring any liability thereunder.

                 (7) Except as Previously Disclosed in Schedule 4.1(Q)(7), neither the execution and delivery of this Plan nor the consummation of the transactions contemplated by this Plan will (a) result in any payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of the Company or any of its Subsidiaries under any Compensation and Benefit Plan or otherwise from the Company or any of its Subsidiaries, (b) increase any benefits otherwise payable under any Compensation and Benefit Plan, or (c) result in any acceleration of the time of payment or vesting of any such benefit.

             (R) NO KNOWLEDGE. The Company and its Subsidiaries know of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

             (S) LABOR AGREEMENTS. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it or such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its or any of the Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

             (T) ASSET CLASSIFICATION. The Company and its Subsidiaries have Previously Disclosed in Schedule 4.1(T) a list, accurate and complete in all material respects, of the aggregate amounts of loans, extensions of credit or other assets of the Company and its Subsidiaries that have been classified by it as of September 30, 1999 (the "Asset Classification"); and no amounts of loans, extensions of credit or other assets that have been classified as of September 30, 1999 by any regulatory examiner as "Other Loans Specially




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Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were charged off, paid, or in the reasonable judgment of management no longer warrant classification by the Company or any Subsidiary prior to September 30, 1999 and which have been Previously Disclosed to NEWCO.

             (U) ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the balance sheet in the June 30, 1999 Bank Financial Reports was, and the allowance for possible loan losses to be shown on subsequent Regulatory Filings and Bank Financial Reports was and will be, adequate in the opinion of the Board of Directors of the Company to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of the date thereof.

             (V) INSURANCE. Each of the Company and its Subsidiaries has taken all requisite action (including the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters that are known to the Company, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries. Set forth in Schedule 4.1(V) is a list of all insurance policies maintained by or for the benefit of the Company or its Subsidiaries or their respective directors, officers, employees or agents.

             (W) AFFILIATES. Except as Previously Disclosed in Schedule 4.1(W), to the best of the Company's knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of the Company as that term is used in Rule 144 under the Securities Act.

             (X) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. The Company and its Subsidiaries have taken all necessary action to exempt this Plan and the transactions contemplated by this Plan from, and this Plan and such transactions are exempt from (1) any applicable state takeover laws and (2) any takeover-related provisions of the Company's and the Bank's articles of association or bylaws.

             (Y) NO FURTHER ACTION. The Company and its Subsidiaries have taken all action so that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) or any other action or combination of actions, or any other transaction, contemplated by this Plan do not and will not (1) require a vote of shareholders (other than as set forth in Section 6.1), or (2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of the Company or any of its Subsidiaries or under any agreement to which the Company or any such Subsidiaries is a party, or (3) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan.

             (Z) ENVIRONMENTAL MATTERS.

                 (1) To the Company's and Bank's knowledge, the Participation Facilities and the Loan/Fiduciary Properties are, and have been, in compliance with all Environmental laws, except for instances of noncompliance that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries.

                 (2) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which the Company or any of its Subsidiaries or any Participation Facility has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility, except for such proceedings




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



pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(2).

                 (3) There is no proceeding pending or, to the Company's knowledge, threatened before any court, governmental agency or board or other forum in which any Loan/Fiduciary Property (or the Company or any of its Subsidiaries in respect of any Loan/Fiduciary Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any Environmental Law, or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan/Fiduciary Property, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or have been Previously Disclosed in Schedule 4.1(Z)(3).

                 (4) To the Company's knowledge, there is no reasonable basis for any proceeding of a type described in subparagraph (2) or (3) of this paragraph (Z), except as has been Previously Disclosed in Schedule 4.1(Z)(4).

                 (5) To the Company's knowledge, during the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there have been no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(5).

                 (6) To the Company's knowledge, prior to the period of (a) ownership or operation by the Company or any of its Subsidiaries of any of their respective current properties, (b) participation in the management of any Participation Facility by the Company or any of its Subsidiaries, or (c) holding of a security or other interest in a Loan/Fiduciary Property by the Company or any of its Subsidiaries, there were no releases of Hazardous Material in, on, under or affecting any such property, Participation Facility or Loan/Fiduciary Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company or its Subsidiaries or have been Previously Disclosed in Schedule 4.1(Z)(6).

             (AA) TAX REPORTS. Except as Previously Disclosed in Schedule 4.1(AA), (1) all reports and returns with respect to Taxes that are required to be filed by or with respect to the Company or its Subsidiaries, including consolidated federal income tax returns of the Company and its Subsidiaries (collectively, the "Tax Returns"), have been duly filed or requests for extensions have been timely filed and have not expired, for periods ended on or prior to the most recent fiscal year-end, except to the extent all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on the Company or its Subsidiaries, and to the Company's knowledge, such Tax Returns were true, complete and accurate in all material respects, (2) all Taxes shown to be due on the Tax Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority, or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5) no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely, individually or in the aggregate, to result in a determination that would have a Material Adverse Effect on the Company or its Subsidiaries, except as reserved against in the Regulatory Filings of the Company, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of the Company or its Subsidiaries.




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             (BB) ACCURACY OF INFORMATION. The statements with respect to the
Company and its Subsidiaries contained in this Plan and the Schedules delivered by or on behalf of the Company or any other Party pursuant to the terms of or relating to this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

             (CC) DERIVATIVES CONTRACTS. None of the Company or its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract or owns securities that are referred to as "structured notes" except for those Derivatives Contracts and structured notes Previously Disclosed in Schedule 4.1(CC). Schedule 4.1(CC) includes a list of any assets of the Company or its Subsidiaries that are pledged as security for each such Derivatives Contract.

             (DD) ACCOUNTING CONTROLS. Each of the Company and its subsidiaries has devised and maintained systems of internal controls sufficient to provide reasonable assurances that (1) all material transactions are executed in accordance with management's general or specific authorization, (2) all material transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP, and to maintain proper accountability for items, (3) access to the material property and assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization, and (4) the recorded accountability for items is compared with the actual levels at reasonable intervals and appropriate action is taken with respect to any differences.

             (EE) COMMITMENTS AND CONTRACTS. Neither the Company nor any of its Subsidiaries is a party or subject to any of the following (whether written or oral, express or implied):

                 (1) except as Previously Disclosed in Schedule 4.1(EE)(1), any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director or employee (other than those which are terminable at will by the Company or any such Subsidiary without any obligation on the part of the Company or any such Subsidiary to make any payment in connection with such termination);

                 (2) except as Previously Disclosed in Schedule 4.1(EE)(2), any real or personal property lease with annual rental payments aggregating $10,000 or more; or

                 (3) except as Previously Disclosed in Schedule 4.1(EE)(3), any material contract with any affiliate.

             (FF) YEAR 2000 COMPLIANCE. To the Company's knowledge, the mission critical computer software operated by it and/or any of its Subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. To the Company's knowledge, the costs of adaptations referred to in this clause will not have a Material Adverse Effect with respect to it. Neither the Company nor any of its Subsidiaries has received, nor to its knowledge are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserve Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998) or similar notice from any state banking authority. The Company has made available to NEWCO a complete and accurate copy of its and its Subsidiaries' plan, including an estimate of anticipated associated costs, for addressing the issues set forth in the Year 2000 guidance papers issued by the Federal Financial Institutions Examination Council, including the statements dated May 5, 1997, entitled "Year 2000 Project Management Awareness," December 17, 1997, entitled "Safety and Soundness Guidelines Concerning the Year 2000 Business Risk," and October 14, 1998, entitled "Interagency Guidelines Establishing Year 2000 Standards for Safety and Soundness," as




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



such issues affect any of it or its Subsidiaries. Between the date of this Plan and the Effective Date, it shall use commercially reasonable and practicable efforts to implement such Plan.

         4.2 NEWCO REPRESENTATIONS AND WARRANTIES. NEWCO hereby represents and warrants to the Company and the Bank as follows:

             (A) RECITALS. The facts set forth in the Recitals of the Plan with respect to NEWCO are true and correct.

             (B) ORGANIZATION, STANDING AND AUTHORITY. NEWCO is duly qualified to do business and is in good standing in the States of the United States and foreign jurisdictions where the failure to be duly qualified, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on it. NEWCO has in effect all federal state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on NEWCO.

             (C) SHARES. The outstanding shares of the NEWCO's capital stock on the date of consummation will be validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights. Except as Previously Disclosed in Schedule 4.2(C), there are no shares of capital stock or other equity securities of it outstanding and there are no outstanding Rights with respect thereto. It is expected that 123,500 shares of NEWCO Common Stock will be outstanding at the time of consummation of the transaction.

             (D) CORPORATE POWER. NEWCO has the corporate power and authority to carry on its business as it is now being conducted and to own all its material properties and assets.

             (E) CORPORATE AUTHORITY. This Plan has been authorized by all necessary corporate action of NEWCO, and the Plan is a valid and binding agreement of NEWCO, enforceable against NEWCO in accordance with its terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

             (F) NO DEFAULTS. Subject to the receipt of approval by its shareholders and the receipt of the required regulatory approvals referred to in
Section 6.1, and the required filings under federal and state securities laws, and except as Previously Disclosed in Schedule 4.2(F), the execution, delivery and performance of this Plan and the consummation by NEWCO of the transactions contemplated by this Plan do not and will not (1) constitute a breach or violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of NEWCO or to which NEWCO or its properties is subject or bound, which breach, violation or default is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on NEWCO, (2) constitute a breach or violation of, or a default under, the articles of incorporation, charter or bylaws of it, or (3) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license or the consent or approval of any other party to any such agreement, indenture or instrument, other than any such consent or approval that, if not obtained, would not be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on NEWCO.

             (G) NO EVENTS. Except as Previously Disclosed on Schedule 4.2(G), since December 31, 1998, no event has occurred which is reasonably likely to have a Material Adverse Effect on it.

             (H) ACCURACY OF INFORMATION. The statements with respect to NEWCO contained in this Plan, the Schedules and any other written documents executed and delivered by or on behalf of NEWCO or any other Party pursuant to the terms of this Plan are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

             (I) FINANCIAL COMMITMENT. NEWCO has received a financial commitment from First Tennessee Bank, National Association, in the form set forth in
Schedule 4.2(I), in the amount of up to $6,600,000 to allow the Continuing Corporation to acquire the stock of Company, other than Exception Shares, as contemplated by this Agreement.

             (J) NEW SUBSCRIPTIONS, STOCK EXCHANGE. NEWCO has received cash commitments from certain investors to subscribe for an aggregate of 123,500 shares of NEWCO at $14.75 per share representing aggregate consideration of $1,821,625. All 123,500 NEWCO shares will be exchanged for a like number of Company shares upon consummation of the Merger, except for any dissenting shares.

             (K) NO BROKERS. All negotiation relative to this Plan and the transactions contemplated by this Plan have been carried on by it directly with Company and Bank and no action has been taken by NEWCO that would give rise to any valid claim against any Party for a brokerage commission, finder's fee or other like payment.

             (L) NO KNOWLEDGE. NEWCO knows of no reason why the regulatory approvals referred to in Section 6.1 should not be obtained.

             (M) STATE TAKEOVER LAWS, ARTICLES OF INCORPORATION. NEWCO has taken all necessary action to exempt this Plan and the transactions contemplated by this Plan from, and this Plan and such transactions are exempt from (1) any applicable state takeover laws and (2) any takeover-related provisions of NEWCO's charter or bylaws.

             (N) NO FURTHER ACTION. NEWCO has taken all action so that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) or any other action or combination of actions, or any other transaction, contemplated by this Plan do not and will not
(1) require a vote of shareholders (other than as set forth in Section 6.1), or
(2) result in the grant of any rights to any Person under the articles of incorporation, charter or bylaws of NEWCO or under any agreement to which NEWCO is a party, or (3) restrict or impair in any way the ability of the other Parties to exercise the rights granted under this Plan.

                              ARTICLE V. COVENANTS

         Each of the Company and the Bank hereby covenants to NEWCO, and NEWCO hereby covenants to the Company and the Bank, that:

         5.1 BEST EFFORTS. Subject to the terms and conditions of this Plan and, in the case of the Company and the Bank, to the exercise by their respective Boards of Directors of such Boards' fiduciary duties, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger by March 31, 2000, and to otherwise enable consummation of the transactions contemplated by this Plan, and shall cooperate fully with the other Parties to that end.

         5.2 THE PROXY. In the case of the Company, it shall promptly prepare a proxy statement (the "Proxy Statement") to be mailed to the holders of the Company Common Stock in connection with the transactions contemplated by this Plan and to be filed with the SEC, which shall conform to all applicable legal requirements. The Company shall call a special meeting (the "Meeting") of the holders of Company Common Stock to be held as soon as practicable for purposes of voting upon the transactions contemplated by this Plan, and the Company shall use its best efforts to solicit and obtain shareholder votes in favor of the transactions contemplated by this Plan and, subject to the exercise of their fiduciary duties, the Board of Directors of the Company shall recommend approval of such transactions to the Company's Shareholders.

         5.3 OFFERING DOCUMENT. NEWCO and the Company will jointly prepare an offering




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



document (the "Offering Document") to be sent to a group of identified investors who have made cash commitments to purchase stock in NEWCO and subsequently exchange the NEWCO stock for stock of the Company, in order to provide full and adequate disclosure of the business of NEWCO, the Company and/or the Continuing Corporation to such investors. It is expected that the NEWCO stock issuance will occur immediately prior to consummation of the Merger transaction.

         5.4 PRESS RELEASES. The Company and the Bank will not, without the prior approval of NEWCO, and NEWCO will not, without the prior approval of the Company, issue any press release or written statement for general circulation relating to the transactions contemplated by this Plan, except as otherwise required by law.

         5.5 ACCESS; INFORMATION.

             (A) Upon reasonable notice, the Company and the Bank shall afford NEWCO and NEWCO shall afford the Company and NEWCO's and the Company's respective officers, employees, counsel, accountants and other authorized representatives, access, during normal business hours throughout the period up to the Effective Date, to all of their respective properties, books, contracts, commitments and records. During such period, the Company and the Bank shall furnish promptly to NEWCO and NEWCO shall furnish promptly to the Company (and cause their respective accountants and other agents to furnish promptly) (1) a copy of each material report, schedule and other document filed by the Company and its Subsidiaries with any Regulatory Authority, and (2) all other information concerning the business, properties and personnel as Company or NEWCO, respectively, may reasonably request, provided that no investigation pursuant to this Section 5.5 shall affect or be deemed to modify or waive any representation or warranty made by the Company or the Bank or NEWCO in this Plan or the conditions to the obligations of the Company and the Bank or NEWCO to consummate the transactions contemplated by this Plan; and

             (B) The Company and NEWCO will not use any information obtained pursuant to this Section 5.5 for any purpose unrelated to the consummation of the transactions contemplated by this Plan and, if this Plan is terminated, will hold all confidential information and documents obtained pursuant to this paragraph in confidence (as provided in Section 8.6) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by Company or NEWCO or as it is advised by counsel that any such information or document is required by law or applicable stock exchange rule to be disclosed, and in the event of the termination of this Plan, Company and NEWCO will, upon request by the other, deliver to the other all documents so obtained by it or destroy such documents and, in the case of destruction, will certify such fact to the other.

         5.6 TERMINATION FEE.

             (A) Without the prior written consent of NEWCO, the Company shall not, and it shall cause its Subsidiaries not to, solicit, initiate or encourage inquiries or proposals with respect to, or, except to the extent that the Board of Directors of the Company determines in its good faith judgment after receipt of advice in writing of counsel that such response is reasonably required in order to discharge its fiduciary duties, furnish any nonpublic information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, the Company or any of its Subsidiaries or any merger or other business combination with the Company or any of its Subsidiaries other than as contemplated by this Plan; it shall instruct its and its Subsidiaries' officers, directors, agents, advisors and affiliates to refrain from doing any of the foregoing; and it shall notify NEWCO immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, the Company or any of its Subsidiaries.




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



             (B) Subject to appropriate fiduciary standards, Company and Bank agree not to initiate, solicit, entertain or encourage acquisition proposals from any third party. To protect the proposed transaction from uninvited third parties and compensate NEWCO for expenses incurred in pursuing the transaction, Company and Bank agree that, upon the occurrence of a Subsequent Triggering Event (as described in this section) that occurs prior to a Termination Event (as described in this section) and notwithstanding any other provision in this Agreement to the contrary, Company and Bank will pay to NEWCO liquidated damages in the amount of $250,000 upon the occurrence of a Subsequent Triggering Event that occurs prior to a Termination Event. For purposes of this section the following terms have the indicated meaning.

                 (a) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                     (1) Company or Bank shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (other than NEWCO or a subsidiary of NEWCO), or the Board of Directors of Company or Bank shall have recommended that the stockholders of Company approve or accept any Acquisition Transaction (other than that contemplated by this Agreement). The term "Acquisition Transaction" shall mean (i) a merger or consolidation, or any similar transaction, involving Company or Bank, (ii) a purchase, lease or other acquisition of all or any substantial part of the assets of Company or Bank or (iii) a purchase or other acquisition (including by way of merger, consolidation, share exchange, tender offer or otherwise) of securities representing 25% or more of the voting power of Company or Bank. The term "person" for purposes of this paragraph shall have the meaning assigned thereto in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder;

                     (2) Any person (other than NEWCO, a subsidiary of NEWCO or any subsidiary acting under any employee benefit plan for NEWCO or any of its subsidiaries) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of the Company Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

                     (3) Any person (other than NEWCO or a subsidiary of NEWCO) shall have made a proposal (in writing or orally) to Company or Bank or any one or more of its shareholders owning twenty-five percent (25%) or more (singularly or in the aggregate) of the outstanding shares of Company Common Stock that results in or is a part of an Acquisition Transaction;

                     (4) After a proposal is made by any person (other than NEWCO or a subsidiary of NEWCO) to Company or Bank or its stockholders to engage in an Acquisition Transaction, Company and Bank shall have breached any covenant or obligation contained in this Agreement and such breach would entitle NEWCO to terminate




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the Agreement; and such breach shall not have been cured within seven (7) days;
or

                     (5) Any person (other than the Company, NEWCO or a subsidiary of NEWCO), shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

                 (b) "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

                     (1) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Company Common Stock; or

                     (2) The occurrence of the Initial Triggering Event described in clause (1) of the definition of "Initial Triggering Event" of this paragraph.

                 (c) "Termination Event" shall mean each of the following:

                     (1) the Effective Date of the Merger;

                     (2) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of an Initial Triggering Event; or

                     (3) the passage of March 31, 2000 after termination of this Agreement if such termination follows the occurrence of an Initial Triggering Event. Company and Bank shall notify NEWCO promptly in writing of the occurrence of any Initial Triggering Event and of any Subsequent Triggering Event.

         5.7 REGULATORY APPLICATIONS. The parties to this Plan, as appropriate, shall (A) promptly prepare and submit applications to the appropriate Regulatory Authorities for approval of the Merger and acquisition of control of the Bank, and (B) promptly make all other appropriate filings to secure all other approvals, consents and rulings that are necessary for the consummation of the Merger and the new stock issuance by NEWCO.

         5.8 BLUE-SKY FILINGS. The parties to this Plan, as appropriate, shall use their best efforts to obtain, prior to the mailing of the Offering Document, any necessary state securities laws or "blue sky" permits and approvals, provided that neither NEWCO, the Company nor the Continuing Corporation shall be required by virtue thereof to submit to general jurisdiction in any state.

         5.9 [RESERVED]

         5.10 STATE TAKEOVER LAW. The Company shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute, and the Company shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or, if necessary, challenge the validity or applicability of, any applicable state takeover law.




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         5.11 NO RIGHTS TRIGGERED. Except for those consents of Third Parties
Previously Disclosed on Schedule 4.1(G), the Company shall take all necessary steps to ensure that the entering into of this Plan and the consummation of the transactions contemplated by this Plan (including the Merger) and any other action or combination of actions, or any other transactions contemplated by this Plan, do not and will not (A) result in the grant of any rights to any Person under the articles of incorporation or bylaws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party, or (B) restrict or impair in any way the ability of NEWCO to exercise the rights granted under this Plan.

         5.12 INDEMNIFICATION.

             (A) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, a director, officer, or employee of the Company or the Bank (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement, or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

             (B) It is understood and agreed that the Continuing Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date):

                 (1) the Continuing Corporation shall pay expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law,

                 (2) the Indemnified Parties may retain one firm of counsel satisfactory to them, and the Continuing Corporation shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that in the event that the defendants in, or targets of, any such threatened or actual claim, action, suit, proceeding or investigation include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded based on the opinion of its own counsel, that there may be one or more legal defenses available to it or to another Indemnified Party which are in conflict with those available to the Continuing Corporation or any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action, suit, proceeding or investigation in which it or such other person may become involved or is named as defendant and the Continuing Corporation shall pay the reasonable fees and disbursements of such counsel and

                 (3) the Continuing Corporation will use its best efforts to assist in the vigorous defense of any such matter, provided that the Continuing Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld), and provided further that the Continuing Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

             (C) Any Indemnified Party wishing to claim indemnification under this Paragraph upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Continuing Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Continuing Corporation under this Paragraph hereof except to the extent such failure to notify materially prejudices the Continuing Corporation. Notwithstanding the foregoing, no indemnification shall be provided the Indemnified Parties hereunder if:

                 (1) the claim, action, suit, proceeding or investigation arises, in whole or in part, out of the willful misrepresentation contained in this Agreement or willful breach of covenants, representations, warranties or agreements contained in this Agreement by the Indemnified Parties or

                 (2) the Indemnified Party does not meet the requirements of
Section 48-18- 502(a) of the TBCA, which compliance shall be interpreted in accordance with the provisions of Section 48-18- 502(d) of the TBCA;

             (D) The Parties agree that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in the Company's articles of incorporation or bylaws in effect as of the date hereof with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, without any amendment thereto, for a period of not less than three (3) years from the Effective Date, provided, however, that all rights to indemnification in respect of any claim (a "claim") asserted or made within such period shall continue until the final disposition of such Claim;

             (E) This Paragraph is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of the Continuing Corporation. In the event the Continuing Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Continuing Corporation assume the obligations set forth in this Paragraph.

         5.13 CURRENT INFORMATION.

             (A) During the period from the date of this Plan to the Effective Date, each of the Company and NEWCO shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other.

             (B) Each of the Company and NEWCO shall promptly notify the other of (1) any material change in the business or operations of it or its Subsidiaries, (2) any material complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority relating to it or its Subsidiaries, (3) the initiation or threat of material litigation involving or relating to it or its Subsidiaries, or (4) any event or condition that might reasonably be expected to cause any of its representations or warranties set forth in this Plan not to be true and correct in all material respects as of the Effective Date or prevent it or its Subsidiaries from fulfilling its or their obligations under this Plan.

         5.14 FINANCIAL COMMITMENT. NEWCO shall use its best efforts to insure the fulfillment of the cash commitments of certain investors to acquire stock of NEWCO and NEWCO shall use its best efforts to complete the financing pursuant to the commitment letter of First Tennessee National Association set forth in
Schedule 4.2(I). The investor subscriptions are subject to the receipt of an appropriate Offering Document for shares of NEWCO and for the conversion of NEWCO shares into shares of the Continuing Corporation.

              ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE MERGER

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the transactions contemplated by this Plan are subject to the written waiver by such Party or the fulfillment on or prior to the Effective Date of each of the following conditions:

             (A) SHAREHOLDER VOTES. This Plan shall have been duly approved by the requisite votes of the Company Shareholders.

             (B) REGULATORY APPROVALS. The Parties shall have procured all necessary regulatory consents and approvals by the appropriate Regulatory Authorities, and any waiting periods relating thereto shall have expired; provided, however, that no such approval or consent shall have imposed any condition or requirement not normally imposed in such transactions that, in the opinion of NEWCO, would deprive the investors and the Continuing Corporation of the material economic or business benefits of the transactions contemplated by this Plan.

             (C) NO INJUNCTION. There shall not be in effect any order, decree or injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of any of the transactions contemplated by this Plan.

             (D) [RESERVED]

             (E) [RESERVED]

             (F) NEWCO, on behalf of and for the benefit of the Continuing Corporation, shall have received financing from First Tennessee in substantially the same manner and on terms and conditions substantially similar to those set forth in the commitment letter included as Schedule 4.2(I).

         6.2 CONDITIONS TO OBLIGATIONS OF NEWCO. The obligations of NEWCO to consummate the transactions contemplated by this Plan also are subject to the written waiver by NEWCO or the fulfillment on or prior to the Effective Date of each of the following conditions:

             (A) LEGAL OPINION. NEWCO shall have received an opinion, dated the Effective Date, of Baker, Donelson, Bearman & Caldwell, counsel for the Company and the Bank, in the form of Exhibit D.

             (B) OFFICERS' CERTIFICATE. (1) Each of the representations and warranties contained in this Plan of the Company and the Bank shall be true and correct in all material respects (except the representations and warranties in Section 4.1(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and NEWCO shall have received a certificate signed by an executive officer of the Company and the Bank dated the Effective Date, to such effect.

             (C) ADVERSE CHANGE. During the period from December 31, 1998 to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of the Company or the Bank, nor shall the Company or the Bank have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and NEWCO shall have received a certificate dated the Effective Date signed by an executive officer of the Company and the Bank to such effect.

             (D) CAPITAL. The Company's Capital shall not be less than $8.0 million on the Effective Date.

             (E) ALLOWANCE FOR LOAN AND LEASE LOSSES. As of the Effective Date, the Bank's allowance for possible loan and lease losses shall not be less than 1.25% of the Bank's total outstanding loans and leases and in all cases will be adequate to absorb the Bank's anticipated loan and lease losses.

             (F) DIRECTOR'S AGREEMENTS. NEWCO shall have received from the directors identified in Schedule 6.2(F) of Company and the Bank the Director's Agreement attached as Exhibit B.

         6.3 CONDITIONS TO OBLIGATIONS OF COMPANY AND THE BANK. The obligations of the Company and the Bank to consummate the transactions contemplated by this Plan also are subject to the written waiver by the Company and the Bank or the fulfillment on or prior to the Effective Date of each of the following conditions:

             (A) LEGAL OPINION. The Company and the Bank shall have received an opinion, dated the Effective Date, of Gerrish & McCreary, P.C., special counsel for NEWCO, in the form of Exhibit F.

             (B) OFFICER'S CERTIFICATE. (1) Each of the representations and warranties of NEWCO contained in this Plan shall be true and correct in all material respects (except the representations and warranties in Section 4.2(C) and those representations and warranties that are qualified by reference to "Material Adverse Effect" or any other materiality caveat, which shall be true and correct in all respects) as of the date of this Plan and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except for any such representations and warranties that specifically relate to an earlier date, which shall be true and correct as of such earlier date, and (2) each and all of the agreements and covenants of NEWCO to be performed and complied with pursuant to this Plan on or prior to the Effective Date shall have been duly performed and complied with in all material respects, and the Company and the Bank shall have received a certificate signed by an executive officer of NEWCO dated the Effective Date, to such effect.

             (C) ADVERSE CHANGE. During the period from the date of NEWCO's incorporation to the Effective Date, there shall not have been any material adverse change in the financial position or results of operations of NEWCO, nor shall NEWCO have sustained any loss or damage to its properties, whether or not insured, that materially affects its ability to conduct its business; and the Company shall have received a certificate dated the Effective Date signed by an executive officer of NEWCO to such effect.

                            ARTICLE VII. TERMINATION

         7.1 GROUNDS FOR TERMINATION. This Plan may be terminated prior to the Effective Date, either before or after receipt of required shareholder approvals:

             (A) MUTUAL CONSENT. By the mutual consent of NEWCO and the Company, if the Board of Directors of each so determines by vote of a majority of the members of its entire board.

             (B) BREACH. By NEWCO or the Company, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (A) a material breach by the other party of any representation or warranty contained in this Agreement, which breach cannot or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, or (B) a material breach by the other party of any of the covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

             (C) DELAY. By NEWCO or the Company, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by March 31, 2000; provided, however, that a Party that is in material breach of any of the provisions of this Plan shall not be entitled to terminate the Plan pursuant to this Section 7.1(C).

             (D) NO SHAREHOLDER APPROVAL. By the Company, in the event that the shareholder approvals contemplated by Section 6.1 is not obtained at the Meetings, including any adjournment or adjournments of the Meetings.

         7.2 CONSEQUENCES OF TERMINATION.

             (A) GENERAL CONSEQUENCES. Subject to Section 5.6 (Termination Fee) and Section 7.2(c), in the event of the termination or abandonment of this Plan pursuant to the provisions of Section 7.1, this Plan shall become void and have no force or effect, without any liability on the part of the Parties or any of their respective directors or officers or shareholders with respect to this Plan.

             (B) OTHER CONSEQUENCES. Notwithstanding anything in this Plan to the contrary, no termination of this Plan will relieve any Party of any liability for breach of this Plan or for any misrepresentation under this Plan or be deemed to constitute a waiver of any remedy available for such breach or misrepresentation. In any action or proceeding in connection with such breach or misrepresentation, the prevailing party will be entitled to reasonable attorney's fees and expenses.

             (C) NEWCO TERMINATION FEE. In the event NEWCO fails to fulfill its obligation to consummate the transactions contemplated by this Plan for any reason other than (i) termination of the Plan pursuant to Section 7.1 or (ii) failure of the fulfillment or written waiver of any of the conditions set forth in Sections 6.1 and 6.2, Newco shall pay a termination fee to the Company of $100,000. Such termination fee shall be due and payable fifteen (15) business days after the fulfillment or written waiver of each of the conditions set forth in Sections 6.1 and 6.2.

                           ARTICLE VIII. OTHER MATTERS

         8.1 SURVIVAL. Only those agreements and covenants in the Plan that by their express terms apply in whole or in part after the Effective Date shall survive the Effective Date. All other representations, warranties, and covenants shall be deemed only to be conditions of the Merger and shall not survive the Effective Date. If the Merger is abandoned and this Plan is terminated, the provisions of Article VII shall apply and the agreements of the Parties in Sections 5.5(B), 8.5 and 8.6 shall survive such abandonment and termination.

         8.2 WAIVER; AMENDMENT. Prior to the Effective Date, any provision of this Plan may be (A) waived in writing by the Party benefited by the provision, or (B) amended or modified at any time (including the structure of the transactions contemplated by this Plan) by agreement in writing among the Parties approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the shareholders of the Company, the consideration to be received by the shareholders of the Company for each share of Company Common Stock shall not thereby be altered.

         8.3 COUNTERPARTS. This Plan may be executed in one or more counterparts, including facsimile counterparts, each of which shall be deemed to constitute an original. This Plan shall become effective when one counterpart has been signed by each Party.

         8.4 GOVERNING LAW. This Plan shall be governed by, and interpreted in accordance with, the laws of the State of Tennessee, except as federal law may be applicable.

         8.5 EXPENSES. Each Party will bear all expenses incurred by it in connection with this Plan and the transactions contemplated by this Plan, except printing expenses which shall be shared equally between the Company and NEWCO.

         8.6 CONFIDENTIALITY. Except as otherwise provided in Section 5.5(B), each of the Parties and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

         8.7 NOTICES. All notices, requests and other communications hereunder to a "Party" shall be in writing and shall be deemed to have been duly given when delivered by hand, telegram, certified or registered mail, overnight courier, telecopy or telex (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the Parties.

If to NEWCO to:                             Chris Holmes
                                            959 Lycomedes Cove
                                            Cordova, TN 38018
                                            901-523-3288

Copies to:                                  Philip K. Smith
                                            Gerrish & McCreary, P.C.
                                            700 Colonial Road, Suite 200
                                            Memphis, TN  38117
                                            Telephone:  901/767-0900
                                            Telecopy:  901/684-2339





If to the Company or the Bank, to:          Arba Taylor, Chairman
                                            19 Natchez Trace Drive
                                            Lexington, TN  38351-1837
                                            Telephone:  901/968-6624
                                            Telecopy:  901/968-7481

Copies to:                                  Robert Walker
                                            Baker, Donelson, Bearman & Caldwell
                                            165 Madison Avenue, Suite 2000
                                            Memphis, TN  38103
                                            Telephone:  901/526-2000
                                            Telecopy:  901/577-2303

         8.8 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Plan represents the entire understanding of the Parties with reference to transactions contemplated by this Plan, and supersedes any and all other oral or written agreements previously made. Nothing in this Plan, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Plan.

         8.9 HEADINGS. The headings contained in this Plan are for reference purposes only and are not part of this Plan.




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







                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this instrument to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

COMMUNITY NATIONAL BANCORP, INC.

"NEWCO"

By: /s/ Chris Holmes
    ---------------------------------
NAME:  CHRIS HOLMES
TITLE:  PRESIDENT

COMMUNITY NATIONAL CORPORATION

By: /s/ Arba Taylor
    ---------------------------------
NAME:  ARBA TAYLOR
TITLE:  CHAIRMAN

COMMUNITY NATIONAL BANK

BY: /s/ Arba Taylor
    ---------------------------------
NAME:  ARBA TAYLOR
TITLE:  CHAIRMAN

                                 FIRST AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                                     BETWEEN
                        COMMUNITY NATIONAL BANCORP, INC.
                                       AND
                         COMMUNITY NATIONAL CORPORATION
                                       AND
                      COMMUNITY NATIONAL BANK OF TENNESSEE

         THIS FIRST AMENDMENT to that certain Agreement and Plan of Merger dated as of December 2, 1999 (the "Agreement") is made and entered into as of March 1, 2000, by Community National Bancorp, Inc. ("NEWCO"), Community National Corporation (the "Company"), and Community National Bank of Tennessee (the "Bank"), hereafter collectively referred to as the "Parties."

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon change in the total number of shares of NEWCO expected to be outstanding on the date of consummation of the transaction to 121,960 NEWCO shares;

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon change in the total aggregate consideration paid by subscribers for NEWCO shares to $1,798,910;

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon change in the total number of Company shares to be retained as shares of the continuing corporation to 252,773 Company shares;

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon change in the total number of Company shares to be exchanged for cash to 460,104 shares;

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon change in the total aggregate consideration for Company shares which are to be exchanged for cash to $6,786,534;

         WHEREAS, the Parties desire to amend the Agreement to reflect a mutually agreed upon payment of a dividend by the Company on March 31, 2000 to shareholders of record on March 10, 2000; and

         WHEREAS, the Parties desire that all terms, representations, warranties, covenants, and conditions contained within the Agreement remain in full force and effect except as expressly amended herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree that the Agreement shall be amended as follows:

1. The last sentence of paragraph (C) of the Recitals shall be deleted and replaced with the following sentence: "It is expected that NEWCO will have 121,960 shares of stock outstanding on the date of consummation of the transaction."

2. Section1.1(C) of the Agreement shall be deleted and replaced with the following: " LIABILITIES. The Continuing Corporation shall be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged, including, without limitation, the $.10 dividend payable on each share of the Company's stock on March 31, 2000 to shareholders of record on March 10, 2000."

3. The last sentence of Section 2.1(A) of the Agreement shall be deleted and replaced with the following sentence: "It is expected that approximately 460,104 shares of Company will be acquired for cash as part of this transaction at $14.75 per share, representing aggregate consideration of $6,786,543, and that approximately 252,773 shares of Company, the Exception Shares, will be retained by the shareholders who shall continue as shareholders of the Continuing Corporation."

4. Section 2.3 of the Agreement shall be deleted and replaced as follows: "2.3 EFFECT ON NEWCO COMMON STOCK. Subject to the provisions of this Plan, on the Effective Date, by virtue of the Merger, each of the 121,960 issued and outstanding NEWCO shares shall be exchanged, on a one-for-one basis, for shares of Company Common Stock."

5. The last sentence of Section 4.2(C) of the Agreement shall be deleted and replaced with the following sentence: "It is expected that 121,960 shares of NEWCO Common Stock will be outstanding at the time of consummation of the transaction."

6. Section 4.2(J) of the Agreement shall be deleted and replaced in its entirety as follows: "(J) NEW SUBSCRIPTIONS, STOCK EXCHANGE. NEWCO has received cash commitments from certain investors to subscribe for an aggregate of 121,960 shares of NEWCO at $14.75 per share representing aggregate consideration of $1,798,910. All 121,960 NEWCO shares will be exchanged for a like number of Company shares upon consummation of the Merger, except for any dissenting shares."

7. Schedule 2.1(A) of NEWCO's disclosure schedule shall be deleted and replaced in its entirety with the Schedule 2.1(A) attached to this First Amendment.

8. The third sentence in Section 1.2 of the Agreement shall be deleted and replaced in its entirety with the following sentence: "If the Merger is not consummated in accordance with this Plan on or prior to May 31, 2000, the Company or NEWCO may terminate this Plan in accordance with Article VII."

9. Section 7.1(C)of the Agreement shall be deleted and replaced in its entirety as follows: "((C) DELAY. By NEWCO or the Company, if its Board of Directors so determines by vote of a majority of the members of the entire Board, in the event that the Merger is not consummated by May 31, 2000; provided however, that a Party that is in material breach of any of the provisions of this Plan shall not be entitled to terminate the Plan pursuant to this Section 7.1(C)."

10. Except as specifically amended hereby, the Parties ratify and confirm the Agreement.

         IN WITNESS WHEREOF, each of the Parties has caused this First Amendment to be executed on its behalf as of the day and year first written above.


                                    COMMUNITY NATIONAL BANCORP, INC.

                                    By: /s/ Phillip Renfroe
                                       ---------------------------------------
                                        Phillip Renfroe, President

                                    COMMUNITY NATIONAL CORPORATION

                                    By: /s/ Arba Taylor
                                       ---------------------------------------
                                        Arba Taylor, Chairman

                                    COMMUNITY NATIONAL BANK OF TENNESSEE

                                    By: /s/ Arba Taylor
                                       ---------------------------------------
                                        Arba Taylor, Chairman

                                   APPENDIX B

SECTIONS 48-23-101 THROUGH 48-23-302 OF THE TENNESSEE BUSINESS CORPORATION ACT


SS. 48-23-101. DEFINITIONS

         As used in this chapter, unless the context otherwise requires:

         (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

         (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

         (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

         (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

         (5) "Interest" means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

         (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

         (7) "Shareholder" means the record shareholder or the beneficial shareholder.

 SS. 48-23-102. SHAREHOLDERS RIGHTS

         (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

         (1) Consummation of a plan of merger to which the corporation is a party:

         (A) If shareholder approval is required for the merger by ss. 48-21-103 or the charter and the shareholder is entitled to vote on the merger; or

         (B) If the corporation is a subsidiary that is merged with its parent under ss. 48-21-104;

         (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one
(1) year after the date of sale;

         (4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

         (A) Alters or abolishes a preferential right of the shares;

         (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

         (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

         (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

         (E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under ss. 48-16-104; or

         (5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         (c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under ss. 6 of the Securities Exchange Act of 1934, as amended, or is a "national market system security," as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

 SS. 48-23-103. PARTIAL DISSENTERS; BENEFICIAL OWNERS

         (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one
(1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

         (b) A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

         (1) Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (2) Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.

 SS. 48-23-201. NOTICE OF SHAREHOLDERS RIGHT TO DISSENT

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

         (b) If corporate action creating dissenters' rights under ss. 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the




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action was taken and send them the dissenters' notice described in ss.
48-23-203.

         (c) A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.

 SS. 48-23-202. DISSENTING SHAREHOLDERS DUTIES

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

         (1) Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

         (2) Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by ss. 48-23-201.

         (b) A shareholder who does not satisfy the requirements of subsection
(a) is not entitled to payment for the shareholder's shares under this chapter.

 SS. 48-23-203. DISSENTERS' NOTICE

         (a) If proposed corporate action creating dissenters' rights under ss. 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ss. 48-23-202.

         (b) The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

         (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

         (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

         (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

         (5) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201.

 SS. 48-23-204. SHAREHOLDER DEMANDING PAYMENT AND DEPOSITING SHARE CERTIFICATES

         (a) A shareholder sent a dissenters' notice described in ss. 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ss. 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.




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         (b) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

         (c) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

         (d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.

SS. 48-23-205. RESTRICTING TRANSFER OF UNCERTIFICATED SHARES

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under ss. 48-23-207.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

SS. 48-23-206. PAYMENTS TO DISSENTERS

         (a) Except as provided in ss. 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with ss. 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

         (b) The payment must be accompanied by:

         (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         (2) A statement of the corporation's estimate of the fair value of the shares;

         (3) An explanation of how the interest was calculated;

         (4) A statement of the dissenter's right to demand payment under ss. 48-23-209; and

         (5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to ss. 48-23-201 or ss. 48-23-203.

SS. 48-23-207. CORPORATIONS FAILURE TO EFFECTUATE PROPOSED ACTION

         (a) If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under ss. 48-23-203 and repeat the payment demand procedure.




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SS. 48-23-208. AFTER-ACQUIRED SHARES; WITHHOLDING PAYMENT

         (a) A corporation may elect to withhold payment required by ss. 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

         (b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 48-23-209.

SS. 48-23-209. DISAGREEMENT BETWEEN DISSENTER AND CORPORATION REGARDING FAIR
VALUE

         (a) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under ss. 48-23-206), or reject the corporation's offer under ss. 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

         (1) The dissenter believes that the amount paid under ss. 48-23-206 or offered under ss. 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

         (2) The corporation fails to make payment under ss. 48-23-206 within two (2) months after the date set for demanding payment; or

         (3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

         (b) A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.

SS. 48-23-301. COMMENCEMENT OF PROCEEDING; PARTIES; JURISDICTION; JUDGMENT

         (a) If a demand for payment under ss. 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary




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and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         (e) Each dissenter made a party to the proceeding is entitled to judgment:

         (1) For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

         (2) For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ss. 48-23-208.

 SS. 48-23-302. COSTS AND ATTORNEY FEES

         (a) The court in an appraisal proceeding commenced under ss. 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ss. 48-23-209.

         (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

         (1) The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

         (2) Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

         (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.




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                                   APPENDIX C

MEMBERS OF THE INVESTOR GROUP WHO ARE SHAREHOLDERS OF THE COMPANY
Mike Blankenship
Pat Carnal
Kevin Carter
Keith Carver
Steve Dodds
Robert J. Erisman
Family Physicians Trust
Margaret Grice
Cary Holmes
Chris Holmes
Holmes Family Trust
Kevin Holmes
Leroy Holmes
Tommy & Carolyn Holmes
Charles Medearis
Homer Pritchard
Jeff Reeves
Tim Roberts
Tim Roberts, Deborah Roberts, JTTEN
Beverly Stanfill
Charles White, Sr
Charles White, Jr

MEMBERS OF THE INVESTOR GROUP WHO ARE NOT SHAREHOLDERS OF THE COMPANY Olice and Ann Burdette
Paul Hayes
Randy Helms
Steve Helms
Gary Jones
Richard Odle
G.L. Teague
Billy Max Woods




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                                   APPENDIX D

                         COMMUNITY NATIONAL CORPORATION           FORM OF PROXY
                                 REVOCABLE PROXY
                (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              COMMUNITY NATIONAL CORPORATION FOR A SPECIAL MEETING
                 OF SHAREHOLDERS TO BE HELD ON MARCH 28, 2000)



         The undersigned hereby appoints Arba Taylor and Betty Threadgill, and either of them with full powers of substitution, as attorneys and proxies for the undersigned, to represent and vote shares of Common Stock of Community National Corporation ("CNC") standing in my name on the books and records of CNC at the close of business on March 8, 2000, which the undersigned is entitled to cast at the Special Meeting of Shareholders to be held at the main office of Community National Bank of Tennessee, 19 Natchez Trace Drive, Lexington, Tennessee on March 28, 2000 at 2:00 p.m., local time, and at any and all adjournments as follows:

         Approval of the Agreement and Plan of Merger dated as of December 2, 1999 and amended as of March 1,2000 (the "Merger Agreement") among CNC, Community National Bank of Tennessee, and Community National Bancorp, Inc. ("Bancorp"); which Merger Agreement provides for, among other things the proposed merger of Bancorp with and into CNC with CNC to be the surviving corporation in the Merger.


For                          Against                                Abstain

------------                 -------------                          ----------

NOTE: The Board of Directors is not aware of any other business that may come before the meeting.

THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED IF NO CHOICE IS MADE HEREON.

         Any holder of CNC Common Stock who has delivered a proxy may revoke it any time before it is voted by attending the Special Meeting and voting in person at the meeting or by giving notice of revocation in writing or submitting a signed proxy card bearing either the same date but delivered at a later time or a later date to CNC at 19 Natchez Trace Drive, P.O. Box 710, Lexington, Tennessee 38351, Attention: Secretary, provided such notice or proxy is actually received by CNC before the vote of shareholders. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and, after notification to the Secretary of CNC at the Special Meeting of the shareholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.


         The undersigned acknowledges receipt of a Notice of Special Meeting called for the 28th day of March, 2000 and the Proxy Statement dated March 8, 2000 prior to the execution of this Proxy.




                                                 -------------------------------
                                                 Print Name of Shareholder


                                                 -------------------------------
                                                 Signature of Shareholder


                                                 -------------------------------
                                                 Print Name of Shareholder

Date:
      -----------------                          -------------------------------
                                                 Signature of Shareholder

(Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If more than one trustee, all should sign. If shares are held jointly, each holder should sign.)




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